AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 1994

                                                    REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                       MERCANTILE BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

                 MARYLAND                                    6711                                   52-0898572
     (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
      incorporation or organization)             Classification Code Number)                   Identification No.)

                         ------------------------------
                        MERCANTILE BANK & TRUST BUILDING
                               TWO HOPKINS PLAZA
                                 P.O. BOX 1477
                           BALTIMORE, MARYLAND 21203
                                 (410) 237-5900
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                         ------------------------------
                          JOHN A. O'CONNOR, JR., ESQ.
                      Senior Vice President and Secretary
                       Mercantile Bankshares Corporation
                        Mercantile Bank & Trust Building
                               Two Hopkins Plaza
                                 P.O. Box 1477
                           Baltimore, Maryland 21203
                                 (410) 237-5900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:

                              ALAN D. YARBRO, ESQ.
                          Venable, Baetjer and Howard
                     1800 Mercantile Bank & Trust Building
                         Two Hopkins Plaza, Suite 1800
                           Baltimore, Maryland 21201
                                 (410) 244-7400
                         ------------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

If any of the securities being registered on this Form are to be offered pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                           PROPOSED             PROPOSED
                                                                            MAXIMUM             MAXIMUM
                 TITLE OF EACH                                             OFFERING            AGGREGATE           AMOUNT OF
              CLASS OF SECURITIES                    AMOUNT TO BE            PRICE              OFFERING          REGISTRATION
                TO BE REGISTERED                      REGISTERED           PER SHARE           PRICE (2)            FEE (3)
Common Stock, $2.00 par value (1)...............       2,238,238              N/A             $20,372,695          $2,950.53

(1) Includes as to each share of Common Stock a right, not currently exercisable or separately tradeable, to purchase additional securities in certain future events, as described in the enclosed Prospectus and Proxy Statement.
(2) Estimated solely for purposes of calculating the registration fee, as required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated in accordance with Rule 457(f)(2) thereunder, on the basis of the book value of Fredericksburg National
    Bancorp, Inc. common stock to be received by the Registrant in exchange for common stock of the Registrant pursuant to the Affiliation described in the enclosed Prospectus and Proxy Statement.
(3) Calculated based on a registration fee in the amount of $7,025.07, less $4,074.54 previously paid in connection with the filing of preliminary proxy materials of Fredericksburg National Bancorp, Inc. on June 3, 1994.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       MERCANTILE BANKSHARES CORPORATION
                             CROSS-REFERENCE SHEET
PURSUANT TO RULE 404(A) OF THE SECURITIES ACT AND ITEM 501(B) OF REGULATION S-K,
     SHOWING THE LOCATION OR HEADING IN THE PROSPECTUS AND PROXY STATEMENT
               OF THE INFORMATION REQUIRED BY PART I OF FORM S-4

                                             FORM S-4                                      LOCATION OR HEADING IN
                                     ITEM NUMBER AND CAPTION                           PROSPECTUS AND PROXY STATEMENT
                      ------------------------------------------------------  ------------------------------------------------
       A.  Information About the Transaction
                  1.  Forepart of the Registration Statement and Outside
                      Cover Page of Prospectus..............................  Outside Front Cover Page
                  2.  Inside Front and Outside Back Cover Pages of
                      Prospectus............................................  Available Information; Documents Delivered and
                                                                                Incorporated by Reference; Table of Contents
                  3.  Risk Factors, Ratio of Earnings to Fixed Charges and
                      Other Information.....................................  Summary; Summary--The Parties, --The
                                                                                Affiliation, --Market Price Data; Summary
                                                                                Historical Financial Data; Comparative
                                                                                Unaudited Per Share Data; The FNB Annual
                                                                                Meeting--Vote Required; The
                                                                                Affiliation--Appraisal Rights of Dissenting
                                                                                Shareholders,--Certain Federal Income Tax
                                                                                Consequences
                  4.  Terms of the Transaction..............................  The Affiliation--Reasons for the Affiliation;
                                                                                Recommendation of the FNB Board of
                                                                                Directors,--Opinion of FNB Financial
                                                                                Advisor,--Accounting Treatment,--Certain
                                                                                Federal Income Tax Consequences,--Resale of
                                                                                Mercshares Common Stock After the Affiliation
                                                                                By Controlling Persons; Certain Other
                                                                                Agreements; Description of Mercshares Capital
                                                                                Stock; Documents Delivered and Incorporated by
                                                                                Reference; Comparison of Stockholder Rights of
                                                                                Mercshares and FNB Common Stock
                  5.  Pro Forma Financial Information.......................  Not Applicable
                  6.  Material Contacts with the Company Being Acquired.....  The Affiliation--Background to the Affiliation,
                                                                                --Interests of Certain Persons in the
                                                                                Affiliation; Certain Other Agreements--The
                                                                                Stock Option Agreement,--The Support
                                                                                Agreement,--Affiliate Undertakings,
                                                                                --Agreement with FNB Shareholder
                  7.  Additional Information Required for Reoffering by
                        Persons and Parties Deemed to be Underwriters.......  Not Applicable
                  8.  Interests of Named Experts and Counsel................  Legal Matters
                  9.  Disclosure of Commission Position on Indemnification
                      for Securities Act Liabilities........................  Not Applicable

                                             FORM S-4                                      LOCATION OR HEADING IN
                                     ITEM NUMBER AND CAPTION                           PROSPECTUS AND PROXY STATEMENT
                      ------------------------------------------------------  ------------------------------------------------
       B.  Information About the Registrant
                 10.  Information with Respect to S-3 Registrants...........  Documents Delivered and Incorporated by
                                                                                Reference; Description of Mercshares Capital
                                                                                Stock
                 11.  Incorporation of Certain Information by Reference.....  Documents Delivered and Incorporated by
                                                                                Reference
                 12.  Information with Respect to S-2 or S-3 Registrants....  Not Applicable
                 13.  Incorporation of Certain Information by Reference.....  Not Applicable
                 14.  Information with Respect to Registrants Other Than S-3 or S-2 Registrants....................................  Not Applicable
       C.  Information About the Company Being Acquired
                 15.  Information with Respect to S-3 Companies.............  Not Applicable
                 16.  Information with Respect to S-2 or S-3 Companies......  Documents Delivered and Incorporated by
                                                                                Reference; Summary; Description of FNB;
                                                                                Management's Discussion and Analysis of
                                                                                Financial Condition and Results of Operations
                 17.  Information with Respect to Companies Other Than S-3
                      or S-2 Companies......................................  Not Applicable
       D.  Voting and Management Information
                 18.  Information if Proxies, Consents or Authorizations are
                      to be Solicited.......................................  Documents Delivered and Incorporated by
                                                                                Reference; The FNB Annual Meeting--Date, Place
                                                                                and Time,
                                                                                --Record Date,--Vote Required,
                                                                                --Shareholder Proposals for 1995 Proxy
                                                                                Statement; The Affiliation
                                                                                --Appraisal Rights of Dissenting
                                                                                Shareholders,--Interests of Certain Persons in
                                                                                the Affiliation; Election of FNB Directors
                 19.  Information if Proxies, Consents or Authorizations are
                        not to be Solicited or in an Exchange Offer.........  Not Applicable

                                [FNB LETTERHEAD]

                                                                 August 5, 1994

Dear Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Fredericksburg National Bancorp, Inc. ("FNB") to be held at the Main Office of The National Bank of Fredericksburg (the "Bank") located at 2403 Fall Hill Avenue, Fredericksburg, Virginia on Tuesday, September 13, 1994 at 2:00 p.m. prevailing local time.

     In addition to the election of directors, you will be asked to consider and vote on the Agreement and Plan of Affiliation and Merger, dated March 29, 1994, between FNB and Mercantile Bankshares Corporation, a bank holding company organized under the laws of Maryland ("Mercshares"), and the related Plan of Merger (the "Affiliation Agreement"). Based in Baltimore, Maryland, Mercshares is a bank holding company with $5.5 billion in total assets at year-end 1993 and with its principal operations currently being conducted through 19 affiliated banks in Maryland, Virginia and Delaware.

     Under the terms of the Affiliation Agreement, each share of common stock of FNB outstanding immediately prior to consummation will automatically become and be converted into 2.84 shares of Mercshares common stock. Cash will be paid in lieu of fractional shares. Based on this exchange ratio, and the current dividend rate on Mercshares common stock, your annual dividend payments would increase to approximately $1.93 per share of FNB common stock now held by you. The historical net income per share and the book value per share of Mercshares common stock to be received by you after giving effect to the exchange ratio represent a substantial increase in historical net income per share and book value per share of FNB common stock. The shares of Mercshares common stock you receive pursuant to the affiliation should be more readily marketable than the shares of FNB common stock you presently hold. Following the consummation of the transaction with Mercshares, the Bank will continue to operate as a separate bank within the Mercshares system. The transaction with Mercshares does not change the Bank's name, office locations, directors or staff.

     Your Board of Directors has retained the investment banking firm of Scott & Stringfellow, Inc. to act as its financial advisor in connection with the transaction with Mercshares. As discussed in the accompanying Prospectus and Proxy Statement, Scott & Stringfellow has delivered to the Board of Directors its written opinion that, as of this date, the terms of the Affiliation Agreement are fair from a financial point of view to our shareholders.

     The exchange of FNB common stock for Mercshares common stock (other than for cash in lieu of any fractional shares) pursuant to the Affiliation Agreement will be a tax-free transaction for federal income tax purposes. Details of the proposed transaction with Mercshares are set forth in the accompanying Prospectus and Proxy Statement, which you are urged to read carefully in its entirety. Approval of the transaction with Mercshares requires the affirmative vote of at least a majority of the outstanding shares of common stock of FNB.

     Your Board of Directors unanimously approved the Affiliation Agreement and the transaction with Mercshares and believes that they are in the best interests of FNB and our shareholders. Accordingly, the Board unanimously recommends that you vote TO APPROVE the Affiliation Agreement.

     We hope you can attend the Annual Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own.

     We look forward to seeing you at the Annual Meeting.

                                         Sincerely,

DUVAL Q. HICKS               CHARLES T. LEWIS
Chairman of the Board        President

                     FREDERICKSBURG NATIONAL BANCORP, INC.
                            FREDERICKSBURG, VIRGINIA

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 13, 1994

                            ------------------------

     The Annual Meeting of Shareholders of Fredericksburg National Bancorp, Inc. ("FNB") will be held on Tuesday, September 13, 1994, at 2:00 p.m. prevailing local time at the Main Office of The National Bank of Fredericksburg, located at 2403 Fall Hill Avenue, Fredericksburg, Virginia for the following purposes:

          1. To consider and vote upon a proposal to approve the Plan of Merger provided by an Agreement and Plan of Affiliation and Merger, dated March 29, 1994 (the Plan of Merger and the Agreement and Plan of Affiliation and Merger are collectively referred to herein as the "Affiliation Agreement") by and between FNB and Mercantile Bankshares Corporation, a Maryland corporation ("Mercshares") registered under the Bank Holding Company Act of 1956, a copy of which is included as Annex A attached to the accompanying Prospectus and Proxy Statement, pursuant to which (i) FNB shall merge with and into Mercshares and The National Bank of Fredericksburg shall become a wholly-owned subsidiary of Mercshares (the "Affiliation") and (ii) each outstanding share of FNB common stock, par value $1.00 per share ("FNB Common Stock") (other than shares of dissenting FNB Shareholders redeemed pursuant to Article 15 of Title 13.1 of the Code of Virginia of 1950, as amended (the "VSCA")), shall automatically become and be converted into
     2.84 shares of Mercshares common stock, par value $2.00 per share ("Mercshares Common Stock"). Cash will be paid in lieu of fractional shares of Mercshares Common Stock.

          2. To elect eleven directors to serve until the consummation of the Affiliation or, if the Affiliation is not consummated, to serve until the 1995 annual meeting of shareholders and until their successors are elected and qualified.

          3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Each FNB Shareholder will have the right to dissent from the Affiliation and to demand payment of the fair value of his shares in the event the Affiliation is approved and consummated. Any right of any such FNB Shareholder to receive such payment is contingent upon strict compliance with the requirements set forth in Article 15 of the VSCA, the full text of which is enclosed as Annex C attached to the accompanying Prospectus and Proxy Statement.

     The Board of Directors has fixed August 2, 1994, as the record date for the Annual Meeting, and only holders of record of FNB Common Stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                          By Order of the Board of Directors
                                          BARBARA J. SELF
                                          Secretary

August 5, 1994

     PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY,
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

     THE BOARD OF DIRECTORS OF FNB RECOMMENDS THAT FNB
SHAREHOLDERS VOTE TO APPROVE THE AFFILIATION AGREEMENT
AND TO ELECT ALL 11 NOMINEES NAMED HEREIN.

                                   PROSPECTUS
                        RELATING TO 2,238,238 SHARES OF
                                COMMON STOCK OF
                       MERCANTILE BANKSHARES CORPORATION
                            ------------------------

                                PROXY STATEMENT
                                  RELATING TO
                     THE ANNUAL MEETING OF SHAREHOLDERS OF
                     FREDERICKSBURG NATIONAL BANCORP, INC.
                        TO BE HELD ON SEPTEMBER 13, 1994

     This Prospectus and Proxy Statement (the "Prospectus and Proxy Statement") is being furnished to the holders (the "FNB Shareholders") of common stock, par value $1.00 per share (the "FNB Common Stock"), of Fredericksburg National Bancorp, Inc., a Virginia corporation ("FNB") registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), in connection with the solicitation of proxies by the Board of Directors of FNB for use at the Annual Meeting of Shareholders of FNB to be held at the Main Office of The National Bank of Fredericksburg located at 2403 Fall Hill Avenue, Fredericksburg, Virginia on Tuesday, September 13, 1994 at 2:00 p.m. prevailing local time, and at any and all adjournments or postponements thereof (the "FNB Annual Meeting").

     This Prospectus and Proxy Statement relates to the shares of common stock, par value $2.00 per share ("Mercshares Common Stock") of Mercantile Bankshares Corporation, a Maryland corporation ("Mercshares") registered under the BHCA, issuable in connection with the proposed merger of FNB with and into Mercshares and the affiliation of The National Bank of Fredericksburg, a national bank and wholly-owned subsidiary of FNB (the "Bank"), with Mercshares (such merger and affiliation are referred to herein as the "Affiliation"), pursuant to a Plan of Merger provided by an Agreement and Plan of Affiliation and Merger, dated March 29, 1994, by and between Mercshares and FNB (the Plan of Merger and the Agreement and Plan of Affiliation and Merger are collectively referred to herein as the "Affiliation Agreement"). Following consummation of the Affiliation, the Bank will continue to operate as a separate bank within the Mercshares system. The transaction with Mercshares does not change the Bank's name, office locations, directors or staff. Upon consummation of the Affiliation, each outstanding share of FNB Common Stock (other than shares of dissenting FNB Shareholders redeemed pursuant to Article 15 of Title 13.1 of the Code of Virginia of 1950, as amended (the "VSCA")) shall automatically become and be converted into 2.84 shares of Mercshares Common Stock. Cash will be paid in lieu of fractional shares of Mercshares Common Stock.

     This Prospectus and Proxy Statement also constitutes (i) a proxy statement for use at the FNB Annual Meeting, at which the FNB Shareholders will be asked to consider and vote upon (A) a proposal to approve the Affiliation Agreement and (B) a proposal to elect 11 directors to serve until the consummation of the Affiliation or, if the Affiliation is not consummated, to serve until the 1995 annual meeting of FNB Shareholders and until their successors are elected and qualified, and (ii) a prospectus covering the issuance in connection with the Affiliation of up to 2,238,238 shares of Mercshares Common Stock.

     The information presented in this Prospectus and Proxy Statement concerning FNB has been supplied by FNB and the information concerning Mercshares has been supplied by Mercshares.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS AND PROXY
       STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
       OFFENSE.
                            ------------------------

     This Prospectus and Proxy Statement, the accompanying Mercshares' 1993 Annual Report to Stockholders and the accompanying form of proxy are being furnished to FNB Shareholders on or about August 5, 1994.

                             AVAILABLE INFORMATION

     Mercshares and FNB are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at the following Regional Offices of the Commission: Chicago Regional Office, CitiCorp Center, 500 West Madison Street, Suite 1400 Chicago, Illinois 60621-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. In addition, copies of such materials filed by Mercshares may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Mercshares Common Stock is publicly traded and quoted on The Nasdaq National Market under the symbol "MRBK."

     Mercshares has filed with the Commission a Registration Statement on Form S-4 (together with any annexes, exhibits and amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") covering up to 2,238,238 shares of Mercshares Common Stock. Statements contained herein concerning any document filed as an exhibit to the Registration Statement are not necessarily complete, and in each such instance reference is made to the copy of the applicable document filed with the Commission or attached as an annex or exhibit thereto.

     A copy of FNB's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 as filed with the Commission may be obtained without charge by writing to FNB, P.O. Box 7207, 2403 Fall Hill Avenue, Fredericksburg, Virginia 22404-7207, Attention: Secretary.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS AND PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND PROXY STATEMENT NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE HEREOF OR INCORPORATED BY REFERENCE HEREIN SINCE THE DATE HEREOF.

               DOCUMENTS DELIVERED AND INCORPORATED BY REFERENCE

     This Prospectus and Proxy Statement is accompanied by Mercshares' 1993 Annual Report to Stockholders.

     The following documents, previously filed with the Commission, are incorporated by reference into this Prospectus and Proxy Statement:

          1. Mercshares' Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          2. The description of Mercshares Common Stock and Preferred Stock Purchase Rights set forth in Mercshares' registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description;

          3. Mercshares' Quarterly Report on Form 10-Q for the period ended March 31, 1994;

          4. FNB's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          5. The description of FNB Common Stock set forth in FNB's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description;

          6. FNB's Current Report on Form 8-K dated March 29, 1994; and

          7. FNB's Quarterly Report on Form 10-Q for the period ended March 31, 1994.

     In addition, all reports and other documents subsequently filed by Mercshares pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the FNB Annual Meeting shall also be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and Proxy Statement.

     THIS PROSPECTUS AND PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST FROM ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS AND PROXY STATEMENT IS DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO MERCSHARES, FROM MERCANTILE BANKSHARES CORPORATION, TWO HOPKINS PLAZA, P.O. BOX 1477, BALTIMORE, MARYLAND 21203, ATTENTION: SECRETARY (TELEPHONE (410) 237-5900), OR, IN THE CASE OF DOCUMENTS RELATING TO FNB, FROM FREDERICKSBURG NATIONAL BANCORP, INC., P.O. BOX 7207, 2403 FALL HILL AVENUE, FREDERICKSBURG, VIRGINIA 22404-7207, ATTENTION: SECRETARY (TELEPHONE (703) 899-3200). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 6, 1994.

                               TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                         -----------
AVAILABLE INFORMATION..................................................................................           2
DOCUMENTS DELIVERED AND INCORPORATED BY REFERENCE......................................................           3
SUMMARY................................................................................................           5
  The Parties..........................................................................................           5
  The Affiliation......................................................................................           5
  Certain Other Agreements.............................................................................           8
  Certain Federal Income Tax Consequences..............................................................           8
  Comparison of Stockholder Rights.....................................................................           8
  Recent Developments..................................................................................           8
  Election of FNB Directors............................................................................           9
  Market Price Data....................................................................................           9
SUMMARY HISTORICAL FINANCIAL DATA......................................................................          10
COMPARATIVE UNAUDITED PER SHARE DATA...................................................................          11
THE FNB ANNUAL MEETING.................................................................................          12
THE AFFILIATION........................................................................................          14
  General..............................................................................................          14
  Background to the Affiliation........................................................................          14
  Reasons for the Affiliation; Recommendation of the FNB Board of Directors............................          16
  Opinion of FNB Financial Advisor.....................................................................          17
  Effective Date.......................................................................................          20
  Procedures for Exchange of Certificates..............................................................          20
  Certain Federal Income Tax Consequences..............................................................          21
  Accounting Treatment.................................................................................          21
  Resale of Mercshares Common Stock After the Affiliation by Controlling Persons.......................          22
  Conditions to Affiliation............................................................................          22
  Treatment of Employee Benefit Plans..................................................................          23
  Exclusive Dealing....................................................................................          23
  Interests of Certain Persons in the Affiliation......................................................          24
  Termination..........................................................................................          24
  Appraisal Rights of Dissenting Shareholders..........................................................          24
CERTAIN OTHER AGREEMENTS...............................................................................          27
  The Stock Option Agreement...........................................................................          27
  The Support Agreement................................................................................          28
  Affiliate Undertakings...............................................................................          28
  Agreement with FNB Shareholder.......................................................................          28
DESCRIPTION OF FNB.....................................................................................          29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................          30
COMPARISON OF STOCKHOLDER RIGHTS OF MERCSHARES AND FNB
  COMMON STOCK.........................................................................................          46
DESCRIPTION OF MERCSHARES CAPITAL STOCK................................................................          50
ELECTION OF FNB DIRECTORS..............................................................................          51
LEGAL MATTERS..........................................................................................          58
EXPERTS................................................................................................          58
INDEX TO FINANCIAL STATEMENTS..........................................................................         F-1
ANNEX A--AGREEMENT AND PLAN OF AFFILIATION AND MERGER AND PLAN OF MERGER...............................         A-1
ANNEX B--OPINION OF SCOTT & STRINGFELLOW, INC..........................................................         B-1
ANNEX C--ARTICLE 15 OF THE VIRGINIA STOCK CORPORATION ACT..............................................         C-1

                                    SUMMARY

     The following is a brief summary of this Prospectus and Proxy Statement and the Annexes hereto prepared in accordance with applicable disclosure regulations. This Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere or incorporated by reference in this Prospectus and Proxy Statement. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings assigned to them elsewhere in this Prospectus and Proxy Statement. FNB Shareholders should read carefully this Prospectus and Proxy Statement in its entirety.

THE PARTIES

     Mercantile Bankshares Corporation and Affiliates. Mercshares is a Maryland corporation registered as a bank holding company under the BHCA. Its principal operations are conducted by 16 banks in Maryland, two banks in Virginia and one bank in Delaware, all of which are wholly-owned by Mercshares (the "Affiliated Banks"), and a wholly-owned mortgage banking company (collectively, the "Affiliates"). At March 31, 1994, Mercshares and the Affiliates had total assets of approximately $5.548 billion, deposits of approximately $4.493 billion, and loans (net) of approximately $3.476 billion. Its principal executive office is located at Two Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203, telephone number (410) 237-5900.

     As of March 31, 1994, there were 45,908,886 shares of Mercshares Common Stock outstanding which are publicly traded and quoted on The Nasdaq National Market under the symbol "MRBK."

     As used in this Prospectus and Proxy Statement, the term "Mercshares" refers to Mercantile Bankshares Corporation and the Affiliates, unless the context otherwise requires.

     Fredericksburg National Bancorp, Inc. FNB is a Virginia corporation registered as a bank holding company under the BHCA. Its principal operations are conducted by its wholly-owned subsidiary, The National Bank of Fredericksburg, a national banking association (the "Bank"). The Bank operates seven banking offices in the Fredericksburg area. At March 31, 1994, FNB and the Bank had total assets of approximately $233.4 million, deposits of approximately $210.2 million and loans (net) of approximately $141.4 million. The principal executive office of FNB is located at 2403 Fall Hill Avenue, Fredericksburg, Virginia 22404-7207, telephone number (703) 899-3200.

     As of March 31, 1994, there were 788,112 shares of FNB Common Stock outstanding for which there is no established trading market.

     As used in this Prospectus and Proxy Statement, the term "FNB" refers to both Fredericksburg National Bancorp, Inc. and The National Bank of Fredericksburg, unless the context otherwise requires. The term "Bank" refers to The National Bank of Fredericksburg, unless the context otherwise requires.

THE AFFILIATION

     General. At the FNB Annual Meeting described in the notice (the "Notice") accompanying this Prospectus and Proxy Statement, FNB Shareholders will be asked to consider and vote upon a proposal to approve the Affiliation Agreement, a copy of which is attached as Annex A to this Prospectus and Proxy Statement. Upon consummation of the Affiliation, each outstanding share of FNB Common Stock (other than shares of dissenting FNB Shareholders redeemed pursuant to Article 15 of Title 13.1 of the VSCA) shall automatically become and be converted into
2.84 shares of Mercshares Common Stock (the "Exchange Ratio") and cash in lieu of fractional shares of Mercshares Common Stock. The Exchange Ratio was derived pursuant to arm's length negotiations among Mercshares, FNB and FNB's financial advisor. See "THE AFFILIATION--General," "--Background to the Affiliation," "-- Reasons for the Affiliation; Recommendation of the FNB Board of Directors" and "--Appraisal Rights of Dissenting Shareholders."

     Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of FNB Common Stock entitled to vote thereon will be required to approve the Affiliation Agreement. As of June 30, 1994, the directors and executive officers of FNB beneficially owned an aggregate of 175,622 shares (22.3%) of FNB Common Stock. Such directors and executive officers and another FNB Shareholder owning 120,912 shares (15.3)% of FNB Common Stock have executed agreements with Mercshares pursuant to which each such person has agreed to vote his shares to approve the Affiliation Agreement. As a result, the holders of 37.6% of FNB Common Stock have agreed to vote their shares to approve the Affiliation Agreement. See "THE FNB ANNUAL MEETING" and "CERTAIN OTHER AGREEMENTS--The Support Agreement," and "--Agreement with FNB Shareholder."

     Recommendation of the FNB Board; Reasons for the Affiliation. The FNB Board of Directors believes that the terms of the Affiliation and the Affiliation Agreement are fair to, and in the best interests of, FNB and the FNB Shareholders and has unanimously adopted the Affiliation Agreement. In considering the terms and conditions of the Affiliation, the FNB Board of Directors considered, among other things: the financial terms of the Affiliation; the fact that since the Mercshares Common Stock is publicly traded and quoted on The Nasdaq National Market, Mercshares Common Stock should be more readily marketable than FNB Common Stock; the financial condition and history of performance of Mercshares; the diversification of risk associated with ownership of an institution with a broader geographic area; the opinion of its financial advisor as to the fairness, from a financial point of view, of the terms of the Affiliation Agreement to the FNB Shareholders; the operational and competitive benefits of the Affiliation; and the ability of the Bank to remain a separate entity with a local Board of Directors managing its affairs. As discussed in "THE AFFILIATION--Reasons for the Affiliation; Recommendation of the FNB Board of Directors," given the FNB Board of Directors' views as to Mercshares, its perception that no other affiliation possibilities presented the advantages that the Affiliation would provide, and the results of the negotiations with Mercshares, the FNB Board of Directors did not authorize its financial advisor, Scott & Stringfellow, Inc. ("Scott & Stringfellow") to contact other institutions concerning their possible interest in submitting an affiliation proposal.

     The FNB Board of Directors also considered that the historical dividends per share, net income per share and book value per share of the Mercshares Common Stock to be received by the FNB Shareholders, after giving effect to the Exchange Ratio, represent a substantial increase in the historical dividends per share, net income per share and book value per share of FNB Common Stock, although there can be no assurance that pro forma amounts are indicative of future dividends, income per share or book value per share of Mercshares. THE FNB BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FNB SHAREHOLDERS VOTE TO APPROVE THE AFFILIATION AGREEMENT. See "THE AFFILIATION-- Background to the Affiliation," "--Reasons for the Affiliation; Recommendation of the FNB Board of Directors," and "--Interests of Certain Persons in the Affiliation."

     Opinion of Financial Advisor. The FNB Board of Directors has received an opinion from Scott & Stringfellow to the effect that the terms of the Affiliation Agreement are fair to the FNB Shareholders from a financial point of view. A copy of the opinion of Scott & Stringfellow, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this Prospectus and Proxy Statement and is incorporated herein by reference. FNB Shareholders are urged to read the opinion in its entirety. See "THE AFFILIATION--Opinion of FNB Financial Advisor."

     Conditions to Affiliation. The mutual obligation of Mercshares and FNB to consummate the Affiliation is subject to the requisite approval of the Affiliation Agreement by the FNB Shareholders.

Additionally, the obligation of Mercshares to consummate the Affiliation is subject to various conditions, including the receipt of all appropriate regulatory approvals and that less than 10% of FNB Shareholders (or, in certain circumstances, a smaller percentage) exercise dissenters' rights of appraisal. See "THE AFFILIATION--Conditions to Affiliation," and "--Accounting Treatment."

     Governmental Approvals. Certain aspects of the Affiliation will require notifications to, and approvals from, certain federal and state authorities, including approval by the Board of Governors of the Federal Reserve, the Maryland Bank Commissioner and the Virginia State Corporation Commission (the "Virginia Commission"). Mercshares expects to submit filings and notifications for these purposes as soon as practicable. See "THE AFFILIATION--Conditions to Affiliation."

     Accounting Treatment. It is expected that the Affiliation will be accounted for as a pooling of interests under generally accepted accounting principles. The receipt of a letter from Coopers & Lybrand, the independent certified public accountants of Mercshares, confirming that the Affiliation will qualify for "pooling of interests" accounting is a condition to Mercshares' obligation to consummate the Affiliation. Such condition may be waived by Mercshares in its discretion. See "THE AFFILIATION--Conditions to Affiliation," and "--Accounting Treatment and "COMPARATIVE UNAUDITED PER SHARE DATA" in this Summary.

     Appraisal Rights. Under Virginia law, an FNB Shareholder who objects to the Affiliation and follows specified procedures is entitled to appraisal rights with respect to the Affiliation. In order to be entitled to appraisal rights, an FNB Shareholder must (a) deliver to FNB prior to the vote at the FNB Annual Meeting a written notice of intent to demand payment, (b) ensure that his shares are not voted (or deemed to have been voted) to approve the Affiliation Agreement, (c) after the Affiliation is consummated, follow the procedures set forth in a notice sent to such FNB Shareholder by Mercshares, and (d) if necessary, notify Mercshares of such FNB Shareholder's estimate of the fair value of such shares and make a demand for payment therefor. If a judicial determination of the "fair value" of FNB Common Stock held by such FNB Shareholder is necessary, such a determination may result in a value that is more than, less than, or equal to the consideration which would have been paid by Mercshares pursuant to the Affiliation. See "THE AFFILIATION--Appraisal Rights of Dissenting Shareholders" for a more complete discussion of FNB Shareholders' appraisal rights.

     AN FNB SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED TO APPROVE THE AFFILIATION AGREEMENT AND THEREFORE TO HAVE WAIVED HIS DISSENTERS' RIGHTS. AN FNB SHAREHOLDER MAY VOTE AGAINST, ABSTAIN FROM VOTING ON, OR REFRAIN FROM VOTING ON (BY NOT RETURNING THE PROXY CARD OR BY NOT VOTING AT THE MEETING) THE AFFILIATION AGREEMENT WITHOUT LOSING HIS RIGHT TO ASSERT DISSENTERS' RIGHTS, AS LONG AS SUCH FNB SHAREHOLDER'S INTENT TO DEMAND PAYMENT IS TIMELY GIVEN. A VOTE AGAINST OR AN ABSTENTION WITH REGARD TO THE AFFILIATION AGREEMENT WILL NOT ITSELF CONSTITUTE A TIMELY WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT AND A FAILURE TO VOTE WILL NOT CONSTITUTE A TIMELY WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT. See "THE AFFILIATION--Appraisal Rights of Dissenting Shareholders."

     Interests of Certain Persons in the Affiliation. The Affiliation Agreement provides that following the Effective Date (as hereinafter defined), Mercshares shall indemnify any person with respect to matters occurring on or prior to the Effective Date who has rights to indemnification from FNB, to the same extent and on the same conditions as in effect on the date of the Affiliation Agreement. Mercshares has also agreed to use its reasonable best efforts to maintain FNB's existing directors' and officers' liability policy, or another policy providing at least comparable coverage, covering persons who are currently covered by such insurance of FNB for a period of three years after the Effective Date on terms no less favorable than those in effect on the date of the Affiliation Agreement. See "THE AFFILIATION--Interests of Certain Persons in the Affiliation."

CERTAIN OTHER AGREEMENTS

     As a condition and inducement to Mercshares' willingness to enter into the Affiliation Agreement, FNB entered into a Stock Option Agreement, dated as of March 30, 1994 (the "Stock Option Agreement"), between Mercshares and FNB, pursuant to which FNB granted to Mercshares an option (the "Option") to purchase up to the number of shares equal to 19.9% of the issued and outstanding shares of FNB Common Stock at a price of $43.50 per share under certain specified conditions. The Option may only be exercised upon the occurrence of certain events, which generally relate to (i) an acquisition of control of, or a significant equity interest in, or significant assets of, FNB by a third party, or certain proposals or offers with respect thereto, or (ii) the withdrawal or material modification of the recommendation of the FNB Board of Directors with respect to the Affiliation. None of such events has occurred as of the date of this Prospectus and Proxy Statement. Certain aspects of the Stock Option Agreement could have the effect of discouraging a third party from pursuing an acquisition transaction involving FNB. See "CERTAIN OTHER AGREEMENTS--The Stock Option Agreement."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is intended that the Affiliation will qualify as a tax-free reorganization for Federal income tax purposes. Accordingly, (i) no gain or loss will be recognized by FNB Shareholders (except with respect to cash, if any, received in lieu of fractional shares) upon the exchange of FNB Common Stock for Mercshares Common Stock by reason of the Affiliation, and (ii) no gain or loss will be recognized by Mercshares, FNB or the Bank in the Affiliation. The receipt of an opinion of counsel dated the Effective Date as to (i) above and as to certain other matters is a condition to FNB's obligation to consummate the Affiliation. FNB SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE AFFILIATION. See "THE AFFILIATION--Certain Federal Income Tax Consequences."

COMPARISON OF STOCKHOLDER RIGHTS

     Upon consummation of the Affiliation, FNB Shareholders will become stockholders of Mercshares, which is a Maryland corporation, and their rights as stockholders of Mercshares will be governed by the Maryland General Corporation Law ("MGCL"), Mercshares' Articles of Incorporation and Mercshares' By-laws. The rights of FNB Shareholders differ from those of the holders of Mercshares Common Stock in a number of areas, including the ability of Mercshares to issue preferred stock, the purchase rights attached to each share of Mercshares Common Stock and the stockholder vote required for extraordinary transactions. See "COMPARISON OF STOCKHOLDER RIGHTS OF MERCSHARES AND FNB COMMON STOCK" and "DESCRIPTION OF MERCSHARES CAPITAL STOCK" for a description of the material differences between the rights of holders of Mercshares Common Stock and FNB Common Stock and a description of Mercshares capital stock.

RECENT DEVELOPMENTS

     In May 1994, an action was brought against the Bank in the United States District Court for the Eastern District of Virginia, Richmond Division, by certain of its retired employees alleging, among other things, violations of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The plaintiffs are seeking (i) a judgment declaring that the Bank is obligated to provide them with health care benefits for the duration of their lives and of those of their spouses, (ii) injunctive relief requiring the Bank to provide such benefits, and (iii) costs and expenses. On June 10, 1994, the

District Court granted the plaintiffs' motion to preliminarily enjoin the Bank, pending a final determination on the merits, from terminating or modifying its current practice of providing health care benefits. FNB believes that the Bank is not required to provide the benefits asserted, and the Bank intends to defend the action vigorously. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     Mr. Charles T. Lewis has been appointed as President of FNB and the Bank in view of the voluntary resignation in June of 1994 of Mr. Gregory R. Bosiack, who had assumed those positions in January of 1994 as the successor to Mr. Lewis. Mr. Bosiack has elected to pursue another business opportunity outside of the banking industry. Mr. Lewis had earlier announced his plans to retire at the end of 1994 and since the first of the year had been serving as Assistant to the President. A committee has been formed to search for a new President. See "ELECTION OF FNB DIRECTORS--Management Matters."

ELECTION OF FNB DIRECTORS

     At the FNB Annual Meeting, the FNB Shareholders will also elect 11 persons to serve as directors until the consummation of the Affiliation or, if the Affiliation is not consummated, to serve until the 1995 annual meeting of FNB Shareholders and until their successors are elected and qualified. The affirmative vote of a plurality of the votes cast at the FNB Annual Meeting will be required for the election of directors. The FNB Board of Directors has nominated the individuals set forth in this Prospectus and Proxy Statement to serve as such directors. See "THE FNB ANNUAL MEETING-- Purpose of the FNB Annual Meeting" and "ELECTION OF FNB DIRECTORS."

     THE FNB BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SLATE OF DIRECTORS NOMINATED BY THE BOARD.

MARKET PRICE DATA

     Mercshares Common Stock is publicly traded and quoted on The Nasdaq National Market under the Symbol "MRBK." The market value of Mercshares Common Stock on March 28, 1994, the last full trading day preceding the public announcement of the execution of the Affiliation Agreement, based on the closing price as reported on The Nasdaq National Market, was $19.125 per share. The market value of Mercshares Common Stock on July 28, 1994, the latest practicable date prior to the date of this Prospectus and Proxy Statement, based on the closing price as reported on The Nasdaq National Market, was $20.25 per share. FNB Common Stock is not traded on any exchange and no established public trading market exists for FNB Common Stock.

     BECAUSE THE MARKET PRICE OF MERCSHARES COMMON STOCK IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF THE MERCSHARES COMMON STOCK THAT FNB SHAREHOLDERS WILL RECEIVE PURSUANT TO THE AFFILIATION MAY INCREASE OR DECREASE PRIOR TO THE EFFECTIVE DATE. FNB SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR MERCSHARES COMMON STOCK.

                       SUMMARY HISTORICAL FINANCIAL DATA

     The following table presents selected historical financial data of Mercshares and FNB. Mercshares' historical financial data for each of the annual periods presented have been derived from its audited consolidated financial statements previously filed with the Commission. FNB's historical financial data for each of the annual periods presented also have been derived from its audited consolidated financial statements previously filed with the Commission. The selected historical financial data for both companies for the three-month periods ended March 31, 1993 and 1994 have been derived from the companies' separate unaudited Quarterly Reports on Form 10-Q previously filed with the Commission and, in the opinions of the respective managements of Mercshares and FNB, include all normal recurring adjustments necessary for a fair presentation of results for such interim periods. Operating results for the three months ended March 31, 1994 for each company are not necessarily indicative of the results that may be obtained for the entire year ended December 31, 1994. THE SUMMARY HISTORICAL FINANCIAL DATA SET FORTH BELOW DOES NOT PURPORT TO BE COMPLETE AND SHOULD BE READ IN CONJUNCTION WITH EACH COMPANY'S AUDITED FINANCIAL STATEMENTS FOR EACH OF THE ANNUAL PERIODS PRESENTED AND EACH COMPANY'S UNAUDITED FINANCIAL STATEMENTS FOR EACH OF THE QUARTERLY PERIODS PRESENTED, ALL OF WHICH ARE INCORPORATED BY REFERENCE HEREIN OR PRESENTED ELSEWHERE HEREIN. See "AVAILABLE INFORMATION."

                                              AS OF OR FOR THE
                                          THREE MONTHS ENDED MARCH
                                                    31,                        AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                          ------------------------  ---------------------------------------------------------------
                                             1994         1993         1993         1992         1991         1990         1989
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
MERCANTILE BANKSHARES CORPORATION
HISTORICAL:
  Net Interest Income...................  $    58,841  $    58,273  $   237,617  $   228,540  $   208,609  $   200,086  $   192,300
  Income Before Income Taxes............       34,876       33,201      134,571      122,776      111,596      107,135      101,257
  Net Income............................       21,221       20,492       82,416       76,298       70,562       68,856       66,433
  Net Income Per Share of Common
    Stock(1)............................          .46          .45         1.80         1.67         1.56         1.55         1.51
  Total Assets..........................    5,548,279    5,320,860    5,554,008    5,459,577    5,216,802    4,885,599    4,346,457
  Long-Term Debt........................       32,135       14,895       32,350       15,108       16,609       17,298       23,234
  Per Share Cash Dividends Declared and
Paid on Common Stock(1).................          .17          .15          .64          .58       .571/3       .541/3       .481/3
  Cash Dividends Declared and Paid on
Common Stock............................        7,826        6,874       29,385       26,454       25,936       23,624       19,525
  Loans, Net............................    3,475,603    3,426,585    3,487,593    3,401,213    3,309,005    3,258,339    3,074,004
FREDERICKSBURG NATIONAL BANCORP, INC.
HISTORICAL:
  Net Interest Income...................  $     2,331  $     2,285  $     9,084  $     9,438  $     9,386  $    10,057  $    10,036
  Income Before Income Taxes and
Cumulative Effect Adjustment............          832          600        2,744        3,202        1,804        3,636        3,495
  Net Income (Loss).....................          597         (499)       1,052        2,248        1,331        2,577        2,521
  Net Income Before Cumulative Effect
    Adjustment Per Share of Common
Stock(2)................................          .76          .55         2.52         2.85         1.68         3.24         3.15
  Net Income (Loss) Per Share of Common
Stock(2)(3).............................          .76         (.63)        1.34         2.85         1.68         3.24         3.15
  Total Assets..........................      233,434      223,935      235,548      221,589      205,174      197,921      194,362
  Per Share Cash Dividends Declared and
Paid on Common Stock(2).................          .25          .25         1.00         1.00         1.00         1.03          .93
  Cash Dividends Declared and Paid on
Common Stock............................          197          197          788          788          790          814          740
  Loans, Net............................      141,433      128,232      140,987      129,972      130,848      137,975      140,496

- ---------------

(1) In September 1993 Mercshares effected a three-for-two stock split and in December 1989 effected a two-for-one stock split, both of which were effected in the form of a stock dividend. All per share amounts above have been adjusted to give effect to the two splits.
(2) In April 1992 FNB effected a four-for-one stock split in the form of a stock dividend. All per share amounts above have been adjusted to give effect to the split.
(3) Net Income (Loss) Per Share of Common Stock for FNB for the quarter ended March 31, 1993 and for the year ended December 31, 1993 reflects the cumulative effect adjustment from the adoption of FASB No. 106, "Employers'
    Accounting     For Postretirement Benefits Other than Pensions" on January
    1, 1993.

PRO FORMA FINANCIAL INFORMATION

     Pro forma financial information of Mercshares and FNB giving effect to the Affiliation under the pooling of interests accounting method is not considered to be material to the consolidated financial statements of Mercshares. Accordingly, pro forma combined financial information is not presented.

                      COMPARATIVE UNAUDITED PER SHARE DATA

     The following unaudited consolidated financial information reflects certain comparative per share data relating to the Affiliation. The information shown below should be read in conjunction with the historical consolidated financial statements of Mercshares and FNB including the respective notes thereto, which are included elsewhere in this Prospectus and Proxy Statement or in documents delivered herewith or incorporated herein by reference.

     The following information is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Affiliation been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods.

     The table below presents selected comparative consolidated unaudited per share information (i) for Mercshares on a historical basis and on a pro forma combined basis assuming the Affiliation had been effective during the periods presented and accounted for as a pooling of interests and (ii) for FNB on a historical basis and on a pro forma equivalent basis.

                                                             THREE MONTHS ENDED             YEARS ENDED
                                                                 MARCH 31,                 DECEMBER 31,
                                                            --------------------  -------------------------------
                                                              1994       1993       1993       1992       1991
                                                            ---------  ---------  ---------  ---------  ---------
PER COMMON SHARE:
NET INCOME (LOSS):
FNB--historical(1)........................................  $     .76  $    (.63) $    1.34  $    2.85  $    1.68
FNB pro forma equivalent(2)...............................       1.28       1.19       4.91       4.66       4.32
Mercshares--historical(3).................................        .46        .45       1.80       1.67       1.56
Mercshares pro forma combined(4)..........................        .45        .42       1.73       1.64       1.52
CASH DIVIDENDS DECLARED:
FNB--historical(1)........................................  $     .25  $     .25  $    1.00  $    1.00  $    1.00
FNB pro forma equivalent(2)...............................        .48        .43       1.82       1.65       1.63
Mercshares--historical(3).................................        .17        .15        .64        .58        .571/3
Mercshares pro forma combined(5)..........................        .17        .15        .64        .58        .571/3
BOOK VALUE:
FNB--historical(1)........................................  $   25.85  $   24.15  $   25.39  $   25.02  $   23.19
FNB pro forma equivalent(2)...............................      40.38      37.37      39.65      36.47      33.34
Mercshares--historical(3).................................      14.48      13.37      14.24      13.07      11.95
Mercshares pro forma combined.............................      14.22      13.16      13.96      12.84      11.74

- ---------------
(1) In April 1992 FNB effected a four-for-one stock split in the form of a stock dividend. All per share amounts have been adjusted to give effect to the split.

(2) FNB pro forma equivalent amounts represent Mercshares' pro forma combined information multiplied by the Exchange Ratio of 2.84 shares of Mercshares Common Stock for each share of FNB Common Stock.

(3) In September 1993 Mercshares effected a three-for-two stock split and in December 1989 effected a two-for-one stock split, both of which were effected in the form of a stock dividend. All per share amounts above have been adjusted to give effect to the two splits.

(4) Pro forma combined net income per share represents historical net income per share of Mercshares adjusted for the impact of pooling of interests with FNB.

(5) Pro forma combined dividends per share represent historical dividends per share paid by Mercshares.

     The comparative per share information set forth above is based on the assumption that the Affiliation will be accounted for as a pooling of interests under generally accepted accounting principles. As more fully set forth herein under the heading "THE AFFILIATION--Accounting Treatment," Mercshares' obligation to consummate the Affiliation is conditional (which condition is waivable by Mercshares) with respect to the application of pooling of interest accounting treatment to the Affiliation. If the Affiliation were not to qualify for pooling of interests accounting treatment and Mercshares waived the condition with respect thereto so that the Affiliation were consummated using purchase accounting, the aggregate purchase price of FNB (consisting of the fair value of FNB Common Stock at the execution of the Affiliation Agreement and transaction expenses) would be allocated to the tangible and intangible net assets acquired, based on their estimated fair values at the Effective Date. Any excess of such purchase price over the tangible assets acquired would be amortized against the consolidated income of Mercshares for a period of 15 years. Mercshares and FNB believe that should the Affiliation be accounted for as a purchase, such accounting treatment would have no material adverse effect on the comparative per share information which is set forth above. See "THE AFFILIATION--Accounting Treatment."

                             THE FNB ANNUAL MEETING

DATE, PLACE AND TIME

     The FNB Annual Meeting will be held at the Main Office of The National Bank of Fredericksburg located at 2403 Fall Hill Avenue, Fredericksburg, Virginia on Tuesday, September 13, 1994 at 2:00 p.m. prevailing local time.

PURPOSE OF THE FNB ANNUAL MEETING

     At the FNB Annual Meeting, FNB Shareholders will consider and vote upon (i) a proposal to approve the Affiliation Agreement pursuant to which FNB Shareholders (other than dissenting shareholders whose shares of FNB Common Stock are redeemed pursuant to Article 15 of Title 13.1 of the VSCA) shall receive, in exchange for each share of FNB Common Stock owned by them, 2.84 shares of Mercshares Common Stock and cash in lieu of fractional shares of Mercshares Common Stock, (ii) a proposal to elect 11 persons to the FNB Board of Directors to serve until the consummation of the Affiliation or, if the Affiliation is not consummated, to serve until the 1995 annual meeting of FNB Shareholders and until their successors are elected and qualified, and (iii) such other matters as may properly be brought before the FNB Annual Meeting.

     The following are the FNB Board's nominees for election as directors:

Leland L. Baker, Jr.           Charles T. Lewis
John H. Chichester             Charles A. McCormack
George C. Freeman, Jr.         William E. Milby
Thomas C. Goodloe              J. William Poole
DuVal Q. Hicks, Jr.            Frank C. Silvey, Jr.
John A. Jamison

Details as to the background of each director nominee, each of whom currently serves as a director, are set forth herein under the section entitled "ELECTION OF FNB DIRECTORS." In the event any nominee is unable to or declines to serve as a director at the time of the FNB Annual Meeting, the proxies will be voted for a substitute nominee who shall be designated by the FNB Board of Directors to fill the vacancy. As of the date of this Prospectus and Proxy Statement, the FNB Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

     THE FNB BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AFFILIATION AGREEMENT AND TO ELECT ALL 11 NOMINEES NAMED ABOVE.

RECORD DATE

     The FNB Board of Directors has fixed the close of business on August 2, 1994 (the "FNB Record Date") as the record date for determining holders entitled to notice of and to vote at the FNB Annual Meeting. Accordingly, only holders of record of FNB Common Stock at the close of business on the FNB Record Date will be entitled to notice of, and to cast their vote at, the FNB Annual Meeting. At the close of business on the FNB Record Date, there were 788,112 shares of FNB
Common Stock issued and outstanding held by         holders of record.

VOTE REQUIRED

     Each holder of record of shares of FNB Common Stock on the FNB Record Date is entitled to cast one vote per share, in person or by properly executed proxy, on any matter that may properly come before the FNB Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of FNB Common Stock outstanding on the FNB Record Date is necessary to constitute a quorum at the FNB Annual Meeting.

     The approval of the Affiliation Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of FNB Common Stock entitled to vote thereon. The election of directors requires the affirmative vote of a plurality of the votes cast at the FNB Annual Meeting.

     As of June 30, 1994 the directors and executive officers of FNB owned an aggregate of 175,622 shares (22.3%) of FNB Common Stock. Such persons and an FNB Shareholder holding 120,912 shares (15.3%) of FNB Common Stock have executed agreements with Mercshares pursuant to which such persons have agreed to vote their shares of FNB Common Stock to approve the Affiliation Agreement. See "CERTAIN OTHER AGREEMENTS--The Support Agreement" and "--Agreement with FNB Shareholder."

     All shares of FNB Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF FNB COMMON STOCK WILL BE VOTED TO APPROVE THE AFFILIATION AGREEMENT AND TO ELECT THE NOMINEES SPECIFIED HEREIN.

     FNB does not know of any matters other than as described in the Notice that are to come before the FNB Annual Meeting. If any other matter or matters are properly presented for action at the FNB Annual Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. An FNB Shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof on or prior to the date of the FNB Annual Meeting to Barbara J. Self, Secretary of FNB, by signing and returning a later dated proxy, or by voting in person at the FNB Annual Meeting; however, mere attendance at the FNB Annual Meeting will not in and of itself have the effect of revoking the proxy.

     Votes cast by proxy or in person at the FNB Annual Meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. Where, as to any matter submitted to the FNB Shareholders for a vote, proxies are marked as abstentions (or FNB Shareholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares are also treated as shares that are present and entitled to vote for quorum purposes. An abstention or broker non-vote will have no effect on the election of directors but will have the effect of a vote against the Affiliation Agreement.

SOLICITATION OF PROXIES

     Proxies are being solicited by and on behalf of the FNB Board of Directors and FNB will bear the costs of its solicitation of proxies. Solicitations may be made by mail, telephone, or personally by directors, officers and employees of FNB and the Bank, none of whom will receive additional compensation for performing such services. Mercshares will pay all the expenses of printing and mailing the Prospectus and Proxy Statement.

SHAREHOLDER PROPOSALS FOR 1995 PROXY STATEMENT

     Under the current rules of the Commission, the deadline for FNB Shareholders to submit proposals to be considered for inclusion in FNB's proxy statement for next year's annual meeting (if the Affiliation has not been consummated prior to the date such meeting is to be held) is expected to be November 30, 1994. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Commission.

                                THE AFFILIATION

     The following description of the Affiliation does not purport to be complete and is qualified in its entirety by reference to the Affiliation Agreement, a copy of which is attached to this Prospectus and Proxy Statement as Annex A and incorporated herein by reference. FNB Shareholders are urged to read the Affiliation Agreement in its entirety.

GENERAL

     The Affiliation Agreement provides that, subject to the satisfaction or waiver of the conditions set forth therein, FNB will merge with and into Mercshares, whereupon the separate existence of FNB shall cease, and Mercshares shall be the surviving corporation. Pursuant to the Affiliation Agreement, each share of the issued and outstanding FNB Common Stock (other than shares of dissenting FNB Shareholders redeemed pursuant to Article 15 of the VSCA) for all corporate purposes and without any further action on the part of the holder thereof, shall automatically become and be converted into 2.84 shares of Mercshares Common Stock. Cash will be paid in lieu of fractional shares of Mercshares Common Stock. Following consummation of the Affiliation, the Bank will continue to operate as a separate bank within the Mercshares system. The officers and directors of Mercshares shall be the officers and directors of the surviving corporation. The transaction with Mercshares does not change the Bank's name, office locations, directors or staff. Certificates for FNB Common Stock shall be exchanged for certificates of Mercshares Common Stock as described below.

     Based upon the capitalization of Mercshares and FNB as of March 31, 1994, the FNB Shareholders would own approximately 4.6% of the outstanding Mercshares Common Stock following consummation of the Affiliation. Based upon the unaudited financial statements of Mercshares and FNB at March 31, 1994, upon consummation of the Affiliation, the percentage of total assets and the percentage of total liabilities represented by FNB in the combined entity would each be less than 5.0%.

     As discussed below in "Reasons for the Affiliation; Recommendation of the FNB Board of Directors," the FNB Board of Directors has concluded that the Affiliation and the Affiliation Agreement are in the best interests of FNB and the FNB Shareholders. Upon consummation of the Affiliation, the former FNB Shareholders who become holders of Mercshares Common Stock will be stockholders in a larger entity with equity traded on The Nasdaq National Market. Each FNB Shareholder who becomes a holder of Mercshares Common Stock shall possess the same rights as other such holders, and former FNB Shareholders as a group will no longer be taking action at the FNB corporate level. See "COMPARISON OF STOCKHOLDER RIGHTS OF MERCSHARES AND FNB COMMON STOCK" and "DESCRIPTION OF MERCSHARES CAPITAL STOCK."

BACKGROUND TO THE AFFILIATION

     In early 1993, the FNB Board of Directors appointed a committee consisting of Messrs. George C. Freeman, Jr., DuVal Q. Hicks, Jr., and Frank C. Silvey, Jr. (the "Strategy Committee") to study ways to improve the market liquidity of FNB Common Stock. Because of the historically small trading volume in FNB Common Stock, for which there has been no established public trading market, the FNB Board of Directors had become increasingly concerned over the marketability of such stock. Scott & Stringfellow was retained to examine various options to improve the marketability of FNB Common Stock, including having FNB Common Stock approved for quotation on The Nasdaq National Market, affiliating with a similar size financial institution or affiliating with a larger institution having stock which is traded on an established public market.

     Scott & Stringfellow studied the various options and submitted its report to the Strategy Committee on April 14, 1993. Having reviewed the report, the Strategy Committee concluded that the most advisable method for improving market liquidity for FNB Shareholders was to explore an affiliation with a larger institution involving a tax-free exchange of FNB Common Stock. The Strategy Committee also concluded it would be preferable from an employee and customer relations standpoint if, following such an affiliation, the Bank continued to operate as a separate bank within a larger bank holding company system. After reporting its recommendations to the FNB Board of Directors, the Strategy Committee authorized Scott & Stringfellow to contact only Mercshares. It was believed that Mercshares had the financial capacity and might have the desire to make a proposal that would be attractive to the FNB Shareholders from a financial point of view. In addition, it was believed that Mercshares might have a banking culture that would be compatible with that of FNB, particularly since Mercshares allows its Affiliated Banks to continue to operate as separate banks within the holding company system. In view of the discussions that ensued with Mercshares and the ultimate result of the negotiations, Scott & Stringfellow was not thereafter authorized to contact other institutions concerning their possible interest in submitting an affiliation proposal.

     A meeting among members of the Strategy Committee, representatives of Scott & Stringfellow and senior management of Mercshares was held in Baltimore on April 19, 1993. The discussion at that meeting was substantially limited to the banking strategies and styles of both institutions. Commencing with the April 19, 1993 meeting until late February 1994, discussions between Mercshares and FNB were general and exploratory in nature and did not result in any specific offers or proposals being made.

     Shortly after the April 19 meeting, FNB began to provide financial information to Mercshares, and members of the Strategy Committee and certain other executive officers of FNB visited with the management of three of Mercshares' Affiliated Banks. FNB selected such banks because two of the banks are headquartered in Virginia, and the third bank, in a manner similar to the Bank, operates under a national bank charter. Further discussions between FNB and Mercshares were held on June 24, 1993 when certain members of Mercshares' senior management visited FNB. Discussions between FNB and Mercshares continued intermittently thereafter over the next several months and included a meeting in Baltimore on September 16, 1993 between senior management of Mercshares and members of the Strategy Committee and certain executive officers of FNB.

     At a meeting held on September 23, 1993, the FNB Board of Directors considered the status of the discussions with Mercshares. The Strategy Committee was expanded to include Mr. J. William Poole as a new member, and the Strategy Committee was directed to pursue a dialogue with Mercshares and in addition, the FNB Board directed the Strategy Committee to search for a successor to Mr. Charles Lewis. Mr. Lewis, after serving the Bank for 44 years and approaching retirement age, had earlier announced his plans to retire at the end of 1994 as President and Chief Executive Officer of FNB and the Bank. Over the next several months, the Strategy Committee focused its efforts on finding a new President. In December, an offer was made to and accepted by Mr. Gregory R. Bosiack and he assumed office in January of 1994. Mr. Bosiack was directed to continue discussions with Mercshares.

     Further discussions between FNB and Mercshares ensued and in late February, 1994, Mercshares advised FNB that it was prepared to submit an affiliation proposal. FNB then engaged Scott & Stringfellow to serve as its financial advisor and to assist in the negotiations with Mercshares. In late February and early March, members of senior management of the two institutions, together with representatives of Scott & Stringfellow, held discussions concerning the structure and terms of a possible affiliation. In late February, Mercshares indicated that it might be prepared to make an offer that included an exchange ratio of 2.75 shares of Mercshares Common Stock for each share of FNB Common Stock. Further discussion between Scott & Stringfellow and Mercshares resulted in an agreement on an exchange ratio of 2.84 shares of Mercshares Common Stock for each share of FNB Common Stock.

     Scott & Stringfellow presented its analysis of the Mercshares offer to the FNB Board on March 4, 1994 and reported that it would be able to render an opinion that the terms of the affiliation as theretofore discussed were fair to the FNB Shareholders from a financial point of view. The FNB Board determined at the March 4, 1994 meeting to pursue further negotiations with Mercshares. On March 9, 1994, the Mercshares Board of Directors authorized its management to proceed with a transaction with FNB. From March 9 until March 29 the terms of the definitive agreements were negotiated. On March 29, 1994, the FNB Board of Directors unanimously approved the Affiliation and the execution of the Affiliation Agreement and the Option Agreement. See "--Reasons for the Affiliation; Recommendation of the FNB Board of Directors" and "CERTAIN OTHER AGREEMENTS." The terms of the Affiliation and the execution of the Affiliation Agreement and the Option Agreement were announced in a joint press release on March 29, 1994.

REASONS FOR THE AFFILIATION; RECOMMENDATION OF THE FNB BOARD OF DIRECTORS

     The FNB Board of Directors believes that the Affiliation and the Affiliation Agreement are in the best interests of FNB and the FNB Shareholders. As explained below, this conclusion is supported by the opinion of its independent financial advisor. In considering the terms and conditions of the Affiliation Agreement, the FNB Board of Directors considered a number of factors. The FNB Board of Directors did not assign any relative or specific weights to the factors considered. The material factors considered were:

          (i) The Financial Terms of the Affiliation. In this regard, the FNB Board of Directors was of the view that, based on historical and anticipated trading ranges for Mercshares Common Stock, the value of consideration to be received by FNB Shareholders resulting from the Exchange Ratio represented a fair multiple of FNB's per share book value and earnings. The FNB Board of Directors also considered that, under the proposed Exchange Ratio and based on the FNB Board of Directors' belief that Mercshares would continue to pay dividends at its current rate, the Affiliation would result in a substantial increase in dividend income to FNB Shareholders, although there can be no assurance that current dividends are indicative of future dividends. See "COMPARATIVE UNAUDITED PER SHARE DATA." In addition, the FNB Board of Directors considered how the premium included in Mercshares' offer (measured as the difference between the total transaction value of the Affiliation and FNB's book value at December 31,
     1993) compared on a percentage basis to FNB's loans and deposits. See "--Opinion of FNB Financial Advisor" for a discussion of this comparative information.

          (ii) The Terms, Other Than the Financial Terms, and Structure of the Affiliation. In this respect, the FNB Board of Directors considered the benefits to the customers and employees of the Bank and the communities it serves by allowing the Bank to remain a separate bank within the Mercshares system. The FNB Board of Directors also considered that the Affiliation would qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"). See "--Certain Federal Income Tax Consequences."

          (iii) Certain Financial and Other Information Concerning Mercshares. In this respect, the FNB Board of Directors considered, among other things, the consistent high position of Mercshares among its peer group of national and regional financial institutions in terms of profitability, capital adequacy and asset quality. The FNB Board of Directors also considered that the historical dividends per share, net income per share and book value per share of Mercshares Common Stock to be received by the FNB Shareholders, after giving effect to the Exchange Ratio, would represent a substantial increase in the historical dividends per share, net income per share and book value per share of FNB Common Stock, although there can be no assurance that pro forma amounts are indicative of future dividends, income per share or book value per share of Mercshares. The FNB Board of Directors also considered the marketability of Mercshares Common Stock, which is publicly traded and quoted on The Nasdaq National Market. The FNB Board of Directors further considered the diversification of risk associated with ownership of an institution that operates 19 banks serving a broad geographic area that encompasses most of Maryland and parts of Virginia and Delaware.

          (iv) Other Possible Affiliation Partners. The FNB Board of Directors considered, based in part on the advice of Scott & Stringfellow, possible affiliation partners for FNB other than Mercshares, the prospects of such other possible affiliation partners, and the likelihood that such other potential partners would be able to make an offer directly comparable to Mercshares' offer. Based upon the foregoing considerations, none of the other affiliation possibilities considered by the FNB Board of Directors was perceived by the FNB Board of Directors to present the advantages that the Affiliation would provide, and as a result Mercshares was the only institution which Scott & Stringfellow was authorized to contact.

          (v) Opinion of FNB Financial Advisor. The FNB Board of Directors also considered the opinion of Scott & Stringfellow as to the fairness, from a financial point of view, of the terms of the Affiliation Agreement to the FNB Shareholders. See "--Opinion of FNB Financial Advisor."

          (vi) Certain Other Considerations. The FNB Board of Directors further determined that the addition of resources resulting from the Affiliation will enable the Bank to provide a wider and improved array of financial services to consumers and businesses and to achieve added flexibility in dealing with the changing competitive environment in its market area. In addition, the FNB Board of Directors concluded that the Affiliation will help provide the Bank with the financial resources needed to meet the competitive challenges arising from recent and anticipated changes in the banking and financial services industry.

     THE FNB BOARD OF DIRECTORS BELIEVES THAT THE AFFILIATION AND THE AFFILIATION AGREEMENT ARE IN THE BEST INTERESTS OF FNB AND THE FNB SHAREHOLDERS. THE FNB BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FNB SHAREHOLDERS VOTE TO APPROVE THE AFFILIATION AGREEMENT.

OPINION OF FNB FINANCIAL ADVISOR

     FNB's Board of Directors retained the investment banking firm of Scott & Stringfellow to evaluate the terms of the Affiliation Agreement and Scott & Stringfellow has rendered its opinion to the Board of Directors of FNB that the terms of the Affiliation Agreement are fair from a financial point of view to the FNB Shareholders. In developing its opinion, Scott & Stringfellow reviewed and analyzed: (1) the Affiliation Agreement; (2) the Registration Statement; (3) FNB's audited financial statements for the four years ended December 31, 1993;
(4) FNB's unaudited financial statements for the three months ended March 31, 1993 and 1994, and other internal information relating to FNB prepared by FNB's management; (5) information regarding the trading market for FNB Common Stock and Mercshares Common Stock and the price ranges within which the respective stocks have traded; (6) the relationship of prices paid to relevant financial data such as net worth, loans, deposits and earnings in certain bank and bank holding company affiliations and acquisitions in Virginia in recent years; (7) Mercshares' annual reports to shareholders and its financial statements for the four years ended December 31, 1993; and (8) Mercshares' unaudited financial statements for the three months ended March 31, 1993 and 1994 and other internal information relating to Mercshares prepared by Mercshares management. Scott & Stringfellow has discussed with members of FNB's and Mercshares' management the background of the Affiliation, the reasons and basis for the Affiliation, and the business and future prospects of FNB and Mercshares individually and as a combined entity. No instruction or limitations were given or imposed in connection with the scope of or the examination or investigations made by Scott & Stringfellow in arriving at its findings. Finally, Scott & Stringfellow has conducted such other studies, analysis and investigations particularly of the banking industry, and considered such other information as it deemed appropriate, the material portion of which is described below. A copy of Scott

& Stringfellow's opinion, which sets forth the assumptions made, matters considered and qualifications made on the review undertaken, is attached as Annex B hereto and should be read in its entirety.

     Scott & Stringfellow used the information gathered to evaluate the financial terms of the transaction using standard valuation methods, including discounted cash flow analysis, market comparable analysis, comparable acquisition analysis and dilution analysis.

     Discounted Cash Flow Analysis. Scott & Stringfellow performed a discounted cash flow analysis under various projections to estimate the fair market value of FNB Common Stock. Among other things, Scott & Stringfellow considered a range of asset and earnings growth for FNB of between 3% and 6%, required equity capital levels between 7.5% and 8.5% of assets, and various dividend payout ratios. A range of discount rates from 10% to 12% were applied to the cash flows resulting from the projections during the first five years and the residual values. The residual values were estimated by capitalizing the projected final year earnings by the discount rates, less the projected long-term growth rate of FNB's earnings. The discount rates, growth rates and capital levels were chosen based on what Scott & Stringfellow, in its judgment, considered to be appropriate taking into account, among other things, FNB's past and current financial performance and conditions, the general level of inflation, rates of return for fixed income and equity securities in the marketplace generally and particularly in the banking industry. In all scenarios considered, the present value of FNB Common Stock was calculated at less than the value of the consideration to be received from Mercshares pursuant to the Affiliation.

     Price to Earnings Ratio--Market Comparables. Using publicly available information, Scott & Stringfellow estimated the value of FNB Common Stock using the price to earnings ratios of certain other Virginia banks and bank holding companies which, in Scott & Stringfellow's judgment, were appropriate for the purpose of this analysis. The Virginia financial institutions included in this analysis, all of which have publicly traded securities and which range in asset size from $575 million to $14.4 billion, were Central Fidelity Banks, Inc., Crestar Financial Corp., F&M National Corporation, First Virginia Banks, Inc., Jefferson Bankshares, Inc., Piedmont BankGroup, Inc., Premier Bankshares, Inc., and Signet Banking Corp. (collectively the "Virginia Bank Group"). The value of FNB Common Stock utilizing this approach was derived by the composite average price to earnings ratio of the Virginia Bank Group, which was 11.0x, multiplied by FNB's earnings of $2.73 per share for the trailing twelve-month period ended March 31, 1994. The application of the price to earnings ratio resulted in an implied equity value of FNB Common Stock of $29.91 per share, which based on the market price of Mercshares Common Stock on the date of this Prospectus and Proxy Statement was less than the value of the consideration to be received from Mercshares pursuant to the Affiliation.

     Price to Book Value Ratio--Market Comparables. Using publicly available information, Scott & Stringfellow also estimated the value of FNB Common Stock using the price to book value ratios of the Virginia Bank Group. The value of FNB Common Stock utilizing this approach was derived by the composite average price to book value ratio of the Virginia Bank Group, which was 1.63x, multiplied by FNB's book value of $25.85 at March 31, 1994. The application of the price to book value ratio resulted in an implied equity value of FNB Common Stock of $42.13 per share, which based on the market price of Mercshares Common Stock on the date of this Prospectus and Proxy Statement was less than the value of the consideration to be received from Mercshares pursuant to the Affiliation.

     Comparable Acquisition Analysis. Scott & Stringfellow compared the relationship of prices paid to relevant financial data such as net worth, loans, deposits and earnings in 60 bank and bank holding company affiliations and acquisitions in Virginia from 1983 through June 30, 1994, representing all such transactions known to Scott & Stringfellow to have occurred during this period, and in particular to all such transactions that have been announced or closed in 1994, with the proposed Affiliation and found the consideration to be received from Mercshares to be within the relevant pricing ranges acceptable for such recent transactions in the state of Virginia. Specifically, based upon the five most recent transactions either closed or announced in 1994 in Virginia, other than the Affiliation, the average price to book value in these transactions was 1.97, compared with 2.26 for the Affiliation, the average price to earnings ratio was 23.71, compared to
39.18 for the Affiliation, the average price to projected 1994 earnings was
17.96 compared with 17.27 for the Affiliation, the average premium to loans was 14.62% compared with 17.96% for the Affiliation, and the average premium to deposits was 9.69% compared with 11.87% for the Affiliation. For purposes of computing the information with respect to the Affiliation, Mercshares' closing stock price of $20.25 on July 28, 1994 was used.

     Analysis of Mercshares and Virginia Bank Group. Scott & Stringfellow analyzed the performance and financial condition of Mercshares relative to the Virginia Bank Group. Among the financial information compared was information relating to tangible equity to assets, loans to deposits, net interest margin, nonperforming assets, total assets, non-accrual loans, and efficiency ratio. Additional information compared for the trailing twelve-month period ended March 31, 1994, was (i) price to book value ratio which was 1.31x for Mercshares, compared to an average of 1.63x for the Virginia Bank Group, (ii) price to earnings ratio which was 10.3x for Mercshares, compared to an average of 11.0x for the Virginia Bank Group, (iii) return on assets which was 1.54% for Mercshares, compared to an average of 1.37% for the Virginia Bank Group, (iv) return on equity which was 12.98% for Mercshares, compared to an average of 15.35% for the Virginia Bank Group, and (v) a dividend yield of 3.58% for Mercshares, compared to an average of 3.23% for the Virginia Bank Group. Overall, in the opinion of Scott & Stringfellow, Mercshares' operating performance and financial condition were better than the Virginia Bank Group average and Mercshares' market value was reasonable when compared to the Virginia Bank Group.

     Dilution Analysis. Based upon publicly available financial information on FNB and Mercshares, Scott & Stringfellow considered the effect of the transaction on the book value, earnings, and market value of FNB and Mercshares. Scott & Stringfellow concluded from this analysis that the transaction would have a significant positive effect on FNB and the FNB Shareholders in that, historical dividends per share, net income per share and book value per share of Mercshares Common Stock to be received by the FNB Shareholders, after giving effect to the Exchange Ratio, would represent a substantial increase in the historical dividends per share, net income per share and book value per share of FNB Common Stock, although there can be no assurance that pro forma amounts are indicative of future dividends. See "COMPARATIVE UNAUDITED PER SHARE DATA."

     The summary set forth above includes the material factors considered, but does not purport to be a complete description of the presentation by Scott & Stringfellow to the Board of Directors of FNB or of the analyses performed by Scott & Stringfellow. Scott & Stringfellow believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, would create an incomplete view of the process underlying the preparation of its opinion.

     Scott & Stringfellow is a full service investment banking and brokerage firm headquartered in Richmond, Virginia, that provides a broad array of services to corporations, financial institutions and state and local governments. The Financial Institutions Group of Scott & Stringfellow actively works with community banks in Virginia, North Carolina, and West Virginia on these and other matters. As part of its investment banking practice, it is continually engaged in the valuation of banks and bank holding companies and their securities in connection with affiliations and acquisitions, negotiated underwriting, and secondary distribution of listed and unlisted securities. Scott & Stringfellow was selected by the FNB Board of Directors based upon its expertise and reputation in providing valuation and affiliation and acquisition and advisory services to banks and bank holding companies.

     Pursuant to an engagement letter dated October 7, 1993 between FNB and Scott & Stringfellow, in exchange for its services, Scott & Stringfellow has received a fee of $50,000, and will receive from FNB at the Effective Date a fee equal to 0.5% of the total market value of the consideration received by FNB Shareholders in the Affiliation, less the $50,000 which has already been paid. In addition, Scott &

Stringfellow had earlier received from FNB a fee of $7,950 for various financial advisory services rendered during 1993 related to certain preliminary matters described above under the heading "Background to the Affiliation."

EFFECTIVE DATE

     As soon as practicable after the performance of all agreements and obligations of the parties under the Affiliation Agreement and upon fulfillment or waiver of all conditions precedent contained therein, Mercshares and FNB will execute and deliver Articles of Merger (the "Articles"), and will file the Articles with the Virginia Commission and with the State Department of Assessments and Taxation of the State of Maryland (the "Maryland SDAT"). The Affiliation shall become effective on such date and time (the "Effective Date") as set forth in the Articles as filed with the Maryland SDAT and the Virginia Commission.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

     Certificates representing shares of FNB Common Stock which have been converted to shares of Mercshares Common Stock may at any time after the Effective Date be surrendered to Mercantile-Safe Deposit and Trust Company, a Maryland banking affiliate of Mercshares acting as exchange agent (the "Exchange Agent"), and exchanged by the holders thereof for new certificates representing the appropriate number of whole shares of Mercshares Common Stock determined by the Exchange Ratio and for cash in lieu of any fractional shares.

     No certificates for fractional shares of Mercshares Common Stock shall be issued but, in lieu thereof, and solely as a mechanism for rounding shareholdings to whole shares, Mercshares will pay cash for such fractional shares on the basis of the closing price for Mercshares Common Stock (as reported by The Nasdaq National Market) on the Effective Date (or if no closing price is reported on that date, then the closing price on the next preceding day on which there is a closing price), without interest, upon surrender of certificates of FNB Common Stock representing such fractional shares. No such holder shall be entitled to dividends, voting rights or any other rights of shareholders in respect of any fractional share.

     Shortly after the Effective Date, FNB Shareholders will receive transmittal forms and instructions as to the time and method of surrendering their certificates. Until so surrendered, certificates formerly representing shares of FNB Common Stock (other than shares of dissenting shareholders as described herein under the heading "Appraisal Rights of Dissenting Shareholders") will be deemed for all corporate purposes to evidence the number of whole shares of Mercshares Common Stock that a holder would be entitled to receive upon surrender and the cash to be paid in lieu of fractional shares. Dividends and other distributions, if any, that become payable on whole shares of Mercshares Common Stock pending exchange of certificates representing shares of FNB Common Stock will be retained by Mercshares or the Exchange Agent until surrender of the certificates, at which time those dividends and any other distributions will be paid without interest.

     FNB SHAREHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS AND INSTRUCTIONS. FNB SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the anticipated material Federal income tax consequences of the Affiliation; it is not intended to be a complete description of those consequences:

          (i) the Affiliation will qualify as a tax-free reorganization under
     Section 368(a)(1)(A) of the Code;

          (ii) No gain or loss will be recognized by the FNB Shareholders upon their receipt of Mercshares Common Stock in exchange for FNB Common Stock pursuant to the Affiliation;

          (iii) the tax basis of the shares of Mercshares Common Stock received by the FNB Shareholders will equal the tax basis of their FNB Common Stock exchanged therefor (less any portion of such basis allocable to any fractional interest in any share of Mercshares Common Stock);

          (iv) assuming that an FNB Shareholder holds the FNB Common Stock as a capital asset at the Effective Date, the holding period of the Mercshares Common Stock received by such FNB Shareholder will include the holding period of the FNB Common Stock exchanged therefor; and

          (v) no gain or loss will be recognized by Mercshares, FNB or the Bank in the Affiliation.

     The obligation of FNB to consummate the Affiliation is subject to the receipt of an opinion of Mays & Valentine, counsel to FNB, with respect to the federal income tax consequences of the Affiliation, substantially to the effect of paragraphs (i) through (iv) immediately above. Such opinion will not address the state, local or foreign tax aspects of the Affiliation. FNB has agreed in the Affiliation Agreement to use its best efforts and to cause the Bank to use its best efforts to cause the Affiliation to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Code.

     Any cash received by FNB Shareholders, whether as a result of the exercise of their dissenters' rights or in lieu of the issuance of fractional shares, could result in taxable income to such FNB Shareholders. The receipt of such cash generally will be treated as a sale or exchange of the stock resulting in capital gain or loss measured by the difference between the cash received and an allocable portion of the basis of the stock relinquished. The receipt of such cash may be treated as a dividend and taxed as ordinary income in certain limited situations.

     The discussion set forth above is included for general information only. It does not address the state, local or foreign tax aspects of the Affiliation. In addition, it does not discuss the federal income tax considerations that may be relevant to certain persons, and may not apply to certain holders subject to special tax rules, including dealers in securities and foreign holders. The discussion is based upon currently existing provisions of the Code, existing Treasury regulations thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion.

     EACH FNB SHAREHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE AFFILIATION TO HIM, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

     It is expected that the Affiliation will be accounted for as a pooling of interests under generally accepted accounting principles. The obligation of Mercshares to consummate the Affiliation is conditioned upon the receipt by Mercshares of a letter from its independent certified public accountants to the effect that the Affiliation qualifies for pooling of interests accounting treatment under generally accepted accounting principles if consummated in accordance with the Affiliation Agreement. Under the pooling of interests method of accounting, the historical basis of the assets and liabilities of

Mercshares and FNB will be combined at the Effective Date and carried forward at their previously recorded amounts and the stockholders' equity accounts of FNB will be combined on Mercshares' consolidated balance sheet. Income and other financial statements of Mercshares issued after consummation of the Affiliation will be restated retroactively to reflect the consolidated operations of Mercshares and FNB as if the Affiliation had taken place prior to the periods covered by such financial statements.

     In order for the Affiliation to qualify for pooling of interests accounting treatment, substantially all of the outstanding FNB Common Stock must be exchanged for Mercshares Common Stock. FNB has agreed in the Affiliation Agreement to use its, and to cause the Bank to use its, best efforts to cause the Affiliation to qualify for pooling of interests treatment. In the event that FNB Shareholders exercise their dissenters' rights of appraisal with respect to an aggregate of 10% or more of the shares of FNB Common Stock outstanding or in the event that one of the other conditions to pooling of interests accounting treatment is not satisfied, the Affiliation would not qualify for the pooling of interests method of accounting, and a condition to Mercshares' obligation to consummate the Affiliation would not be fulfilled. See "--Appraisal Rights of Dissenting Shareholders," and "--Conditions to Affiliation." Mercshares has the option to waive such condition, in which case the Affiliation could nonetheless be consummated. In such event, the Affiliation would be accounted for as a purchase under generally accepted accounting principles. For a description of purchase accounting treatment, see the discussion above under the heading "COMPARATIVE UNAUDITED PER SHARE DATA".

     Individuals who are affiliated with Mercshares and FNB have entered into agreements with Mercshares providing that they will not sell, transfer or otherwise dispose of shares of Mercshares Common Stock owned by them or, in the case of affiliates of FNB, to be received by such persons in the Affiliation, until such time as financial results covering at least 30 days of combined operations of Mercshares and FNB have been published. See "CERTAIN OTHER AGREEMENTS--Affiliate Undertakings."

RESALE OF MERCSHARES COMMON STOCK AFTER THE AFFILIATION BY CONTROLLING PERSONS

     Under federal securities laws there are certain potential limitations on the sale of Mercshares Common Stock received in the Affiliation that will affect certain FNB Shareholders who may be controlling persons of FNB. Mercshares and FNB believe that the only FNB Shareholders who may be deemed controlling persons subject to these limitations are the current officers and directors of FNB who have been advised of these restrictions and have agreed in writing to them.

CONDITIONS TO AFFILIATION

     Consummation of the Affiliation is conditioned upon, among other things, approval of the Affiliation Agreement by an affirmative vote of the majority of the outstanding shares of FNB Common Stock entitled to vote thereon.

     The obligation of Mercshares to consummate the Affiliation is also subject to the prior satisfaction of certain further conditions including the following:
(1) the absence of any material adverse change in the consolidated balance sheet, consolidated income statement, financial position, results of operations or business of FNB or the Bank, except as provided in the Affiliation Agreement, and the absence of any injunction against or impediment to consummation of the Affiliation; (2) receipt of a letter from Mercshares' independent certified public accountants to the effect that the Affiliation qualifies for pooling of interests accounting treatment; (3) compliance by FNB and the Bank with certain conditions, including limits on unapproved increases in compensation of directors, officers or employees of FNB or the Bank or unapproved alterations in benefits received by such individuals; (4) maintenance to Mercshares' satisfaction of the composition of FNB's and the Bank's securities portfolio;
(5) absence of
notices of dissent and demands for appraisal by holders of an aggregate of 10% or more of the outstanding shares of FNB Common Stock (or of such smaller percentage which, if exceeded, together with other factors, in the judgment of Mercshares, could preclude accounting for the Affiliation as a pooling of interests) pursuant to the provisions of Article 15 of the VSCA; (6) the absence of any actual or threatened legal proceeding or impediment that in the reasonable opinion of Mercshares might prevent the consummation of the Affiliation; (7) the absence of any condition or event, actual or threatened, which does or may adversely affect the tax-qualified status of any "Qualified Plan" (as defined in the Affiliation Agreement) or which may result in costs for unanticipated benefit liabilities with respect to any Qualified Plan; (8) the accuracy and satisfaction of various other financial and legal representations and conditions with respect to FNB and the Bank; (9) the receipt of certain regulatory approvals; and (10) the effectiveness of the Registration Statement. Mercshares may in its discretion waive conditions (1) through (8).

     The obligation of FNB to consummate the Affiliation is subject to the satisfaction of certain further conditions including the following: (1) receipt of an opinion of counsel confirming certain of the consequences of the Affiliation for FNB Shareholders as set forth above under the heading "Certain Federal Income Tax Consequences;" and (2) the accuracy and satisfaction of various financial and legal representations and conditions with respect to Mercshares. FNB may in its discretion waive these conditions.

TREATMENT OF EMPLOYEE BENEFIT PLANS

     Pursuant to the Affiliation Agreement and at the option of Mercshares, after the Effective Date and through December 31, 1995, employees of FNB and the Bank will be entitled to participate in Mercshares' employee benefit plans and programs on substantially the same basis as similarly situated employees of Mercshares or in plans and programs which, subject to certain conditions provided in the Affiliation Agreement, are comparable to and provide for participation on substantially the same basis as FNB's and the Bank's plans and programs currently in effect.

EXCLUSIVE DEALING

     FNB has agreed that while the Affiliation Agreement is in effect, neither FNB nor any of its or the Bank's officers, directors, employees, agents or representatives (including its investment bankers) shall, directly or indirectly: (i) solicit or initiate any Acquisition Proposal (as hereinafter defined) or take any other action to facilitate any inquiries or proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal; or (ii) recommend any Acquisition Proposal to FNB Shareholders or enter into or participate in any negotiations or agreement with respect to any Acquisition Proposal unless an unsolicited Acquisition Proposal is made and the FNB Board of Directors shall conclude, based on written advice of counsel, that its fiduciary obligations require consideration or acceptance or the recommendation of such Acquisition Proposal, because it is more favorable to the FNB Shareholders from a financial point of view than the Affiliation.

     An "Acquisition Proposal" is defined in the Affiliation Agreement as including any proposed (A) merger, consolidation, share exchange or similar transaction involving FNB or the Bank, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of FNB or the Bank representing 10% or more of the consolidated assets of FNB and the Bank, (C) issue, sale or other disposition of securities representing 10% or more of the voting power of FNB or the Bank, (D) transaction in which any person or group shall acquire beneficial ownership of 20% or more of the outstanding FNB Common Stock or Bank common stock.

     FNB has agreed that it will immediately advise Mercshares of, and communicate to Mercshares the terms of, any such inquiry or proposal addressed to FNB or the Bank or of which FNB or the Bank, or their respective officers, directors, employees, agents, or representatives (including its investment bankers) has knowledge.

INTERESTS OF CERTAIN PERSONS IN THE AFFILIATION

     The Affiliation Agreement provides that following the Effective Date, Mercshares shall indemnify and hold harmless any person who has rights to indemnification from FNB, to the same extent and on the same conditions as such person is entitled to indemnification pursuant to the applicable provisions of Title 13.1 of the VSCA and FNB's Articles of Incorporation, as in effect on the date of the Affiliation Agreement, to the extent legally permitted with respect to matters occurring on or prior to the Effective Date, including, without limitation, the transactions contemplated in the Affiliation Agreement and the Stock Option Agreement. Mercshares has also agreed to use its reasonable best efforts to maintain FNB's existing directors' and officers' liability policy, or another policy providing at least comparable coverage, covering persons who are currently covered by such insurance of FNB for a period of three years after the Effective Date on terms no less favorable than those in effect on the date of the Affiliation Agreement.

TERMINATION

     The Affiliation Agreement provides that it may be terminated and the Affiliation abandoned at any time prior to the Effective Date: (a) by the mutual consent of FNB and Mercshares; (b) by Mercshares if certain of the conditions set forth in the Affiliation Agreement have not been met or waived by Mercshares, or if at any time Mercshares receives information from any regulatory authority, which by law is required to approve the Affiliation, or which has authority to challenge the validity of the Affiliation in judicial proceedings or otherwise, that provides a substantial basis for reasonably concluding that the required regulatory approval will not be granted or the Affiliation or such transactions will be so challenged; or if the FNB Board of Directors recommends to the FNB Shareholders or accepts an Acquisition Proposal or if a Purchase Event (as defined in the Stock Option Agreement) occurs; (c) by FNB if certain conditions set forth in the Affiliation Agreement have not been met or waived by FNB, or if in compliance with the provisions of the Affiliation Agreement, it recommends to the FNB Shareholders or accepts an Acquisition Proposal; and (d) by Mercshares or FNB if the Affiliation is not consummated by March 31, 1995. The Affiliation Agreement provides that no party shall be relieved of or released from any liability arising out of an intentional breach of any provision thereof. See "CERTAIN OTHER AGREEMENTS--The Stock Option Agreement."

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

     An FNB Shareholder who objects to the Affiliation (a "Dissenting Shareholder") and who complies with the provisions of Article 15 of Title 13.1 of the VSCA ("Article 15") may demand the right to receive a cash payment, if the Affiliation is consummated, for the fair value of his stock immediately before the Effective Date, exclusive of any appreciation or depreciation in anticipation of the Affiliation unless such exclusion would be inequitable. In order to receive payment, a Dissenting Shareholder must deliver to FNB prior to the vote at the Annual Meeting a written notice of intent to demand payment for his shares if the Affiliation is effectuated (an "Intent to Demand Payment") and must not vote his shares to approve the Affiliation Agreement. An FNB Shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted to approve the Affiliation Agreement, and, therefore, to have waived his dissenters' rights. An FNB Shareholder may vote against the Affiliation Agreement, abstain from voting on the Affiliation Agreement or refrain from voting on (by not returning the proxy or by not voting at the meeting) the Affiliation Agreement without losing his right to assert dissenters' rights, as long as such FNB Shareholder's Intent to Demand Payment is timely given. The Intent to Demand

Payment should be addressed to: Charles T. Lewis, President, Fredericksburg National Bancorp, Inc., 2403 Fall Hill Avenue, P.O. Box 7207, Fredericksburg, Virginia 22404-7207. A VOTE AGAINST OR AN ABSTENTION WITH REGARD TO THE AFFILIATION AGREEMENT WILL NOT ITSELF CONSTITUTE A TIMELY WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT AND A FAILURE TO VOTE WILL NOT CONSTITUTE A TIMELY WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT.

     An FNB Shareholder of record may assert dissenters' rights as to fewer than all the shares registered in his name only if the FNB Shareholder dissents with respect to all shares beneficially owned by any one person and notifies FNB in writing (delivered or mailed to the name and address noted immediately above) of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of such a partial dissenter are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. A beneficial shareholder of FNB Common Stock may assert dissenters' rights as to shares held on his behalf by a shareholder of record only if (i) he submits to FNB the record shareholder's written consent to the dissent not later than the time when the beneficial shareholder asserts dissenters' rights, and (ii) he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote, and
(iii) he files an Intent to Demand Payment in a timely manner.

     If the Affiliation is consummated, within 10 days after the Effective Date Mercshares is required to deliver a notice in writing (a "Dissenter's Notice") to each Dissenting Shareholder who has filed an Intent to Demand Payment and who has not voted such shares to approve the Affiliation Agreement. The Dissenter's Notice shall (i) state where the demand for payment (the "Payment Demand") shall be sent and where and when stock certificates shall be deposited; (ii) supply a form for demanding payment; (iii) set a date by which Mercshares must receive the Payment Demand (which may not be fewer than 30 nor more than 60 days after delivery of the Dissenter's Notice); and (iv) be accompanied by a copy of
Article 15. A Dissenting Shareholder who is sent a Dissenter's Notice must submit the Payment Demand and deposit his stock certificates in accordance with the terms of, and within the time frames set forth in, the Dissenter's Notice. As a part of the Payment Demand, the Dissenting Shareholder must certify whether he acquired beneficial ownership of the shares before or after the date of the first public announcement of the terms of the proposed Affiliation (the "Announcement Date"), which was March 29, 1994.

     Except with respect to shares of FNB Common Stock acquired after the Announcement Date, Mercshares shall pay a Dissenting Shareholder the amount Mercshares estimates to be the fair value of his shares, plus accrued interest. Such payment shall be made within 30 days of receipt of the Dissenting Shareholder's Payment Demand. As to shares of FNB Common Stock acquired after the Announcement Date, Mercshares is only obligated to estimate the fair value of the shares, plus accrued interest, and to offer to pay this amount to the Dissenting Shareholder conditioned upon the Dissenting Shareholder's agreement to accept it in full satisfaction of his claim.

     If a Dissenting Shareholder believes that the amount paid or offered by Mercshares is less than the fair value of his shares of FNB Common Stock, or that the interest due is incorrectly calculated, that Dissenting Shareholder may notify Mercshares in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of such estimate (less any amount already received by the Dissenting Shareholder) (the "Estimate and Demand"). The Dissenting Shareholder must notify Mercshares of the Estimate and Demand within 30 days after the date Mercshares makes or offers to make payment to the Dissenting Shareholder.

     Within 60 days after receiving the Estimate and Demand, Mercshares must either commence a proceeding in the appropriate circuit court to determine the fair value of the Dissenting Shareholder's shares and accrued interest, or Mercshares must pay each Dissenting Shareholder whose demand remains unsettled the amount demanded. If a judicial determination of the "fair value" of FNB

Common Stock held by such FNB Shareholder is necessary, such a determination may result in a value that is more than, less than, or equal to the consideration which would have been paid by Mercshares pursuant to the Affiliation. If a proceeding is commenced, the court must determine all costs of the proceeding and must assess those costs against Mercshares, except that the court may assess costs against all or some of the Dissenting Shareholders to the extent the court finds that the Dissenting Shareholders did not act in good faith in demanding payment of the Dissenting Shareholder's estimates.

     The foregoing discussion is a summary of the material provisions of Article 15 and is not intended to be a complete statement of its provisions. The foregoing discussion is qualified in its entirety by reference to the full text of Article 15, which FNB Shareholders are strongly encouraged to review carefully and which is included as Annex C to this Prospectus and Proxy Statement. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to FNB shareholders, except as indicated above or otherwise required by law.

     Any Dissenting Shareholder who perfects his right to be paid the fair value of his shares will recognize gain or loss, if any, for Federal income tax purposes upon the receipt of cash for his shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Code. See "THE AFFILIATION--Certain Federal Income Tax Consequences."

                            CERTAIN OTHER AGREEMENTS

THE STOCK OPTION AGREEMENT

     As a condition and inducement to Mercshares' willingness to enter into the Affiliation Agreement, FNB granted Mercantile the option (the "Option"), exercisable only in certain circumstances which have not yet occurred, to acquire up to 19.9% of the aggregate shares of FNB Common Stock that would be outstanding immediately after the issuance of shares in respect of the Option, at a price of $43.50 per share, pursuant to the Stock Option Agreement dated as of March 30, 1994 (the "Stock Option Agreement"), by and between FNB and Mercshares.

     Certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the consummation of the Affiliation be interested in acquiring all of or a significant interest in FNB from considering or proposing such an acquisition.

     EXERCISE OF THE OPTION. The Option is exercisable in whole or part, but subject to any required regulatory approvals, at any time after a "Purchase Event," which is defined in the Option Agreement as the occurrence of any of the following events: (i) any person (other than Mercshares or any subsidiary of Mercshares) shall have commenced a tender offer or exchange offer to purchase any shares of FNB Common Stock such that upon consummation of such offer such person would own or control 50% or more of the then outstanding FNB Common Stock, and the FNB Board of Directors, within ten business days after such tender or exchange offer has been commenced, fails to recommend against acceptance of such offer by FNB Shareholders; (ii) FNB or any of its subsidiaries shall have taken certain actions with respect to (A) a merger, consolidation or similar transaction involving FNB or any of its material subsidiaries, (B) a sale, lease or other disposition of 10% or more of the consolidated assets of FNB and its subsidiaries, or (C) an issue, sale or other disposition of securities (or rights to purchase securities convertible into such securities) representing 10% or more of the voting power of FNB or any of its subsidiaries, each with any person other than Mercshares or any of its subsidiaries; (iii) any person (other than Mercshares or any of its subsidiaries) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the then outstanding shares of FNB Common Stock; or (iv) the FNB Shareholders shall not have approved the Affiliation Agreement at the FNB Annual Meeting, or the FNB Annual Meeting shall not have been held by December 31, 1994, in each case after any person (other than Mercshares or any of its subsidiaries) shall have publicly announced a proposal or an intention to make a proposal to engage in any transaction described in clauses (i), (ii) or (iii) above, or the FNB Board of Directors shall have withdrawn or adversely modified its recommendation that the FNB Shareholders approve the Affiliation Agreement.

     The Option shall terminate on the earliest to occur of (x) the Effective Date, (y) 12 months after the later of (A) the first occurrence of a Purchase Event or (B) Mercshares' receiving notice from FNB of such occurrence, or (z) termination of the Affiliation Agreement prior to a Purchase Event. Notwithstanding termination of the Option, Mercshares shall be entitled to purchase shares of FNB Common Stock as to which it has exercised the Option prior to such termination.

     ADJUSTMENT OF NUMBER OF SHARES SUBJECT TO OPTION. The number and type of securities subject to the Option and the purchase price therefor will be adjusted for any change in the FNB Common Stock by reason of a stock dividend, split up, recapitalization, combination, exchange of shares or similar transaction, such that Mercshares will receive (upon exercise of the Option) the same number and type of securities as if the Option had been exercised immediately prior to the occurrence of such event (or the record date therefor). At Mercshares' option, the number of shares of FNB Common Stock subject to the Option will also be adjusted in the event FNB issues additional shares of FNB Common Stock (other than certain permitted issuances), such that the number of shares of FNB Common Stock subject to the Option represents 19.9% of the aggregate number of shares of FNB Common Stock that would be outstanding immediately after the issuance of shares in respect of the Option upon full exercise of the Option.

     In the event FNB enters into any agreement (a) to merge or consolidate or for a share exchange with any person, other than Mercshares or one of its subsidiaries, such that either (x) FNB is not the surviving corporation, or (y) FNB will be the surviving corporation, but in connection with such transaction, the FNB Common Stock is exchanged for any other securities or other property or the outstanding shares of the FNB Common Stock immediately prior to such transaction represent less than 50% of the FNB Common Stock following such transaction, or (b) to sell or otherwise transfer all or substantially all of its assets to a person other than Mercshares or one of its subsidiaries, the agreement governing the transaction must provide that, upon consummation of the transaction, the Option will be converted into or exchanged for an option to purchase securities of either the acquiring person, a person that controls the acquiring person, or FNB (if FNB is the surviving entity), in all cases at the option of Mercshares.

     REGISTRATION RIGHTS. Mercshares has the right within three years of the first exercise of the Option to require FNB to prepare and file up to two registration statements under the Securities Act for the shares issued or issuable upon exercise of the Option and to use its best efforts to qualify the shares under any applicable state securities laws if necessary or desirable for Mercshares to be able to sell the shares.

THE SUPPORT AGREEMENT

     As a condition to Mercshares entering into the Affiliation Agreement, directors and officers of FNB owning an aggregate of 175,647 shares (22.3%) of the outstanding FNB Common Stock (the "Supporting FNB Shareholders"), entered into a Support Agreement dated as of March 29, 1994 (the "Support Agreement") with Mercshares. Pursuant to the Support Agreement, each of the Supporting FNB Shareholders has agreed (a) not to pledge, hypothecate, grant a security interest in, sell, transfer or otherwise dispose of or encumber nor enter into any agreement, arrangement or understanding (other than a proxy for purposes of approving the Affiliation Agreement) which would restrict, establish a right of first refusal to or otherwise relate to the transfer or voting of the shares of FNB Common Stock owned or acquired by such Supporting FNB Shareholder during the term of the Support Agreement; (b) not to directly or indirectly, solicit, initiate or encourage inquiries or proposals from, or participate in discussions or negotiations with, or provide any information to, any individual or entity (other than Mercshares and its employees and agents) concerning any sale of assets, sale or exchange of stock, merger, consolidation or similar transactions involving FNB or the Bank, and to use his best efforts to assure that FNB or the Bank takes no such steps; (c) to immediately advise Mercshares of any such inquiry or proposal of which such Supporting FNB Shareholder has knowledge; (d) unless Mercshares is in material default with respect to the Affiliation Agreement, to vote his or her shares of FNB Common Stock in favor of the Affiliation Agreement and the transactions contemplated thereby, and subject to certain fiduciary duties, to use his best efforts to cause the Affiliation to be effected. The terms of the Support Agreement expire upon the earlier to occur of March 29, 1996 or the termination of the Affiliation Agreement.

AFFILIATE UNDERTAKINGS

     In connection with the execution and delivery of the Affiliation Agreement, the Supporting FNB Shareholders also executed a memorandum, undertaking and agreement (the "Undertaking") pursuant to which they have undertaken to comply with certain provisions of the federal securities laws and to be subject to additional restrictions on the sale of shares of Mercshares Common Stock. See "THE AFFILIATION--Accounting Treatment" and "--Resale of Mercshares Common Stock After the Affiliation by Controlling Persons."

AGREEMENT WITH FNB SHAREHOLDER

     As a separate matter, Carl D. Silver, an FNB Shareholder who owns 120,912 shares (15.3%) of FNB Common Stock, has agreed (i) not to dispose of his shares of FNB Common Stock (or the voting power of such shares) before the FNB Annual Meeting, and (ii) that he will vote all of his shares of FNB Common Stock to approve the Affiliation Agreement, provided that the FNB Annual Meeting occurs on or before December 31, 1994.

                               DESCRIPTION OF FNB
     FNB was organized in 1982 as a Virginia corporation for the purpose of serving as the parent holding company for the Bank. FNB does not engage in any activities other than acting as a holding company for the Bank. Accordingly, the principal business of FNB is conducted through the Bank.

     As of March 31, 1994, FNB had total assets of approximately $233.4 million, total deposits of approximately $210.2 million and total shareholders' equity of approximately $20.4 million. FNB is the second largest independent financial institution in its service area in terms of total assets and has the largest deposit market share of any bank in the area.

     The Bank is a community-oriented institution and provides a wide range of deposit, loan and other general banking services to individuals, businesses, institutions and governmental entities, including individual and commercial demand and time deposit accounts, commercial and consumer loans, residential mortgages, credit card services and safe deposit boxes. The Bank also offers a full line of trust services.

     The Bank primarily serves the area of Fredericksburg, Spotsylvania and Stafford Counties, Virginia. According to 1990 census data, this area has a population base of approximately 170,000, which represents an increase of approximately 36% over the 1980 census. The area's population is projected to reach 200,000 by the year 2000.

     FNB and the Bank are subject to state and federal banking laws and regulations which impose specific requirements or restrictions on and provide for general regulatory oversight with respect to virtually all aspects of operations. As a national banking association, the Bank is regulated and examined by the Office of the Comptroller of the Currency. FNB is registered as a bank holding company under the BHCA and is, therefore, subject to regulation and examination of the Board of Governors of the Federal Reserve System.

     The Bank's Main Office is located in Fredericksburg, Virginia. The Bank operates seven banking offices in its service area and two remote ATM sites. The Bank leases four of its banking offices, including the Main Office, and owns the remaining three offices.

     As of December 31, 1993, the Bank employed 135 people on a full-time basis.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion provides information about the major components of the results of operations and financial condition, liquidity and capital resources of FNB. This discussion and analysis should be read in conjunction with FNB's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus and Proxy Statement.

OVERVIEW

     Net income in 1993 was $1.1 million, compared to $2.2 million and $1.3 million in 1992 and 1991, respectively. The decrease in 1993 was principally due to the cumulative effect of an adjustment of $936,000 (net of tax benefits) from the adoption of FASB No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" on January 1, 1993. The writedown of other real estate properties to recent appraisal values and the establishment of a reserve for disposal costs in an aggregate amount of $290,000 also contributed to the lower net income in 1993. The $900,000 increase in net income in 1992 over 1991 was primarily due to the decrease in the provision for loan losses from $1.6 million in 1991 to $515,000 in 1992. As a result of lower earnings in 1993, return on average assets declined to 0.46%, compared to 1.05% and 0.65% for 1992 and 1991, respectively. Return on average equity for 1993 was also down from 1992, declining to 5.36% from 11.77% for 1992 and 7.21% for 1991.

     Significant items impacting the change in earnings per share for 1993 and 1992 are summarized in the following table.

                         CHANGES IN PER SHARE EARNINGS

                                                                                                  1993       1992
                                                                                                   VS.        VS.
                                                                                                  1992       1991
                                                                                                ---------  ---------
Earnings per share--prior period..............................................................  $    2.85  $    1.68
Net change during the year:
  Interest income.............................................................................      (2.05)     (2.81)
  Interest expense............................................................................       1.60       2.88
  Provision for loan losses...................................................................        .24       1.42
  Other income................................................................................        .67        .17
  Personnel expense...........................................................................       (.38)       .09
  Other operating expenses....................................................................       (.66)       .03
  Income tax..................................................................................        .25       (.61)
                                                                                                ---------  ---------
  Net increase (decrease) during the period...................................................       (.33)      1.17
                                                                                                ---------  ---------
Earnings per share before cumulative effect adjustment........................................       2.52       2.85
Cumulative effect on prior years of accounting change.........................................      (1.18)    --
                                                                                                ---------  ---------
       Earnings per share.....................................................................  $    1.34  $    2.85
                                                                                                ---------  ---------
                                                                                                ---------  ---------

     Assets continued to grow in 1993, increasing $14.0 million, or 6.3%, to $235.6 million at December 31, 1993, compared to 8% and $16.4 million growth in 1992. Loans increased 8.2% or $11.0 million in 1993 after three years without growth. Investment security growth moderated from the 19.5% or $10.1 million in 1992 to 12.0% and $7.4 million in 1993. Bank deposits reached $213.2 million in 1993, compared to $200.9 million in 1992.

     For the first quarter of 1994, net income was $597,000, compared to a loss of $499,000 for the comparable period in 1993. Net income per share for the first quarter of 1994 was $.76 per share, compared to a loss of $.63 per share for the comparable period in 1993. The loss for the first quarter of 1993 reflects a cumulative effect adjustment of $936,000 ($1.18 per share) from the adoption of FASB No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" on January 1, 1993.

     At March 31, 1994, net loans were $141.4 million, up slightly over the December 31, 1993 level of $141.0 million, and deposits were $210.2 million, down 1.4% from December 31, 1993. Stockholders' equity at March 31, 1994 was $20.4 million, an increase of 1.8% over the $20.0 million reported at December 31, 1993.

     During the first quarter of 1994, nonperforming assets decreased $400,000 to $2.9 million, which represented 1.2% of total assets at March 31, 1994. The allowance for loan losses at March 31, 1994 amounted to $2.5 million, or 1.75% of net loans.

YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991.

  Net Interest Income

     Net interest income, the difference between interest income and interest expense, represents the Bank's primary source of earnings. Interest income from tax exempt securities has been adjusted to a tax equivalent basis for comparative purposes. The net interest margin, tax equivalent net interest income divided by average earning assets, indicates the average effective rate earned on these assets. The net interest margin is affected by fluctuations in interest rates and volume as well as the mix of earning assets and interest bearing deposits.

     Tax equivalent net interest income as presented on the following table decreased 3.0% during 1993 to $9.4 million. This decrease was primarily attributable to interest rate variance. Average earning assets increased 6.6% or $13.1 million during the year compared to an increase of 4.3% in 1992. During 1993, the yield on earning assets declined 126 basis points to 7.34%, moderating slightly from the 155 basis point decline from 1991 to 1992. Interest-bearing deposit costs declined $1.3 million or 100 basis points to 3.75% after a 170 basis point decline from 1991 to 1992.

     Net interest margin declined from 4.84% at December 31, 1992 to 4.40% at December 31, 1993. Net interest margin at December 31, 1992 declined 20 basis points from 5.04% at December 31, 1991. The primary factor contributing to the decline in net interest margin during this period was the low interest rate environment, together with the level of earning assets shifting to lower yielding investment securities as a result of weak loan demand.

     The following table sets forth, among other things, FNB's average interest earning assets (on a tax equivalent basis), average interest-bearing liabilities, the average yields on such assets and rates paid on such liabilities, and the net interest margin for the periods indicated.

                   AVERAGE BALANCES/NET INTEREST INCOME/RATE
                              TAX EQUIVALENT BASIS

                                                 1993                               1992                         1991
                                   ---------------------------------  ---------------------------------  --------------------
                                    AVERAGE    INCOME/     YIELD/      AVERAGE    INCOME/     YIELD/      AVERAGE    INCOME/
                                    BALANCE    EXPENSE      COST       BALANCE    EXPENSE      COST       BALANCE    EXPENSE
                                   ---------  ---------  -----------  ---------  ---------  -----------  ---------  ---------
                                                                         (IN THOUSANDS)
ASSETS:
Loans (net of unearned
income)(1).......................  $ 135,588  $  11,129        8.21%  $ 133,925  $  12,477        9.32%  $ 140,395  $  15,201
Investment securities:
  Taxable........................     57,160      3,400        5.95      49,017      3,712        7.57      35,494      2,992
  Tax-exempt.....................     10,884        783        7.19       6,697        591        8.82       6,339        662
Federal funds sold...............      8,309        250        3.01       8,828        296        3.35       7,533        420
Interest-bearing deposits in
other banks......................        208         18        8.65         629         54        8.59       1,082         97
                                   ---------  ---------               ---------  ---------               ---------  ---------
      Total earnings assets......  $ 212,149  $  15,580        7.34%  $ 199,096  $  17,130        8.60%  $ 190,843  $  19,372
      Taxable equivalent
adjustment(2)....................                   266                                201                                225
Less: allowance for loan
losses...........................      2,685                              2,934                              2,112
  Total nonearning assets........     19,798                             18,208                             16,904
                                   ---------                          ---------                          ---------
      Total assets...............  $ 229,262                          $ 214,370                          $ 205,635
                                   ---------                          ---------                          ---------
                                   ---------                          ---------                          ---------
LIABILITIES:
Interest-bearing liabilities:
  Savings, NOW and money market
deposit accounts.................  $  95,231  $   2,972        3.12%  $  84,410  $   3,354        3.97%  $  72,471  $   3,944
  Time deposits..................     70,720      3,258        4.61      73,379      4,137        5.64      78,784      5,816
                                   ---------  ---------               ---------  ---------               ---------  ---------
    Total interest-bearing
liabilities......................  $ 165,951  $   6,230        3.75%  $ 157,789  $   7,491        4.75%  $ 151,255  $   9,760
Non-interest bearing liabilities:
  Demand deposits................     41,104                             36,031                             34,384
  Other liabilities..............      2,578                              1,453                              1,552
                                   ---------                          ---------                          ---------
      Total liabilities..........  $ 209,633                          $ 195,273                          $ 187,191
Stockholders' equity.............     19,629                             19,097                             18,444
                                   ---------                          ---------                          ---------
      Total liabilities and
stockholders' equity.............  $ 229,262                          $ 214,370                          $ 205,635
                                   ---------                          ---------                          ---------
                                   ---------                          ---------                          ---------
Net interest income..............             $   9,350                          $   9,639                          $   9,612
                                              ---------                          ---------                          ---------
                                              ---------                          ---------                          ---------
Average interest rate spread.....                              3.59%                              3.85%
Interest expense as a percent of
average earning assets...........                              2.94%                              3.76%
Net interest margin..............                              4.40%                              4.84%


                                     YIELD/
                                      COST
                                   -----------

ASSETS:
Loans (net of unearned
income)(1).......................       10.83%
Investment securities:
  Taxable........................        8.43
  Tax-exempt.....................       10.44
Federal funds sold...............        5.58
Interest-bearing deposits in
other banks......................        8.96

      Total earnings assets......       10.15%
      Taxable equivalent
adjustment(2)....................
Less: allowance for loan
losses...........................
  Total nonearning assets........

      Total assets...............

LIABILITIES:
Interest-bearing liabilities:
  Savings, NOW and money market
deposit accounts.................        5.44%
  Time deposits..................        7.38

    Total interest-bearing
liabilities......................        6.45%
Non-interest bearing liabilities:
  Demand deposits................
  Other liabilities..............

      Total liabilities..........
Stockholders' equity.............

      Total liabilities and
stockholders' equity.............

Net interest income..............

Average interest rate spread.....        3.70%
Interest expense as a percent of
average earning assets...........        5.11%
Net interest margin..............        5.04%



- ---------------
(1) Average loan balances include nonaccrual loans. Interest income collected on nonaccrual loans has been included.

(2) Tax exempt income has been adjusted to a tax equivalent basis using an incremental rate of 34%.

     The following table analyzes changes in net interest income attributable to changes in the volume of earning assets and interest bearing liabilities compared to changes in interest rates. Nonaccruing loans are included in average loans outstanding.

                                                                  VOLUME AND YIELD/RATE ANALYSIS*
                                                                      YEAR ENDED DECEMBER 31,
                                                --------------------------------------------------------------------
                                                          1993 VS. 1992                      1992 VS. 1991
                                                ---------------------------------  ---------------------------------
                                                       INCREASE (DECREASE)                INCREASE (DECREASE)
                                                       DUE TO CHANGES IN:                 DUE TO CHANGES IN:
                                                ---------------------------------  ---------------------------------
                                                  VOLUME       RATE        NET       VOLUME       RATE        NET
                                                -----------  ---------  ---------  -----------  ---------  ---------
                                                                           (IN THOUSANDS)
Earning Assets:
  Loans, net of unearned income...............   $     153   $  (1,501) $  (1,348)  $    (677)  $  (2,047) $  (2,724)
  Investment securities
     Taxable..................................         558        (870)      (312)      1,048        (328)       720
     Tax-exempt...............................         317        (125)       192          36        (107)       (71)
  Other short-term investments................         (33)        (49)       (82)         46        (213)      (167)
                                                -----------  ---------  ---------  -----------  ---------  ---------
       Total earning assets...................         995      (2,545)    (1,550)        453      (2,695)    (2,242)
Interest-Bearing Liabilities:
  Savings, NOW, and money market deposit
accounts......................................         396        (778)      (382)        583      (1,173)      (590)
  Time deposits...............................        (148)       (731)      (879)       (378)     (1,301)    (1,679)
                                                -----------  ---------  ---------  -----------  ---------  ---------
       Total interest-bearing liabilities.....         248      (1,509)    (1,261)        205      (2,474)    (2,269)
                                                -----------  ---------  ---------  -----------  ---------  ---------
Change in interest income.....................   $     747   $  (1,036) $    (289)  $     248   $    (221) $      27
                                                -----------  ---------  ---------  -----------  ---------  ---------
                                                -----------  ---------  ---------  -----------  ---------  ---------

- ---------------
* The change in interest due to both rate and volume has been allocated to change due to volume and change due to rate in proportion to the relationship of the absolute dollar amounts of the change in each.

  Other Income

     Other income includes service charges, other fee related bank services including mortgage originations, and gains on disposal of fixed assets and other real estate owned. In 1993, other income totaled $2.4 million, an increase of $524,000 or 28.1% over 1992. This increase was due primarily to increased amounts of other operating income due to gains on the sale of real estate and increased mortgage loan origination fees. Other income increased $133,000, or 7.7%, in 1992 over 1991. The increase was primarily due to the mortgage loan origination fees generated by the Bank's residential mortgage loan program that was started in 1992. Total service charges (which normally comprise about 50% of total other income) have remained relatively flat over the past two years, having increased 3.6% from December 31, 1991 to December 31, 1993.

     Trust income declined 6.2% in 1993 due primarily to the continued low interest rate environment. Fees increased 45% in 1993, after remaining relatively flat in 1992 compared to 1991. The fees increase in 1993 resulted from increased cashier check fees, letters of credit, and a new commercial loan processing fee. Commissions declined 13.4% in 1993, which followed a 20.7% decline in 1992. The decline in commissions during this period was primarily attributable to reduced credit life insurance penetration.

     Mortgage loan origination fees represented 11.1% of total other income in 1993 as the residential real estate department generated volume of $27.4 million in loans. Lower residential mortgage interest rates generated high volume refinancing during 1993. Mortgage loan origination fees were $70,000 in 1992 as the residential real estate department was not fully operational until the middle of the fiscal year.

     Other operating income for 1993 varies significantly over 1992 due to $414,094 in gains on the sale of other real estate owned.

                                  OTHER INCOME

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1993       1992       1991
                                                                                     ---------  ---------  ---------
                                                                                             (IN THOUSANDS)
Trust income.......................................................................  $     395  $     421  $     394
Service charges....................................................................      1,011      1,017        976
Fees...............................................................................         87         60         59
Commissions........................................................................        129        149        188
Mortgage loan origination fees.....................................................        265         70     --
Other operating income.............................................................        501        147        114
                                                                                     ---------  ---------  ---------
       Total other income..........................................................  $   2,388  $   1,864  $   1,731
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

  Other Expenses

     Noninterest expense represents FNB's overhead and is closely monitored for productivity and improvement. A productivity study was completed in 1993 with many efficiency recommendations implemented.

     Other expenses increased 10.8% in 1993, compared to a 1.2% decline in 1992. FDIC assessments increased 12.6% in 1993 following an increase of 13.1% in 1992. The 1993 and 1992 increases are primarily attributable to FNB's 6.1% and 8.3% deposit growth during such periods on increased FDIC rates. Stationery and supply costs remained stable.

     Salaries and employee benefits increased 7.8% in 1993 as salaries rose 5.3% or $165,113 and benefits rose 18.3% or $135,384. The increase in benefits was primarily from increased health insurance premiums. FNB changed its accounting policy with respect to the Post Retirement Benefit Plan as of January 1, 1993. See Notes 1 and 9 to the Audited Consolidated Financial Statements included elsewhere herein.

     Occupancy expense represented 10.6% of other expenses for 1993 and increased 2.3% during 1993. Furniture and equipment expense comprised 7.8% of overhead and increased 5.0% in 1993, primarily from equipment and data processing lease and maintenance contracts.

     Other operating expenses increased 22.9% in 1993 as Federal Reserve charges increased 31.9% due to the Bank opting to reduce its compensating balances; legal expenses increased from $65,090 in 1992 to $128,161 in 1993 primarily due to other real estate and other legal matters. Loan workout issues and other real estate expenses increased from $36,733 to $88,146. Appraisal expense increased from $76,350 in 1992 to $168,353 in 1993, however when offset against appraisal fees the net expenses were $17,228 in 1992 and $22,564 in 1993. The writedown of other real estate properties to recent appraised values and the establishment of a reserve for disposal costs resulted in expenses of $289,577 in 1993.

     For 1992, other than FDIC premiums, all other categories of other expenses were down slightly from 1991 levels.

                                 OTHER EXPENSES

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1993       1992       1991
                                                                                     ---------  ---------  ---------
                                                                                             (IN THOUSANDS)
Salaries and benefits..............................................................  $   4,178  $   3,877  $   3,940
Occupancy..........................................................................        890        870        879
Furniture and equipment............................................................        657        626        658
FDIC premium.......................................................................        475        422        373
Other operating expense............................................................      2,203      1,792      1,831
                                                                                     ---------  ---------  ---------
       Total other expenses........................................................  $   8,403  $   7,587  $   7,681
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

  Loans

     FNB's target loan to deposit ratio for lending activities is 70% to 75%. This ratio has declined from 72.1% in 1991 to 67.4% in 1993.

     In 1991 and 1992, deposits grew while loans declined; however, in 1993 loan growth exceeded deposit growth, due in part to the fact that loan demand increased during the second half of 1993 as the economy and consumer confidence continued improving. Loans, net of unearned income, increased 8.2% to $143.7 million at December 31, 1993 from $132.8 million in 1992. At December 31, 1993, approximately 82.5% of the loan portfolio consisted of real estate related loans--32.4% one-to-four family residential properties, 15.3% revolving, open-end lines of credit, 26.5% non-residential properties and 8.1% construction and land development. Commercial loans comprised 7.3% of the portfolio and consumer loans made up 9.4% as of year-end. All other loans, which consist primarily of tax-exempt municipal loans, comprised less than 1% of the portfolio.

     The Bank experienced a strong demand for residential real estate loans due to a high level of refinancing activity in the low interest rate environment. The residential real estate department originated $27.4 million in loans during 1993, selling $12.7 million fixed rate mortgages in the secondary market and retaining $14.7 million adjustable rate mortgages. Within the non-residential real estate portfolio, $4.9 million in 15-year fixed rate mortgages were retained in the portfolio.

     Commercial real estate loans increased 9.0% during 1993 to $38.1 million, of which 67.8% or $25.8 million is owner-occupied. Construction and land development loans decreased 8.0% during 1993 to $11.6 million.

     Commercial, financial and agricultural loan demand remained weak in 1993, decreasing 13.7% to $10.5 million. The commercial loan efforts continue concentrating on meeting small business needs within FNB's local market area.

     Consumer installment loans, the most significant component of consumer loans, increased 11.9% during 1993, reaching $12.1 million. This growth was the result of an extremely competitive automobile financing effort which is continuing into 1994. The Bank's credit card balances increased 36.6% at year end 1993 to $1.4 million outstanding.

     The following table presents information pertaining to the composition of loans including unearned income for each of the dates indicated (rounded to nearest thousand dollars). All such loans are attributable to domestic operations.

                                                                           DECEMBER 31,
                                                  ---------------------------------------------------------------
                                                     1993         1992         1991         1990         1989
                                                  -----------  -----------  -----------  -----------  -----------
                                                                          (IN THOUSANDS)
Commercial......................................  $    10,478  $    12,148  $    15,697  $    32,347  $    36,326
Real estate construction........................       11,601       12,603        9,481        9,597        6,981
Real estate mortgage............................      107,260       96,202       92,513       74,000       68,284
Consumer........................................       13,515       11,841       16,900       25,203       32,658
All other loans.................................        1,116          880          963        1,039        1,088
                                                  -----------  -----------  -----------  -----------  -----------
Total loans.....................................      143,970      133,674      135,554      142,186      145,337
     Less: unearned discount....................          243          899        1,806        2,609        3,408
                                                  -----------  -----------  -----------  -----------  -----------
       Loans--net...............................  $   143,727  $   132,775  $   133,748  $   139,577  $   141,929
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------

     The following table presents the maturity distribution of the Bank's loans, including unearned income, in the following categories as of December 31, 1993.

                                                            MATURITY SCHEDULE OF PERIOD END LOANS
                                               ----------------------------------------------------------------
                                                  1 YEAR OR LESS          1-5 YEARS           AFTER 5 YEARS
                                               --------------------  --------------------  --------------------
                                                 FIXED    VARIABLE     FIXED    VARIABLE     FIXED    VARIABLE
                                                 RATE       RATE       RATE       RATE       RATE       RATE
                                               ---------  ---------  ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS)
Commercial, financial and agricultural.......  $   6,404  $   2,154  $   1,333  $     566  $      14  $       7
Real Estate-Construction.....................  $   7,324  $   2,386  $      44  $   1,409  $     125  $     313

     Of the $3,811,000 loans maturing after after one year, $1,516,000 or 40%, have fixed interest rates, and $2,295,000, or 60%, have variable interest rates.

     See Note 4 to the Audited Consolidated Financial Statements included elsewhere herein for additional information on the Bank's loan portfolio.

  Asset Quality

     Provision and Allowance for Loan Losses. The provision for loan losses represents the annual expense necessary to maintain an adequate allowance for loan losses and to absorb future charge-offs in the loan portfolio. In evaluating the adequacy of both the provision and allowance for loan losses, management considers specific identification, specific and estimated pools, homogeneous allocations, trends in delinquencies, local and national economic trends, concentrations, commitments, off-balance sheet exposure, changes in lending policies, and experience of lending management. The analysis includes migration analysis supplemented by statistical regression analysis and experience.

     The provision for loan losses in 1993 was $325,000, a decrease of $190,000 or 36.9% from the 1992 provision of $515,000. The provision for loan losses was .23% of average loans net of unearned income in 1993 compared to .39% in 1992.

     Net charge-offs declined 36.6% in 1993 to $388,000 from $612,000 in 1992. The ratio of net charge-offs to average losses in 1993 was .29% as compared to .47% in 1992. Net commercial loan charge-offs increased $97,000 in 1993 to $182,000. Real estate mortgage and consumer loans combined net charge-offs declined $318,000 to $206,000 in 1993. Total recoveries in 1993 were $131,000 and $108,000 in 1992, representing 25.2% and 15.0% of loan losses, respectively.

     The allowance for loan losses was 1.91% of 1993 year-end loans net of unearned income and 2.11% of 1992 loans net of unearned income. The allowance covered net charge-offs 7.1 times compared to 4.6 times in 1992. The allowance for loan losses was 91.6% of nonperforming assets at December 31, 1993, compared to 111.8% and 87.6% at December 31, 1992 and 1991, respectively. Management believes the allowance is adequate based on current portfolio expectations, measurements and characteristics.

     The following table summarizes changes in the allowance for loan losses.

                           ALLOWANCE FOR LOAN LOSSES

                                                                               DECEMBER 31,
                                                        ----------------------------------------------------------
                                                           1993        1992        1991        1990        1989
                                                        ----------  ----------  ----------  ----------  ----------
                                                                              (IN THOUSANDS)
Loans, net of unearned income.........................  $  143,727  $  132,775  $  133,748  $  139,577  $  141,929
Allowance for loan losses--beginning of period........       2,803       2,900       1,602       1,433       1,414
                                                        ----------  ----------  ----------  ----------  ----------
Loans charged-off:
  Commercial..........................................         214         101         181         771         958
  Real estate construction............................      --               6          23      --          --
  Real estate mortgage................................         209         317         105           3      --
  Consumer............................................          96         296         332         354         301
                                                        ----------  ----------  ----------  ----------  ----------
       Total charge-offs..............................         519         720         641       1,128       1,259
Recoveries:
  Commercial..........................................          32          16         150          62           6
  Real estate construction............................      --               3          10      --          --
  Real estate mortgage................................          69          26          88      --          --
  Consumer............................................          30          63          59          70          50
                                                        ----------  ----------  ----------  ----------  ----------
       Total recoveries...............................         131         108         307         132          56
                                                        ----------  ----------  ----------  ----------  ----------
Net charge-offs.......................................         388         612         334         996       1,203
Provision for loan losses.............................         325         515       1,632       1,165       1,222
                                                        ----------  ----------  ----------  ----------  ----------
Allowance for loan losses--end of period..............  $    2,740  $    2,803  $    2,900  $    1,602  $    1,433
                                                        ----------  ----------  ----------  ----------  ----------
                                                        ----------  ----------  ----------  ----------  ----------
Ratio of net charge-offs to year-end average loans
outstanding during the period.........................        .27%        .46%        .25%        .71%        .85%
Ratio of allowance for loan losses to year-end
loans.................................................       1.91%       2.11%       2.17%       1.15%       1.01%

     The following table presents a breakdown of the loan loss allowance by major categories of loans for the last five years. Included in the table is the percentage of loans in each category to total loans. Values assigned to loan categories represent management's best estimates based on evaluation of the loan portfolio, economic conditions, delinquency data and prior loss experience. Allocations estimated for each of the categories below do not indicate that charge-off loans in that amount are anticipated or will be required. There is no precise method of predicting specific losses which may occur in segments of the loan portfolio. The loan reserve account is available to absorb any and all losses and is not limited to specific loan types.

                    ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

                                                                      DECEMBER 31,
                         ------------------------------------------------------------------------------------------------------
                                   1993                      1992                      1991                      1990
                         ------------------------  ------------------------  ------------------------  ------------------------
                                         % OF                      % OF                      % OF                      % OF
                                         LOANS                     LOANS                     LOANS                     LOANS
                                        IN EACH                   IN EACH                   IN EACH                   IN EACH
                                       CATEGORY                  CATEGORY                  CATEGORY                  CATEGORY
                                       TO TOTAL                  TO TOTAL                  TO TOTAL                  TO TOTAL
                           AMOUNT        LOANS       AMOUNT        LOANS       AMOUNT        LOANS       AMOUNT        LOANS
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                     (IN THOUSANDS)
Commercial.............   $     196          7.3%   $     497          9.1%   $     348         11.6%   $     717         22.8%
Real estate
construction...........         854          8.1          639          4.3          437          7.0          403          6.7
Real estate mortgage...       1,450         74.5        1,434         77.0        2,106         68.2          158         52.0
Consumer...............         233          9.4          228          8.9            9         12.5          324         17.7
All other loans........           7          0.7            5          0.7       --              0.7            0          0.7
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Total allowance for
  loan losses at end of
period.................   $   2,740        100.0%   $   2,803        100.0%   $   2,900        100.0%   $   1,602        100.0%
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------


                                   1989
                         ------------------------
                                         % OF
                                         LOANS
                                        IN EACH
                                       CATEGORY
                                       TO TOTAL
                           AMOUNT        LOANS
                         -----------  -----------

Commercial.............   $     501         25.0%
Real estate
construction...........      --              4.8
Real estate mortgage...         652         47.0
Consumer...............         280         22.5
All other loans........           0          0.7
                         -----------  -----------
Total allowance for
  loan losses at end of
period.................   $   1,433        100.0%
                         -----------  -----------
                         -----------  -----------



     Non-Performing Assets. Non-performing assets increased from $2.5 million to $3.0 million, however since 1991 there has been a $511,000 or 14.6% decline. Non-accrual loans increased $644,000 during 1993 resulting from one significant workout loan of $900,000. The Bank has structured such workout loan to mature in January, 1995 and has reserved for potential loss.

     Restructured loans declined in 1993 due primarily to the low interest rate environment resulting in the conformity of market rates of interest to the restructured loan terms. Loans past due 90 days or more and still accruing interest increased from $4,000 to $37,000 and include pending accident and health claims, student loan guarantees, pending bankruptcies, and those in the process of collection with definitive arrangements. The level of this category is not material and complies with Bank policy.

     Real estate acquired in foreclosure of loans at December 31, 1993 remained at the approximate level of December 31, 1992 and 1991 at $1.8 million. This category includes $283,000 in loans made by the Bank to finance the purchase from it of certain foreclosed properties. These loans were performing in accordance with their original terms at year end 1993.

     Potential problem loans include performing loans, but credit problems cause some doubt as to the borrowers' ability to comply with present terms and conditions. For 1993, potential problem loans at $3,123,000 declined slightly from the 1992 year-end levels. These loans are closely managed by the officer of the account and the Bank's Problem Loan Committee.

     Non-performing assets represent 2.1% of total loans net of unearned income in 1993 and 1.9% and 2.6% in 1992 and 1991 respectively.

                                 RISK ELEMENTS

                                                                                    DECEMBER 31,
                                                                -----------------------------------------------------
                                                                  1993       1992       1991       1990       1989
                                                                ---------  ---------  ---------  ---------  ---------
                                                                                   (IN THOUSANDS)
Nonaccrual loans..............................................  $   1,175  $     531  $   1,296  $     562  $   1,221
Restructured loans............................................     --            363        354         96        100
Loans past due 90 days accruing interest......................         37          4         13        597        587
                                                                ---------  ---------  ---------  ---------  ---------
       Total non-performing loans.............................      1,212        898      1,663      1,255      1,908
Other real estate owned.......................................      1,778      1,610      1,838        390        295
                                                                ---------  ---------  ---------  ---------  ---------
       Total non-performing assets............................  $   2,990  $   2,508  $   3,501  $   1,645  $   2,203
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
       Potential problem loans................................  $   3,123  $   3,235  $   1,656  $     767  $     698
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

     Interest is not accrued on any loan maintained on a cash basis, any loan for which payment in full of principal or interest is not expected, or on any loan when principal or interest is in default 90 days or more, unless the loan is well secured and in the process of collection.

     As of December 31, 1993, other than as set forth in the above table showing the composition of the Bank's loan portfolio, the Bank did not have a loan concentration comprising 10% of total loan balances.

  Investment Securities

     The investment securities portfolio continued to grow during 1993, reaching $69.6 million at December 31, 1993, representing a 12.0% increase over the December 31, 1992 level of $62.1 million. The portfolio at December 31, 1993 consisted of 34.0% U. S. Treasury securities, 42.8% Federal agency obligations, 18.7% obligations of state and political subdivisions and 4.5% other securities. Portfolio emphasis continues to be upon safety and liquidity.

     Acceptable levels of liquidity and capital volatility have been established and are subject to change from ongoing reviews and careful monitoring. FNB adopted FASB 115, "Accounting for Certain Investments in Debt and Equity Securities" beginning January 1994. It is anticipated that the adoption of this new accounting standard will not have a material impact on FNB.

     The market value of the portfolio on December 31, 1993 was $70.4 million, with a tax equivalent yield of 6.3% and an average maturity of 3.25 years. FNB has no securities (other than the U. S. Government and agency securities) the aggregate book value of which exceeds 10% of FNB's stockholders' equity.

     The following table presents information pertaining to the book value of investments in the major categories of investments as of the end of each of the latest three years. Securities are carried at amortized cost and are held for investment.

                                                                                    DECEMBER 31,
                                                                   ----------------------------------------------
                                                                        1993            1992            1991
                                                                   --------------  --------------  --------------
Book Value:
U. S. government and agency securities...........................  $   53,443,314  $   45,259,150  $   36,537,444
Obligations of states and political subdivisions.................      13,022,871      11,384,549       7,455,952
Other securities.................................................       3,089,603       5,480,029       7,992,908
                                                                   --------------  --------------  --------------
       Total.....................................................  $   69,555,788  $   62,123,728  $   51,986,304
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

     The following table relates to the maturity of investments contained in the portfolio on the date indicated. Yields have been computed on a taxable-equivalent basis.

                   MATURITY ANALYSIS AS OF DECEMBER 31, 1993

                                                                ONE       FIVE                      NO
                                                 ONE YEAR     TO FIVE    TO TEN       OVER        STATED
                                                  OR LESS      YEARS      YEARS     TEN YEARS    MATURITY      TOTAL
                                                -----------  ---------  ---------  -----------  -----------  ---------
                                                                            (IN THOUSANDS)
Book Values:
U. S. Treasury Securities:
  Book value..................................   $   5,777   $  17,896  $  --       $  --           --       $  23,673
  Market value................................       5,811      18,030     --          --           --          23,841
  Weighted average yield......................        4.75%       4.58%    --          --           --            4.71%
U.S. Agency Securities:
  Book value..................................   $   1,020   $  22,853  $   4,006   $   1,891       --       $  29,770
  Market value................................       1,021      23,003      3,994       1,906       --          29,924
  Weighted average yield......................        3.53%       5.94%      5.41%       7.50%      --            5.44%
State & Political Subdivisions:
  Book value..................................      --       $  10,874  $   2,149      --           --       $  13,023
  Market value................................      --          11,203      2,249      --           --          13,452
  Weighted average yield......................      --            6.78%      7.70%     --           --            7.04%
Other Securities:
  Book value..................................   $     500   $   1,797     --          --        $     793   $   3,090
  Market value................................         313       1,885     --          --              793       3,191
  Weighted average yield......................        7.17%       7.14%    --          --             5.50%       6.66%
Total:
  Book value..................................   $   7,297   $  53,420  $   6,155   $   1,891    $     793   $  69,556
  Market value................................       7,345      54,121      6,243       1,906          793      70,408
  Weighted average yield......................        5.18%       6.30%      6.60%       7.50%        5.50%       6.27%

     See Note 3 to the Audited Consolidated Financial Statements included elsewhere herein for additional information on FNB's investment securities portfolio.

  Deposits

     Average deposits increased 6.84% (or $13.2 million) during 1993. This follows average deposit growth of 4.4% in 1992 over 1991. Business development, marketing efforts, product enhancements and cross selling have enabled FNB to sustain this deposit performance. The deposit mix has changed significantly since 1991, with the exception of NOW and money market accounts. The shift has been from time deposits to savings accounts and demand deposits. This is attributable to the consumer's preference for short term accounts in a low interest rate environment.

     Average savings deposits increased 21.7% in 1993 to $30.2 million and the mix has changed from 10.2% of total deposits in 1991 to 14.6% in 1993. Average time deposits declined 3.6% in 1993 to $70.7 million after a 6.9% decline in 1992. The average time deposit mix has decreased from 42.4% in 1991 to 37.9% in 1992 to 34.2% in 1993.

     Average NOW and money market deposits increased 9.1% in 1993 reaching $65.0 million following a 11.5% increase in 1992 and 2.5% in 1991, however the mix has remained between 28.8% and 31.4% of total deposits over this period. Average demand deposits grew 14.1% in 1993 following 4.8% growth in 1992, resulting primarily from aggressive business development. The demand deposit mix has increased from 18.5% in 1991 to 19.9% in 1993.

     The following table presents an analysis of average deposits for each of the last three years. Also presented is a maturity analysis of certificates of deposit in amounts of $100,000 or more at December 31, 1993.

                                                                              AVERAGE DEPOSITS
                                                                                DECEMBER 31,
                                                   ----------------------------------------------------------------------
                                                            1993                    1992                    1991
                                                   ----------------------  ----------------------  ----------------------
                                                                  RATE                    RATE                    RATE
                                                     AMOUNT       PAID       AMOUNT       PAID       AMOUNT       PAID
                                                   -----------  ---------  -----------  ---------  -----------  ---------
                                                                               (IN THOUSANDS)
Average deposits:
  Demand deposits................................  $    41,104     --      $    36,031     --      $    34,384     --
  Money market deposits..........................       41,758       3.14%      38,529       4.01%      35,241       5.73%
  NOW accounts...................................       23,256       2.87%      21,047       3.72%      18,210       5.10%
  Time deposit...................................       70,720       4.61%      73,379       5.64%      78,784       7.38%
  Savings accounts...............................       30,217       3.30%      24,834       4.14%      19,020       5.23%
                                                   -----------             -----------             -----------
       Total deposits............................  $   207,055             $   193,820             $   185,639

                MATURITY SCHEDULE OF CERTIFICATES OF DEPOSIT IN
                       DENOMINATIONS OF $100,000 OR MORE

                                                                 WITHIN     THREE TO      OVER                  PERCENT
                                                                  THREE      TWELVE        ONE                 OF TOTAL
                                                                 MONTHS      MONTHS       YEAR       TOTAL     DEPOSITS
                                                                ---------  -----------  ---------  ---------  -----------
                                                                                     (IN THOUSANDS)
At December 31, 1993..........................................  $   1,947   $   3,467   $   2,375  $   7,789       3.65%

  Stockholders' Equity

     Total stockholders' equity on December 31, 1993 was $20.0 million compared to December 31, 1992 stockholders' equity of $19.7 million. Stockholders' equity was 8.49% of total assets at December 31, 1993 compared to 8.90% at December 31, 1992. Book value per share increased from $25.02 at December 31, 1992 to $25.39 at December 31, 1993.

     Tier I risk-based capital was 14.17% of risk-weighted assets at December 31, 1993 compared to 14.16% of risk-weighted assets at December 31, 1992. Total risk-based capital was 15.42% at December 31, 1993 compared to 15.42% at December 31, 1992. The risk-based guidelines apply percentages of perceived risk of various assets, including off-balance sheet items as they relate to bank capital and allowable allowance for losses.

                                                                                       DECEMBER 31,
                                                                           -------------------------------------
                                                                              1993         1992         1991
                                                                           -----------  -----------  -----------
                                                                                      (IN THOUSANDS)
Tier I:
Stockholders' Equity.....................................................  $    20,007  $    19,718  $    18,327
Tier II:
Allowance for loan losses(1).............................................        1,774        1,753        1,779
                                                                           -----------  -----------  -----------
Total qualifying capital.................................................  $    21,781  $    21,471  $    20,106
Risk-weighted assets.....................................................  $   141,227  $   139,212  $   141,195
Tier I risk-based capital(2).............................................        14.17%       14.16%       12.98%
Total risk-based capital(2)..............................................        15.42%       15.42%       14.24%
Leverage ratio(2)........................................................         8.50%        8.96%        8.78%

- ---------------

(1) Allowance limited to 1.25% of gross risk weighted assets.

(2) The minimum regulatory requirements for Tier 1 risk-based capital, total risk-based capital and leverage ratios at the date of this Prospectus and Proxy Statement are 4%, 8% and 4%, respectively.

  Accounting Rule Changes

     In November 1992, Statement of Financial Accounting No. 112, "Employers' Accounting for Postemployment Benefits" was issued. FNB does not provide postemployment benefits, and consequently, this statement will have no effect on its financial statements.

     In May, 1993, Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" was issued. The statement becomes effective 1995. FASB No. 114 generally requires impaired loans to be measured on the present value of expected future cash flows discounted at the loan's effective interest rate, or as an expedient at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. FNB has not addressed the potential future impact of the application of this statement.

     See Note 1 to the Audited Consolidated Financial Statements included elsewhere herein for discussion on FASB No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which was adopted January 1, 1994.

  Interest Rate Sensitivity and Liquidity

     Asset and liability management's primary function is to assure adequate liquidity and maintain a balance between rate sensitive assets and liabilities. Liquidity management involves meeting cash flow requirements of the Bank's loan and deposit customers. Interest rate sensitivity management strives to attain consistent net income growth through interest rate cycles while avoiding fluctuations of the net interest margin. The Bank's Asset and Liability Management Committee formulates strategies for maintaining adequate liquidity and an interest sensitive asset and liability mix that enhances the net interest margin with minimal risk.

     Liquidity needs are met with short term marketable U.S. Government and agency securities within the Bank's available for sale investment securities category and federal funds sold. Pursuant to the

Bank's investment policy, a minimum of $15 million will be maintained in this category supplemented by lines of credit with correspondent banks and the Federal Home Loan Bank totalling $17.5 million. During 1993, none of these lines of credit were used. The weighted life of the investment portfolio is 3.25 years with laddered maturities to stabilize this source of funding. The Bank relies on a stable base of core deposits increasing through business development. Additional sources of liquidity include the difference between asset maturities and repayments and liability maturities.

     The interest rate gap reflects the earlier of the maturity or repricing date for various assets and liabilities on a specified date. The mismatching of asset and liability repricing creates "gaps" or measures interest rate sensitivity. At December 31, 1993, FNB had $34.2 million more in liabilities than assets subject to repricing within one year and was, therefore, in a liability-sensitive position. A liability-sensitive institution's net interest margin and net interest income generally will be impacted favorably by declining interest rates, while that of an asset-sensitive institution generally will be impacted favorably by increasing interest rates.

     FNB's goal is to limit interest rate exposure to a relatively neutral range. Managing interest rate exposure includes maintaining a strong balance sheet and core deposit growth, assuming minimal interest rate risk, and practicing prudent financial management policies.

                           INTEREST RATE GAP ANALYSIS

                                                                         DECEMBER 31, 1993
                                           -----------------------------------------------------------------------------
                                                           OVER 3      OVER 6                     OVER 1
                                                           MONTHS      MONTHS       TOTAL        YEAR AND
                                             3 MONTHS     THROUGH     THROUGH       WITHIN     NON-INTEREST
                                             OR LESS      6 MONTHS   12 MONTHS    12 MONTHS     SENSITIVE       TOTAL
                                           ------------  ----------  ----------  ------------  ------------  -----------
                                                                          (IN THOUSANDS)
Earning Assets:
  Loans..................................  $     54,794  $   16,955  $   28,816  $    100,565   $   43,162   $   143,727
  Securities.............................         1,711       1,315       6,463         9,489       60,067        69,556
  Federal funds sold.....................         3,095           0           0         3,095            0         3,095
                                           ------------  ----------  ----------  ------------  ------------  -----------
     Total earning assets................  $     59,600  $   18,270  $   35,279  $    113,149   $  103,229   $   216,378
                                           ------------  ----------  ----------  ------------  ------------  -----------
Interest-bearing Liabilities:
  Savings deposits.......................        33,028                                33,028                     33,028
  NOW and money market deposit
accounts.................................        65,227                                65,227                     65,227
  Time deposits..........................        16,335      12,684      20,113        49,132       20,153        69,285
                                           ------------  ----------  ----------  ------------  ------------  -----------
       Total interest-bearing
liabilities..............................  $    114,590  $   12,684  $   20,113  $    147,387   $   20,153   $   167,540
                                           ------------  ----------  ----------  ------------  ------------  -----------
  Non-interest bearing liabilities.......             0           0           0             0       48,838        48,838
                                           ------------  ----------  ----------  ------------  ------------  -----------
       Total.............................  $    114,590  $   12,684  $   20,113  $    147,387   $   68,991   $   216,378
Net interest gap.........................  $    (54,990) $    5,586  $   15,166  $    (34,238)  $   34,238
Cumulative interest rate gap.............  $    (54,990) $  (49,404) $  (34,238)

  Return on Equity and Assets

     The following table presents information regarding the return on assets, return on equity, dividend payout ratio and ratio of equity to assets for each of the last three years:

                                                                                            DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1993       1992       1991
                                                                                   ---------  ---------  ---------
Return on assets (net income divided by average total assets)....................       0.46%      1.05%      0.65%
Return on equity (net income divided by average equity)..........................       5.36      11.77       7.21
Dividend payout ratio (dividends declared per share divided by net income per
share)...........................................................................      74.89      35.06      59.39
Equity to assets ratio (average equity divided by average total assets)..........       8.56       8.91       8.97

THREE MONTHS ENDED MARCH 31, 1994 AND 1993

  Results of Operations

     Net income for the first quarter of 1994 was $597,000, or $.76 per share, compared to a loss of $499,000, or $.63 loss per share for the comparable period in 1993. The loss for the first quarter of 1993 reflects a cumulative effect adjustment of $936,000 (net of tax benefits) or ($1.18 per share) from the adoption of FASB No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions" on January 1, 1993. The annualized return on assets and equity was 1.02% and 11.72%, respectively, for the first quarter of 1994. Due to the cumulative effect adjustment of $936,000 and the resultant loss taken during the first quarter of 1993, the annualized return on assets and equity is not a meaningful number for comparative purposes.

     Net Interest Income. Net interest income of $2.3 million for the first quarter of 1994 was approximately the same as for the comparable period in 1993. While interest income on loans increased 4.5% during the first quarter of 1994 over the comparable period in 1993, total interest income declined 3.1% from the first quarter of 1993 due primarily to the reduced yield from the securities portfolio. Total interest expense was down 10.6% from the first quarter of 1993, which served to offset the decline in interest income. The net interest margin increased to 4.51% for the first quarter of 1994, up from the 4.40% at December 31, 1993.

     Other Income and Expenses. Other income for the first quarter of 1994 increased to $468,000, a 12.5% increase over the comparable period in 1993. This increase was primarily due to increased loan origination fees. Other expenses increased less than 1% over the level reported for the first quarter of 1993. A 13.6% decline in other operating expenses offset increases in personnel and occupancy expenses.

  Asset Quality

     Nonperforming assets at March 31, 1994 were $2.9 million, compared to $3.3 million at December 31, 1993 and $4.0 million at March 31, 1993. Nonaccrual loans declined by $1.1 million from December 31, 1993 to $73,000 at March 31, 1994.

     Net loan charge-offs were $228,000 through the first quarter of 1994, down from $350,000 for the comparable period in 1993. At March 31, 1994, the allowance for loan losses was $2.5 million, compared to $2.7 million and $2.6 million at December 31 and March 31, 1993, respectively. The allowance for loan losses represented 1.75% of net loans at March 31, 1994, compared to 1.91% and 1.99% of net loans at December 31 and March 31, 1993, respectively.

     As a result of its improved asset quality, FNB did not make a provision for loan losses for the first quarter of 1994. The provision for the comparable period in 1993 was $150,000.

     See Note 4 to FNB's Unaudited Consolidated Financial Statements included elsewhere herein for additional information on the allowance for loan losses.

  Financial Condition

     Total assets declined to $233.4 million at March 31, 1994, down $2.1 million, or 0.9%, from $235.5 million at December 31, 1993. Loan growth during the first quarter remained flat which, when combined with the 2.2% decline in the securities portfolio, resulted in a slight decline in earning assets to $212.7 million. Other real estate owned declined 5.9% from December 31, 1993 to March 31, 1994, and is, in management's opinion, indicative of an improving economy and a lower unemployment rate.

     Loans. Loans during the first quarter increased to $141.4 million, up slightly from $141.0 million at December 31, 1993. During the first quarter of 1994, all types of loans secured by real estate declined from December 1993 levels, except for residential home equity lines which increased 3.7% to $22.8 million at March 31, 1994. Overall, loans secured by real estate declined 1.24%, or $1.5 million, during the first quarter of 1994. Commercial loans increased 10.5% to $11.6 million for the first quarter of 1994. Consumer loans also increased during the first quarter of 1994, up 3.6% to $14.0 million. The loan to deposit ratio at March 31, 1994 was 67.29% compared to 66.12% at December 31, 1993.

     See Note 3 to FNB's Unaudited Consolidated Financial Statements included elsewhere herein for additional information on FNB's loan portfolio.

     Deposits. During the first quarter of 1994, the Bank experienced some outflow of deposits, down 1.4% from December 31, 1993. The recent rate adjustments by the Federal Reserve have, in management's opinion, tended to reinforce the reluctance of consumers to shift deposits.

  Securities Portfolio.

     FNB adopted Statement of Financial Accounting Standards No. 115 in the first quarter of 1994. Accordingly, for the first quarter of 1994 and for future reporting periods, the securities portfolio will consist of two components, securities held-to-maturity and securities available for sale. Securities are classified as securities held-to-maturity when management has the intent and FNB has the ability at the time of purchase to hold the securities to maturity. Securities held-to-maturity are carried at cost adjusted for amortization of premiums and accretion of discounts. Securities classified as available for sale are reported at fair value, with unrealized gains or losses excluded from earnings and reported as a component of stockholders' equity. Securities available for sale include securities that may be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, general liquidity needs and other similar factors. The total market value of the securities portfolio was $68.0 million as of March 31, 1994, with approximately $19.7 million classified as available for sale. The unrealized loss on securities held available for sale at March 31, 1994 was $46,284 (on an after tax basis) as reflected in stockholders' equity.

     See Note 2 to FNB's Unaudited Consolidated Financial Statements included elsewhere herein for additional information on FNB's securities portfolio.

     Stockholders' Equity and Liquidity. Stockholders' equity increased 1.8% to $20.4 million during the period December 31, 1993 to March 31, 1994. FNB reported a leverage ratio of 8.73% and a total risk-weighted capital ratio of 15.61% at March 31, 1994. FNB declared and paid a $.25 per share cash dividend during the first quarters of 1994 and 1993.

     Liquidity needs are met with short-term marketable U.S. Treasury and agency securities within the Bank's securities available for sale category and federal funds sold. A minimum of $15 million will be maintained in this category, supplemented by $17.5 million in lines of credit with correspondent banks and the Federal Home Loan Bank, none of which were used during the first quarter of 1994. The Bank further relies on a stable base of core deposits and funds provided from the difference between asset maturities and repayments and liability maturities. The Bank continued to experience a relatively high degree of liquidity during the first quarter of 1994.

  Recent Developments

     In May 1994 an action was brought against the Bank by certain of its retired employees. The suit was brought in the United States District Court for the Eastern District of Virginia, Richmond Division, and alleges, among other things, violations of ERISA. The plaintiffs are seeking (i) a judgment declaring that the Bank is obligated to provide them with health care benefits, including the payment of health insurance premiums, for the duration of their lives and of those of their spouses, (ii) injunctive relief requiring the Bank to provide such benefits, and (iii) costs and expenses. On June 10, 1994, the United States District Court granted the plaintiffs' motion to preliminarily enjoin the Bank, pending a final determination on the merits, from terminating or modifying its current practice of providing health care benefits, including the payment of medical insurance premiums, for plaintiff retirees, their spouses and any eligible dependents. FNB believes that the Bank is not required to provide the benefits asserted, and the Bank intends to defend this action vigorously. However, the outcome cannot be predicted with certainty and, should the plaintiffs be successful in their claims, the amounts that could be required for health benefits could be materially greater than the amounts which have already been provided for in FNB's financial statements. See Note 9 to the Audited Consolidated Financial Statements included elsewhere herein for additional information on the provisions previously made by FNB for postretirement benefits.

                 COMPARISON OF STOCKHOLDER RIGHTS OF MERCSHARES
                              AND FNB COMMON STOCK

     The rights of FNB Shareholders currently are governed by the VSCA, FNB's Articles of Incorporation, and FNB's By-laws. Upon consummation of the Affiliation, FNB Shareholders will become stockholders of Mercshares, which is a Maryland corporation. Their rights as stockholders of Mercshares will be governed by the MGCL, Mercshares' Articles of Incorporation, and Mercshares' By-laws. The following is a summary comparison of the material differences in the rights of holders of FNB Common Stock and Mercshares Common Stock under governing provisions of their respective constituent documents and the VSCA and MGCL. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the MGCL, the VSCA and the constituent documents of FNB and Mercshares.

VOTING REQUIREMENTS

     Pursuant to the VSCA and FNB's Articles of Incorporation, an amendment to the articles of incorporation, a plan of merger or exchange or a transaction involving the sale of all or substantially all of its assets requires the vote of a majority of all votes entitled to be cast on such transaction by each voting group entitled to vote on the transaction if the proposed action has been approved and recommended by at least two-thirds of the directors then in office, and the affirmative vote of holders of eighty percent (80%) of the outstanding shares if not so approved by the directors. Under the MGCL and Mercshares' Articles of Incorporation, an amendment to the Mercshares' Articles of Incorporation, a merger or consolidation (except in certain circumstances), or a sale of all or substantially all of the assets of Mercshares requires the approval of two-thirds of the outstanding shares of Mercshares Common Stock and any other class entitled to vote thereon. Therefore, upon consummation of the Affiliation, former FNB Shareholders will be subject to the rules applicable to Mercshares, pursuant to which any of the transactions described immediately above will require the approval of two-thirds of the outstanding shares of Mercshares Common Stock, whether or not the directors approve the transaction.

     The VSCA does not require a shareholder vote of the surviving corporation in a merger if (i) the merger agreement does not amend the existing articles of incorporation such that the amendment would otherwise require shareholder approval, (ii) each outstanding share of the surviving corporation before the merger is unchanged after the merger, and (iii) the number of voting or participating shares to be issued by the surviving corporation in the merger does not exceed 20% of the voting or participating shares, respectively, outstanding immediately prior to such issuance. The MGCL does not require a stockholder vote of the surviving corporation in a merger if the merger does not amend the surviving corporation's articles of incorporation or change its outstanding stock and the number of shares to be issued by the surviving corporation in the merger does not exceed 15% of the shares outstanding immediately before the merger becomes effective.

DISSENTER'S RIGHTS

     Under the VSCA, a dissenting shareholder of a corporation participating in certain transactions, such as certain mergers or consolidations, may, under varying circumstances, receive cash in the amount of the fair value of his shares (as may be ultimately determined by a court) in lieu of the consideration he would otherwise receive in any such transaction. Unless otherwise provided in the articles of incorporation, the VSCA does not generally require such dissenters' rights of appraisal with respect to (i) a sale of assets comprising less than all or substantially all of a corporation's assets, (ii) an amendment to the articles of incorporation, (iii) a merger, share exchange or sale of property by a corporation having shares which are either listed on a national securities exchange or widely-held (i.e., by at least 2,000 record shareholders), if such shareholder received cash or shares of the surviving corporation or any other listed or widely-held corporation, or (iv) shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger.

     The MGCL has similar provisions. Under the MGCL, a stockholder does not have appraisal rights in a merger or consolidation if such stockholder's stock is listed on a national exchange or is designated as a security listed on The Nasdaq National Market or if such stockholder's stock is that of the surviving corporation in the merger and the merger does not alter or change such stock.

STOCKHOLDER POWER TO CALL A SPECIAL MEETING

     Under the MGCL, the board of directors and other persons specified in the corporation's articles of incorporation or by-laws and the holder or holders of 25% or more of the voting stock of a corporation may call a special stockholders' meeting. Under the VSCA and FNB's By-laws, the Board of Directors, the Chairman of the Board, the President, and any three or more shareholders owning, in the aggregate, not less than 25% of the stock of the corporation may call a special meeting of the shareholders. Upon consummation of the Affiliation, no individual or group of former FNB Shareholders who become holders of Mercshares Common Stock solely as a result of the Affiliation will own a sufficient number of Mercshares Common Stock to call a special meeting of stockholders.

NOTICE OF SPECIAL MEETING

     Pursuant to FNB's By-laws, notice of any special meeting of FNB Shareholders must be mailed not less than 10 days, nor more than 50 days prior to the date fixed for the meeting. In the case of a special meeting called for the purposes of acting on an amendment to the articles of incorporation or plan of merger or similar transaction, notice shall be given not less than 25 days nor more than 50 days before the date of the meeting.

     Under Mercshares' By-laws and the MGCL, notice for a special meeting of holders of Mercshares Common Stock must be provided not less than 10 days nor more than 90 days before the meeting.

PREFERRED STOCK

     FNB's Articles of Incorporation do not authorize the issuance of Preferred Stock. Mercshares' Articles of Incorporation authorize the issuance of two million shares of preferred stock. The Mercshares' Board of Directors may reclassify already classified, but unissued, classes of the preferred stock and may alter the rights, privileges and restrictions on the unissued preferred stock. Currently, no preferred stock of Mercshares is outstanding.

INSPECTION OF STOCKHOLDER LISTS

     Under the VSCA, FNB Shareholders may inspect a list of FNB Shareholders during the 10-day period prior to any shareholder meeting at FNB's principal place of business. FNB Shareholders of record for at least six months or who hold at least 5% of all the outstanding shares may inspect shareholder lists at any time, provided that the appropriate request is made.

     Under the MGCL, holders of Mercshares Common Stock only may inspect stockholder lists if such stockholder has been a stockholder of record for at least six months and owns 5% of the outstanding stock of the corporation, provided that the appropriate request is made. Upon consummation of the Affiliation, no former FNB Shareholder who becomes a holder of Mercshares Common Stock solely as a result of the Affiliation will own a sufficient number of shares of Mercshares Common Stock to have the right to inspect Mercshares' stockholder lists.

QUALIFICATION, NOMINATION AND NUMBER OF DIRECTORS

     Under FNB's By-laws and applicable regulations, a director must be an FNB Shareholder owning continuously throughout his tenure as director FNB Common Stock having a market value of at least $1,000. Under FNB's By-laws, the number of FNB directors must be between 5 and 25 and may be changed each year by resolution of the directors or the FNB Shareholders; provided, however, that the FNB Board of Directors may not increase the number of FNB directors by more than two in any one year. Currently, FNB has 11 directors. FNB's By-laws provide specific requirements by which non-management nominees may be nominated for the election of directors.

     Under the MGCL and Mercshares' Articles of Incorporation and By-laws, directors have no stock ownership requirements. The number of directors set by the By-laws is 18 and may be decreased or increased to not less than seven nor more than 30 by amendment of the By-laws by stockholders or directors. Mercshares' By-laws do not prescribe the method by which stockholders may nominate directors.

INDEMNIFICATION

     Under the VSCA, a corporation may indemnify a director against liability if the director (1) conducted himself in good faith, (2) believed that his official conduct was in the best interests of the corporation and all other non-official conduct was not opposed to the corporation's best interests, or (3) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding in which the director is adjudged liable on the basis that he received an improper personal benefit. A director also cannot be indemnified in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation. However, in such a proceeding the liability of the director may be limited to the monetary amount specified in the corporation's articles of incorporation, except to the extent that the liability is a result of the director's willful misconduct or knowing violation of law. To the fullest extent permitted by the VSCA, the FNB Articles of Incorporation indemnify all directors, officers, employees, agents or consultants of FNB or of any corporation a majority of the voting stock of which is owned by FNB. Subject to the statutory exceptions, FNB's Articles of Incorporation limit liability of any director, officer, employee, agent or consultant of FNB in connection with a proceeding by or in the right of the corporation to $1.00 per transaction, occurrence or course of conduct.

     Under the MGCL, a corporation may indemnify any director, officer, or agent made a party to any proceeding by reason of service in that capacity unless: (i) the act or omission of the director, officer or agent was material to the matter giving rise to the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director, officer, or agent actually received an improper personal benefit; or (iii) in a criminal proceeding, the director, officer or agent had reasonable cause to believe that the act or omission was unlawful. However, in a proceeding by or in the right of the corporation, indemnification may not be made in respect of a proceeding in which the director, officer, employee or agent shall have been adjudged to be liable to the corporation. Mercshares' Articles of Incorporation indemnify former and current directors and officers to the maximum extent permitted under the MGCL, and provides that Mercshares' Board of Directors may indemnify employees and agents of Mercshares to the same extent.

     Under the MGCL, and Mercshares' Articles of Incorporation the liability of Mercshares' directors and officers to Mercshares or its stockholders for money damages is limited: (i) to the extent it is proved that the person actually received improper benefit or profit, for the amount of such benefit or profit, and (ii) to the extent that a judgment adverse to the person is entered in a proceeding based on a finding that such person's actions or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated at the proceeding.

BUSINESS COMBINATION AND AFFILIATION STATUTES

     The MGCL imposes conditions and restrictions on certain "business combinations" (including, among other various transactions, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns at least 10% of the corporation's stock (an "Interested Stockholder"). Unless approved in advance by the board of directors, or otherwise exempted by the statute, such a business combination is prohibited for a period of five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. After such five-year period, a business combination with an Interested Stockholder must be: (a) recommended by the corporation's board of directors; and (b) approved by the affirmative vote of at least (i) 80% of the corporation's outstanding shares entitled to vote and
(ii) two-thirds of the outstanding shares entitled to vote which are not held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the corporation's common stockholders receive a "fair price" (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for his shares.

     The VSCA also provides similar restrictions on "affiliated transactions" (including, among other various transactions, mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions) with an "interested shareholder" (generally the beneficial owner of more than 10% of any class of the corporation's outstanding voting shares). During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the "disinterested directors" (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporations's voting shares other than shares beneficially owned by the interested shareholder. The foregoing requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder's acquisition of voting shares making such a person an interested shareholder prior to such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if (i) the transaction is approved by the holders of two-thirds of the corporation's voting shares, other than shares beneficially owned by the interested shareholder, (ii) the affiliated transaction has been approved by a majority of the disinterested directors, or
(iii) subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to insure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

     On March 29, 1994, the directors of FNB by the requisite vote adopted a resolution that exempts Mercshares from the restrictions of the affiliated transactions provisions of the VSCA.

CONTROL SHARE ACQUISITION STATUTES

     Under the MGCL's control share acquisition law, voting rights of shares of stock of a Maryland corporation acquired by an acquiring person at ownership levels of 20%, 33 1/3% and 50% of the outstanding shares are denied unless conferred by a special stockholder vote of two-thirds of the outstanding shares held by persons other than the acquiring person and officers and directors of the corporation or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation's articles of incorporation or by-laws permit the acquisition of such shares prior to the acquiring person's acquisition thereof. Unless a corporation's charter or bylaws provide otherwise, the statute permits such corporation to redeem the acquired shares at "fair value" if the voting rights are not approved or if the acquiring person does not deliver a "control share acquisition statement" to the corporation on or before the tenth day after the control share acquistion. The acquiring person may demand a stockholder's meeting to consider authorizing voting rights for control shares subject to certain disclosure obligations and payment of certain costs. If voting rights are approved for more than fifty percent of the outstanding stock, objecting stockholders may have their shares appraised and repurchased by the corporation for cash.

     Under the VSCA's control share acquisitions law, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person at ownership levels of 20%, 33 1/3%, and 50% of the outstanding shares may, under certain circumstances, be denied unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation's articles of incorporation or by-laws permit the acquisition of such shares prior to the acquiring person's acquisition thereof. If authorized in the corporation's articles of incorporation or by-laws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a "control share acquisition statement" with the corporation within sixty days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than fifty percent of the corporation's outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for "fair value."

                    DESCRIPTION OF MERCSHARES CAPITAL STOCK

GENERAL

     Mercshares is authorized to issue up to 67,000,000 shares of Mercshares Common Stock. On March 31, 1994, 45,908,886 shares of Mercshares Common Stock were issued and outstanding and were held of record by 7,885 holders. Mercshares is also authorized to issue 2,000,000 shares of preferred stock, without par value (the "Mercshares Preferred Stock"). The Mercshares Preferred Stock is subject to classification and reclassification by the Board of Directors. No shares of Mercshares Preferred Stock are issued and outstanding.

COMMON STOCK

     The holders of Mercshares Common Stock are entitled to receive such dividends as are declared by the Mercshares Board of Directors out of funds legally available therefor. Each holder of Mercshares Common Stock is entitled to one vote per share on all matters requiring a vote of stockholders. In the event of liquidation, holders of Mercshares Common Stock will be entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them. Holders of shares of Mercshares Common Stock do not have preemptive rights except as may be granted by the Board of Directors. The shares of Common Stock to be issued hereunder will be fully paid and non-assessable. There is no provision for cumulative voting with respect to the Common Stock of Mercshares. Mercshares Common Stock is publicly traded and quoted on The Nasdaq National Market under the symbol "MRBK."

PURCHASE RIGHTS

     Certain rights which under certain circumstances are exercisable for the purchase of Mercshares Preferred Stock or exchangeable for Mercshares Preferred Stock or Mercshares Common Stock ("Rights") attach to each share of Mercshares Common Stock (including shares of Mercshares Common Stock issuable pursuant to the Affiliation Agreement) pursuant to the Shareholders Protection Rights Agreement adopted by the Board of Directors of Mercshares in September, 1989, as amended. In general, the Rights become exercisable within 10 days after a person (together with any affiliate of such person) acquires or makes a tender offer or an exchange offer for the beneficial ownership of 10% or more of the outstanding Mercshares Common Stock or at such earlier or later time as the Mercshares Board of Directors may determine. Until the Rights become exercisable, they will not be separable from the Mercshares Common Stock and will automatically trade with the Mercshares Common Stock. Shares of Mercshares Common Stock issued to FNB Shareholders in exchange for FNB Common Stock will be accompanied by such Rights. Rights can have a deterrent effect on unsolicited takeover attempts and, therefore, may delay or prevent a change in control of Mercshares.

                           ELECTION OF FNB DIRECTORS

     The By-laws of FNB provide that the FNB Board of Director shall consist of not less than five nor more than 25 directors with the exact number within such limits to be fixed from time to time by a resolution of the full FNB Board of Directors or by resolution of the FNB Shareholders. The number of directors to be elected at the FNB Annual Meeting has been fixed at 11 by resolution of the FNB Board of Directors.

     The persons named below, all of whom are members of the present Boards of Directors of FNB and the Bank, will be nominated for election to serve until the consummation of the Affiliation or, if the Affiliation is not consummated, until the next annual meeting of shareholders and until their successors are elected and qualified. The directors of the Bank will not change as a result of the Affiliation. Other nominations may be made at the FNB Annual Meeting in accordance with the procedures set forth in the FNB By-laws, which are as follows: nominations, other than those made by or on behalf of the existing management of FNB, shall be made in writing and shall be delivered or mailed to the President, not less than 14 days nor more than 50 days prior to any meeting of FNB Shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to FNB Shareholders, such nomination shall be mailed or delivered to the President of FNB not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholders: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of FNB that will be voted for each proposed nominee; (d) the name and resident address of the notifying shareholder; and (e) the number of shares of stock of FNB owned by the notifying shareholder. Nominations not made in accordance with these procedures may, in his discretion, be disregarded by the Chairman of the meeting and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

                                                                                               NUMBER OF SHARES OF
                                 SERVED AS                                                         COMMON STOCK
                                 DIRECTOR                                                          BENEFICIALLY
      NOMINEE AND (AGE)          SINCE(1)      PRINCIPAL OCCUPATION DURING PAST FIVE YEARS           OWNED(2)
- ------------------------------  -----------  ------------------------------------------------  --------------------
Leland L. Baker Jr. (60)              1973   Attorney-at-law, member of the firm Hicks, Baker          11,328(3)
                                               & Peterson, Fredericksburg, Virginia                       1.4%
John H. Chichester (56)               1984   President, Washington, Chichester and Clark,              24,656%
                                               (general insurance agency) Fredericksburg,                 3.1
                                               Virginia; Member, Virginia General Assembly
                                               since 1978.
George C. Freeman, Jr. (62)           1973   President, Hilb, Rogal and Hamilton Co. (general          13,176(3)
                                               insurance agency), Fredericksburg, Virginia.               1.7%
Thomas C. Goodloe (79)                1979   President, P. C. Goodloe & Son, Inc., (general            13,680(3)
                                               contractor), Fredericksburg, Virginia.                     1.7%
DuVal Q. Hicks, Jr. (74)              1959   Retired, formerly a member of the law firm                81,200(3)
                                               Hicks, Baker & Peterson, Fredericksburg,                  10.3%
                                               Virginia; Chairman of the Board of Directors
                                               of FNB since 1982, Chairman of the Bank Board
                                               since 1990.
John A. Jamison (77)                  1987   Retired Circuit Judge of the Fifteenth Judicial            3,008
                                               Circuit, serving from 1972 to 1987; a member                 *
                                               of the Bank Board 1969-1972 and re-elected
                                               effective January 1, 1987.

                                                                                               NUMBER OF SHARES OF
                                 SERVED AS                                                         COMMON STOCK
                                 DIRECTOR                                                          BENEFICIALLY
      NOMINEE AND (AGE)          SINCE(1)      PRINCIPAL OCCUPATION DURING PAST FIVE YEARS           OWNED(2)
- ------------------------------  -----------  ------------------------------------------------  --------------------
Charles T. Lewis (64)                 1972   President of FNB and the Bank since July 1994;             5,196
                                               formerly served as Assistant to the President                *
                                               of the Bank from January to June, 1994;
                                               President of FNB and the Bank from 1990 to
                                               January 1994; and Bank employee since 1950.
Charles A. McCormack (52)             1988   President, Rappahannock Construction Company,              2,750
                                               Inc. (general contractor for grading and                     *
                                               utilities), Fredericksburg, Virginia.
William E. Milby (55)                 1990   Vice President of FNB since 1990; Executive Vice           1,040
                                               President and Cashier of the Bank since                      *
                                               January 1, 1991, Cashier since 1989; Bank
                                               employee since 1977.
J. William Poole (60)                 1973   Manager, Radio Station WFLS, Fredericksburg,               3,572(3)
                                               Virginia.                                                    *
Frank C. Silvey, Jr. (69)             1971   Retired, formerly served as President, Silvey             16,016%
                                               Oldsmobile-Cadillac-Datsun, Fredericksburg,                2.0
                                               Virginia.

- ---------------

 * Represents less than 1.0% of the total outstanding shares.

(1) Refers to the year in which the nominee was first elected to the Board of Directors of the Bank or FNB. All nominees who were Bank directors prior to 1983 were first elected to the Board of Directors of FNB at the 1983 Annual Meeting, except Mr. Hicks who has served as a director since 1982.

(2) For purposes of this table, beneficial ownership has been determined as of April 30, 1994 in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security.

(3) Includes shares owned by spouses and dependent children for Messrs. Baker, 3,520; Freeman, 600; Goodloe, 1,680; Hicks 58,200; and Poole, 8; with respect to which they do not have or share voting power and/or investment power.

BOARD COMMITTEES AND ATTENDANCE

     The members of the FNB Board of Directors also serve as members of the Board of Directors of the Bank. The FNB Board of Directors does not have any standing committees. Accordingly, the information in the succeeding paragraphs relating to committees, directors' attendance, compensation, transactions and indebtedness, and indebtedness of management refer to the Board of Directors of the Bank, with the exception that the following discussion of compensation of directors and meeting attendance includes information with respect to fees paid to FNB directors and the number of and attendance at FNB Board of Directors' meetings.

     The Board of Directors of the Bank has, among others, standing audit and compensation committees entitled the Examining and Compliance Committee and the Officers Committee, respectively. The Board of Directors of the Bank does not have a nominating committee.

     The Examining and Compliance Committee consists of the following directors:
Frank C. Silvey, Jr., Chairman, John A. Jamison, Charles A. McCormack, Leland L. Baker, J. William Poole, and George C. Freeman, Jr. This committee's primary function is to ensure that the directors' examination is performed by the accounting firm employed by the Bank and to determine whether adequate internal audit controls and procedures are being maintained. The Examining and Compliance Committee held ten meetings during 1993.

     The Officers Committee consists of the following directors: DuVal Q. Hicks, Jr., Chairman, Frank C. Silvey, Jr., Thomas C. Goodloe, J. William Poole, and George C. Freeman, Jr. The duty and function of this committee is to study and report to the Board of Directors of the Bank for its consideration all matters affecting the officers of the Bank or the appointment of new or additional officers, including the salaries and duties of all officers. The Officers Committee held three meetings during 1993.

     During 1993, the Board of Directors of the Bank met twice monthly for a total of twenty-four meetings, and the FNB Board of Directors met eight times. Every director attended at least 75% of the total board meetings and meetings of the committees of which he was a member, except John H. Chichester, a member of the Virginia General Assembly, who attended 72% of the total board meetings and 68% of the meetings of the committees of which he was a member.

COMPENSATION OF DIRECTORS

     Directors of FNB receive $25.00 per meeting attended.

     In 1993, Directors of the Bank received an annual retainer of $9,600, plus $50.00 per committee meeting attended ($100.00 for Bank Discount Committee and Bank Executive Committee meetings attended.) Messrs. Lewis and Milby, as executive officers of FNB and the Bank, receive no additional compensation for attendance at committee meetings of the Board of Directors of the Bank.

EXECUTIVE COMPENSATION

     The following table presents information concerning the annual and long-term compensation of Mr. Charles T. Lewis, who was the only executive officer whose salary and bonus was greater than $100,000 for each of the listed years. This table presents compensation for services rendered in all capacities in 1993, 1992 and 1991.

                           SUMMARY COMPENSATION TABLE

                                                                   ANNUAL COMPENSATION(1)
                                                 ----------------------------------------------------------
                                                                                          OTHER ANNUAL          ALL OTHER
NAME AND PRINCIPAL POSITION                        YEAR       SALARY      BONUS(2)       COMPENSATION(3)     COMPENSATION(4)
- -----------------------------------------------  ---------  -----------  -----------  ---------------------  ---------------
Charles T. Lewis                                      1993  $   145,000   $     519            --               $   6,318
  President/Chief                                     1992      135,000         519            --                   7,325
  Executive Officer                                   1991      135,000           0            --                  --

- ---------------

(1) Mr. Lewis received no deferred compensation during the reporting periods.

(2) All bonuses included in this column were paid as Christmas bonuses.

(3) The amount of compensation in the form of perquisites, other personal benefits or other income properly categorized according to the disclosure rules adopted by the Commission did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in any of the years reported for Mr. Lewis, and therefore, is not required to be reported.

(4) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Commission, as informally interpreted by the Commission's Staff, amounts of All Other Compensation are excluded for fiscal year 1991. Amounts of All Other Compensation for fiscal year 1992 consist of $6,090 paid by FNB and the Bank for an excess life insurance policy premium, and a contribution of $1,235 made by FNB and the Bank on behalf of Mr. Lewis under the Stock Bonus and Tax Credit Employee Stock Ownership Plan. Such plan is discussed below under the heading "Other Plans." For 1993, the full amount of All Other Compensation relates to the life insurance policy premiums.

MANAGEMENT MATTERS

     Mr. Charles T. Lewis has been appointed as President of FNB and the Bank in view of the voluntary resignation in June 1994 of Mr. Gregory R. Bosiack, who decided to pursue another business opportunity outside of the banking industry. Mr. Lewis, who served as President of FNB and the Bank since 1990, had announced his plans in September of 1993 to retire at the end of 1994. In December of 1993, Mr. Bosiack accepted FNB and the Bank's offer to succeed Mr. Lewis, and he assumed office in January of 1994. A committee has been formed to search for a new President.

RETIREMENT PLAN

     The Bank has a noncontributory Defined Benefit Pension Plan (the "Retirement Plan") designed to assist its employees in providing for their retirement income security. All employees who complete at least 1,000 hours of service each year are automatically eligible to participate. All contributions to the Retirement Plan are made by the Bank. Employees become fully vested after five years of credited service. Benefits are equal to one percent of the highest average annual earnings for any consecutive five-year period up to covered compensation, plus 1.65 percent of such compensation in excess of covered compensation, multiplied by the number of years of credited service, up to a maximum of 35 years. As a minimum annual retirement benefit under the Retirement Plan, a participant will receive an amount equal to $60.00 multiplied by the number of years of credited service if this amount is greater than the benefits compounded under the foregoing method. Remuneration covered by the Retirement Plan consists of a participant's total earnings, including overtime payments, bonuses, and commissions. The normal retirement age under the Retirement Plan is
65. Reduced benefits are available as early as age 55 if at least ten years of credited service have been completed. Cash benefits under the Retirement Plan generally commence on retirement, death, or other termination of employment, and are payable in various forms, generally at the election of the participant.

     The following table shows estimated annual retirement benefits to employees in the average annual compensation and years of service classifications set forth below. Such estimates are subject to deductions for Social Security amounts. The table is for participants born in 1940 and retiring in 2005.

HIGHEST FIVE-YEAR                                                                 YEARS OF SERVICE
                                                                     ------------------------------------------
AVERAGE COMPENSATION                                                  10 YEARS   20 YEARS   30 YEARS   35 YEARS
- -------------------------------------------------------------------  ---------  ---------  ---------  ---------
$ 15,000...........................................................  $   1,500  $   3,000  $   4,500  $   5,250
25,000.............................................................      2,500      5,000      7,500      8,750
35,000.............................................................      3,500      7,000     10,500     12,250
50,000.............................................................      5,793     11,586     17,379     22,275
70,000.............................................................      9,093     18,186     27,279     31,825
100,000............................................................     14,043     28,086     42,129     49,150

     The estimated annual benefit payable under the Retirement Plan is $77,834 for Mr. Lewis who is credited with the maximum years of service. The estimated benefits are based on each employee's pay level as of December 31, 1993.

OTHER PLANS

     Effective January 1, 1984, FNB and the Bank adopted a Stock Bonus and Tax Credit Employee Stock Ownership Plan (the "ESOP"). All officers and employees of FNB and the Bank (other than straight-time hourly paid employees) are eligible to participate in the ESOP as of the January 1, 1984 effective date, or on any subsequent January 1 or July 1, after completion of one year of service and attainment of age 21.

     Under the ESOP, FNB or the Bank will make contributions in cash necessary to service loans to the ESOP and may make additional discretionary contributions in cash or stock of FNB (the "ESOP Contribution"). In addition, FNB or the Bank will make further contributions designed to satisfy certain non-discrimination requirements of the Internal Revenue Service, if such requirements should ever become applicable (the "Top-Heavy Contribution"). Participants in the ESOP are neither required nor permitted to make contributions.

     ESOP and Top-Heavy Contributions become fully vested when a participant retires at age 65 (or takes or qualifies for early retirement at or after age 55 and after completing ten years of service), becomes permanently or totally disabled after completing at least five years of service, or dies while employed by FNB or the Bank. If a participant leaves before the occurrence of one of these events, the ESOP and Top-Heavy Contributions allocated to his account will become 40% vested after four years of service, and 100% vested after five years of service.

     Distribution of benefits under the ESOP to a participant or beneficiary is made after death, retirement, or termination of employment in a single payment consisting of cash and, to the extent allocated to his account, stock of FNB. Each participant or beneficiary may direct that all distributions be made in the form of stock of FNB or, conversely, may direct that all distributions be made in the form of cash.

COMPENSATION COMMITTEE AND COMPENSATION COMMITTEE REPORT

     The Officers Committee (the "Compensation Committee"), a standing committee of the Board of Directors of the Bank, is responsible for all matters affecting officer compensation, including that of executive officers.

  Report of the Compensation Committee

     Unlike many corporations which regularly include incentive payments, stock options and other performance bonuses in their total compensation program for executive officers, the Bank's compensation program has traditionally relied almost exclusively on base salary as its primary component. Factors used by the Compensation Committee in setting base salaries for its executive officers are typically subjective, such as perceived performance, years of service to the Bank and expectations as to future contributions to the leadership of FNB and the Bank. Neither the profitability of FNB nor the market value of its stock are directly considered in setting executive officer base compensation.

     Compensation in 1993 for Charles T. Lewis, the president of FNB and the Bank in 1993, was established in accordance with the principles outlined above. Prior to becoming President in 1990, Mr. Lewis served as the Bank's Executive Vice President and Cashier for sixteen years. During 1993, Mr. Lewis informed the Board of Directors of his plans to retire in September 1994, concluding a career with the Bank which began in 1950.

George C. Freeman, Jr.        J. William Poole
Thomas C. Goodloe             Frank C. Silvey, Jr.
            DuVal Q. Hicks, Jr., Chairman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In the calendar year 1993, and up to the present time, there were transactions between the Bank and Messrs. Freeman, Goodloe, Hicks, Poole and Silvey, or their associates, all consisting of extensions of credit by the Bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features. During 1993, the Bank paid the sum of $87,852 for certain insurance services to Hilb, Rogal and Hamilton of Fredericksburg, of which George C. Freeman, Jr. is President.

     Messrs. Freeman, Goodloe, Hicks, Poole and Silvey have capital stock ownership interests in Fredricksburg National Corporation ("FNC"). Their interests, together with the interests of other FNB directors and executive officers who own shares in FNC, aggregate 27.0% of the total ownership of such corporation. FNB and the Bank have engaged in certain transactions with FNC during 1993 which are more fully described below under the heading "Certain Business Relationships."

PERFORMANCE GRAPH

     The following Performance Graph compares the yearly percentage change in FNB's cumulative total shareholder return with the cumulative total return of the Standard & Poors' Composite 500 Stock Index and the Independent Bank Index, (a weighted index of 21 financial institutions located in Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee and Virginia, as calculated and published by the Carson Medlin Company, investment bankers) for the last five fiscal years. In the Independent Bank Index, individual results were weighted by the market capitalization of each institution in the survey relative to the entire peer group.

     FNB Common Stock is not traded on any exchange and no established public trading market exists for FNB Common Stock. Thus, for purposes of creating the Performance Graph the market prices for FNB's stock are based upon known sales occurring at or near the end of each calendar quarter. The market values of FNB Common Stock as shown in the Performance Graph are adjusted to reflect the effect of the four-for-one stock split in 1992.

                                    [Graph]

     (The Performance Graph is not included in this electronic submission. Presented below is the table of data points used in the graph as required by Rule 304(d) of Regulation S-T).

                                                                           1988         1989         1990         1991
                                                                        -----------  -----------  -----------  -----------
Fredericksburg National Bancorp, Inc..................................         100          105          118          110
Independent Bank Index-Weighted.......................................         100          109           96          105
S&P 500 Index.........................................................         100          132          128          167

                                                                           1992         1993
Fredericksburg National Bancorp, Inc..................................         123          118
Independent Bank Index-Weighted.......................................         144          166
S&P 500 Index.........................................................         179          197

                                                                        -----------  -----------

CERTAIN TRANSACTIONS WITH DIRECTORS

     In calendar year 1993, and up to the present time, there were transactions between the Bank and certain of its officers, directors and their known associates, all consisting of extensions of credit by the Bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features. Thus, the Bank has had, and the Bank expects to have in the future, banking transactions in the ordinary course of its business with its directors, officers, and principal shareholders and their associates, on the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others.

     The Bank purchased its fire and casualty insurance, blanket bond, and other insurance through two firms whose principals are members of the Board of Directors; namely, Hilb, Rogal and Hamilton of Fredericksburg, George C. Freeman, Jr., President, and Chichester, Inc. (formerly Chichester-Graves Insurance) of which John H. Chichester is a partner. During 1993, the Bank paid the sum of $87,852 to Hilb, Rogal and Hamilton which includes $41,268 pre-payment of 1994 premiums and $79,196 to Chichester, Inc.

CERTAIN BUSINESS RELATIONSHIPS

     The Bank leases its Main Office and its Courtland Branch from FNC. The Bank's payments under the Main Office and Courtland Branch leases represented a substantial portion of FNC's consolidated gross revenue in 1993. The Bank's payments under the two leases were less than five percent of the Bank's consolidated gross revenues in 1993. FNC was organized by and has as its board of directors those persons who comprise the board of directors of FNB and the Bank. All of the members of the FNB Board of Directors and all of the executive officers of FNB (with the exception of Messrs. Jamison and Milby) own shares of stock in FNC. Those directors and executive officers of FNB having ownership interests in FNC own 27.0% of the capital stock of FNC. However, no one director or executive officer owns, of record or beneficially, in excess of a ten percent equity interest in FNC. Of the 233 shareholders of FNC, more than 75% are also FNB Shareholders.

     The lease for the Main Office was restated in 1977 for the purpose of enabling FNC to obtain a $2,550,000 mortgage loan. The loan was called in March, 1992, under the mortgagee's right to declare the loan due and payable at the end of 15 years. The loan was assumed by the Bank under the same terms and conditions of the original mortgage for the principal balance due at the time of $1,726,143. The mortgage carries an interest rate of 9 1/2%, and is repayable over 25 years in monthly installments of $22,290 each. The total rent under the Main Office lease for 1993 was $347,865. The primary term of the restated lease continues through April 1, 2002. The Bank has the option of extending the lease an additional 25 years, with options to purchase subject to certain conditions stated in the lease.

     The Courtland Branch lease calls for rent based on the payments necessary from the lessor to amortize the cost of the branch over 20 years at 1% over its actual borrowing rate. The Bank has agreed to provide financing for FNC at its usual lending rate for adjustable rate mortgages, which as of the date of this Prospectus and Proxy Statement is 7.75%. Total rent paid in 1993 was $60,168. The lease term is 10 years with an option to renew for an additional 10 years. The Bank also has the option to purchase the property for fair market value during the 10th year of the original term or between the 6th and 10th year of the renewal term.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Presented below are all of those persons who, to the knowledge of FNB, own beneficially more than five percent of outstanding FNB Common Stock as of June 30, 1994.

                            NAME AND ADDRESS OF                               AMOUNT OF AND NATURE OF    PERCENT OF
                             BENEFICIAL OWNERS                                BENEFICIAL OWNERSHIP(1)       CLASS
- ----------------------------------------------------------------------------  ------------------------  -------------
Elizabeth Y. Hicks..........................................................             81,200(2)             10.3%
  1129 Hanover Street
  Fredericksburg, VA 22401
Carl D. Silver..............................................................            120,912                15.3%
  P. O. Box 7566
  Fredericksburg, VA 22404
Directors and Officers of FNB...............................................            175,622                22.3%

- ---------------
(1) For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or has the right to acquire beneficial ownership of the security within sixty days.

(2) Includes 22,896 shares held by Mrs. Hicks' husband, DuVal Q. Hicks, Jr., who is Chairman of the Board of both FNB and the Bank.

                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the securities offered hereby and the Affiliation will be passed upon for Mercshares by Venable, Baetjer and Howard, Baltimore, Maryland. William J. McCarthy, a principal of William J. McCarthy, P.C., which is a partner in Venable, Baetjer and Howard, is a director of Mercshares. Certain legal matters in connection with the Affiliation will be passed upon for FNB by Mays & Valentine, Richmond, Virginia.

                                    EXPERTS

     The financial statements incorporated in this Prospectus and Proxy Statement by reference to the Annual Report on Form 10-K of Mercshares for the three years ended December 31, 1993 have been audited by Coopers & Lybrand, independent certified public accountants, whose reports thereon are incorporated herein by reference in reliance upon the report of said firm and upon the authority of said firm as experts in auditing and accounting.

     The financial statements included in and incorporated in this Prospectus and Proxy Statement by reference to the Annual Report on Form 10-K of FNB for the year ended December 31, 1993 have been audited by Yount, Hyde & Barbour, P.C. independent certified public accountants, whose reports thereon are incorporated herein by reference in reliance upon the report of said firm and upon the authority of said firm as experts in auditing and accounting. The financial statements included in and incorporated in this Prospectus and Proxy Statement by reference to the Annual Report on Form 10-K of FNB for the two years ended December 31, 1992 have been audited by Bowling, Franklin & Co., independent certified public accountants, whose reports thereon are incorporated herein by reference in reliance upon the report of said firm and upon the authority of said firm as experts in auditing and accounting.

     Yount, Hyde & Barbour, P.C. independent certified public accountants have been independent accountants for FNB for the fiscal year ending December 31, 1993, and have been selected to continue in such position for fiscal year ending December 31, 1994. The accounting firm was selected upon the recommendation of the Examining and Compliance Committee of the Bank to replace Bowling, Franklin & Co. as FNB's independent accounting firm effective May 6, 1993. This decision was made following a formal bidding process. The principal accountant's report for either of the past two fiscal years has not contained an adverse opinion or a qualified opinion, nor were either of such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the period January 1, 1991 through the date of termination on May 6, 1993 there were no disagreements with Bowling, Franklin & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During such period, there were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K.

     Representatives of Yount, Hyde & Barbour, P.C. are expected to be present at the FNB Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                     FREDERICKSBURG NATIONAL BANCORP, INC.
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                            ---------
AUDITED FINANCIAL STATEMENTS:
Independent Auditors' Reports.............................................................................        F-2
Consolidated Balance Sheets as of December 31, 1993 and 1992..............................................        F-4
Consolidated Statements of Income for the Three Years Ended December 31, 1993.............................        F-5
Consolidated Statements of Changes in Stockholders' Equity for the Three Years
  Ended December 31, 1993.................................................................................        F-6
Consolidated Statements of Cash Flows for the Three Years Ended December 31, 1993.........................        F-7
Notes to Consolidated Financial Statements................................................................        F-8
UNAUDITED INTERIM FINANCIAL STATEMENTS:
Consolidated Balance Sheets as of March 31, 1994 and December 31, 1994....................................       F-24
Consolidated Statements of Income for the Three Months
  Ended March 31, 1994 and 1993...........................................................................       F-25
Consolidated Statements of Changes in Stockholders' Equity for the Three Months
  Ended March 31, 1994 and 1993...........................................................................       F-26
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1994 and 1993..................       F-27
Notes to Unaudited Conslidated Financial Statements for the Three Months
  Ended March 31, 1994 and 1993...........................................................................       F-28

                          INDEPENDENT AUDITOR'S REPORT

Stockholders and Board of Directors
  FREDERICKSBURG NATIONAL BANCORP, INC.
  Fredericksburg, Virginia

     We have audited the accompanying consolidated balance sheet of Fredericksburg National Bancorp, Inc. and Subsidiary as of December 31, 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Fredericksburg National Bancorp, Inc. and Subsidiary for the years ended December 31, 1992 and 1991 were audited by other auditors whose report dated January 28, 1993, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1993 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fredericksburg National Bancorp, Inc. and Subsidiary as of December 31, 1993, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

     As described in Notes 1 and 6 to the consolidated financial statements, the Corporation in 1991 adopted Statement of Financial Accounting Standards Number 96 dealing with income taxes. As permitted by this Standard, its provisions were adopted without restatement of amounts for 1990. Also as discussed in Notes 1 and 6, the Corporation in 1992 adopted Statement of Financial Accounting Standards Number 109 dealing with income taxes. As permitted by this Standard, its provisions were adopted without restatement of amounts for 1991.

     As described in Notes 1 and 9 to the consolidated financial statements, the Corporation in 1993 adopted Statement of Financial Accounting Standards Number 106 dealing with postretirement benefits.

                                                         YOUNT, HYDE & BARBOUR

Winchester, Virginia
January 27, 1994

                          INDEPENDENT AUDITOR'S REPORT

Stockholders and Board of Directors
  FREDERICKSBURG NATIONAL BANCORP, INC.
  Fredericksburg, Virginia

     We have audited the accompanying consolidated balance sheet of Fredericksburg National Bancorp, Inc. and Subsidiary as of December 31, 1992 and the related statements of consolidated income, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fredericksburg National Bancorp, Inc. and Subsidiary as of December 31, 1992 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1992, in conformity with generally accepted accounting principles.

     As described in Notes 1 and 6 to the consolidated financial statements, the Company in 1991 adopted Statement of Financial Accounting Standards Number 96 dealing with income taxes. As permitted by this Standard, its provisions were adopted without restatement of amounts for 1990. Also as discussed in Notes 1 and 6, the Company in 1992 adopted Statement of Financial Accounting Standards
109. As permitted by this Standard, its provisions were adopted without restatement of amounts for 1991.

                                                         BOWLING, FRANKLIN & CO.

Fredericksburg, Virginia
January 28, 1993

                     FREDERICKSBURG NATIONAL BANCORP, INC.
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1993 AND 1992

                                                                                      1993              1992
                                                                                ----------------  ----------------
ASSETS
     Cash and due from banks (Note 2).........................................  $     10,935,324  $      7,027,150
     Interest-bearing deposits in other banks.................................         --                  250,000
     Investment securities (Approximate market value 1993, $70,407,943; 1992,
$62,811,601) (Note 3).........................................................        69,555,788        62,123,728
     Federal funds sold.......................................................         3,095,000        12,275,000
     Loans (net of unearned income) (Note 4)..................................       143,727,101       132,775,160
     Less: allowance for possible loan losses (Note 4)........................         2,739,909         2,802,945
                                                                                ----------------  ----------------
          Loans, net..........................................................       140,987,192       129,972,215
     Bank premises and equipment, net (Note 5)................................         5,409,588         5,949,854
     Other real estate owned..................................................         1,778,390         1,609,554
     Other assets.............................................................         3,786,610         2,381,156
                                                                                ----------------  ----------------
          Total assets........................................................  $    235,547,892  $    221,588,657
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------
LIABILITIES
     Deposits:
     Noninterest-bearing deposits.............................................  $     45,674,525  $     40,548,566
     Interest-bearing deposits................................................  167,540,219.....       160,389,459
                                                                                ----------------  ----------------
          Total deposits......................................................       213,214,744       200,938,025
     Accrued interest on deposits.............................................           479,263           571,284
     Other liabilities (Notes 7 and 9)........................................         1,846,492           361,139
                                                                                ----------------  ----------------
          Total liabilities...................................................  $    215,540,499  $    201,870,448
                                                                                ----------------  ----------------
COMMITMENTS AND CONTINGENCIES (Notes 10 and 11)
STOCKHOLDERS' EQUITY (Note 14)
     Common stock, $1.00 par value, authorized 1,000,000 shares; issued
788,112 shares in 1993 and 1992...............................................           788,112           788,112
     Surplus..................................................................           810,830           810,830
     Retained earnings........................................................        18,447,451        18,183,267
                                                                                ----------------  ----------------
                                                                                      20,046,393        19,782,209
  Less: guaranteed bank loan of employee stock ownership plan (Note 7)........            39,000            64,000
                                                                                ----------------  ----------------
          Total stockholders' equity..........................................  $     20,007,393  $     19,718,209
                                                                                ----------------  ----------------
          Total liabilities and stockholders' equity..........................  $    235,547,892  $    221,588,657
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

                See Notes to Consolidated Financial Statements.

                     FREDERICKSBURG NATIONAL BANCORP, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                        1993            1992            1991
                                                                   --------------  --------------  --------------
INTEREST INCOME
  Interest and fees on loans.....................................  $   11,129,178  $   12,477,055  $   15,200,787
  Investment securities:
     U. S. government and agency securities......................       2,948,234       2,973,046       2,269,891
     State and political subdivisions............................         658,687         541,394         437,158
     Other securities............................................         310,638         587,460         721,604
  Interest on federal funds sold.................................         249,696         295,846         419,508
  Interest on deposits in banks..................................          17,708          54,126          96,801
                                                                   --------------  --------------  --------------
       Total interest income.....................................  $   15,314,141  $   16,928,927  $   19,145,749
                                                                   --------------  --------------  --------------
INTEREST EXPENSE
  Interest on deposits (Note 15).................................  $    6,230,053  $    7,491,049  $    9,759,640
                                                                   --------------  --------------  --------------
NET INTEREST INCOME..............................................  $    9,084,088  $    9,437,878  $    9,386,109
  Provision for possible loan losses (Note 4)....................         325,000         515,000       1,632,665
                                                                   --------------  --------------  --------------
  Net interest income after provision for
     possible loan losses........................................  $    8,759,088  $    8,922,878  $    7,753,444
                                                                   --------------  --------------  --------------
OTHER INCOME
  Trust department income........................................  $      395,234  $      421,061  $      393,465
  Service charges and fees.......................................       1,578,420       1,392,674       1,335,902
  Gains on securities............................................        --                   376           1,557
  Gain on other real estate owned................................         414,094          49,811        --
                                                                   --------------  --------------  --------------
       Total other income........................................  $    2,387,748  $    1,863,922  $    1,730,924
                                                                   --------------  --------------  --------------
OTHER EXPENSES
  Salaries.......................................................  $    3,300,875  $    3,135,762  $    3,161,045
  Employee benefits (Notes 8 and 9)..............................         876,998         741,614         788,939
  Occupancy expenses, net (Notes 10 and 12)......................         890,285         870,315         878,735
  Furniture and equipment expenses (Note 5)......................         657,226         625,526         657,785
  Stationery and supplies........................................         206,017         210,338         220,669
  FDIC insurance.................................................         474,767         421,743         372,880
  Other operating expenses.......................................       1,997,063       1,581,960       1,610,675
                                                                   --------------  --------------  --------------
       Total other expenses......................................  $    8,403,231  $    7,587,258  $    7,680,728
                                                                   --------------  --------------  --------------
  Income before income taxes and cumulative
     effect adjustment...........................................  $    2,743,605  $    3,199,542  $    1,803,640
  Income taxes (Note 6)..........................................         754,994         951,403         473,026
                                                                   --------------  --------------  --------------
  Net income before cumulative effect of a change in accounting
principle........................................................       1,988,611       2,248,139       1,330,614
  Cumulative effect on prior years of accounting change, net of applicable income taxes of
     $482,344 (Note 9)...........................................         936,315        --              --
                                                                   --------------  --------------  --------------
       NET INCOME................................................  $    1,052,296  $    2,248,139  $    1,330,614
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
EARNINGS PER COMMON SHARE (Note 14)
  Earnings before cumulative effect adjustment...................  $         2.52  $         2.85  $         1.68
  Cumulative effect on prior years of accounting change..........           (1.18)       --              --
                                                                   --------------  --------------  --------------
       Net income per share......................................  $         1.34  $         2.85  $         1.68
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
  Weighted average shares outstanding............................         788,112         788,196         790,436

                See Notes to Consolidated Financial Statements.

                     FREDERICKSBURG NATIONAL BANCORP, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                                                        GUARANTEED BANK
                                                                                                            LOAN OF
                                                                COMMON                     RETAINED     EMPLOYEE STOCK
                                                                 STOCK       SURPLUS       EARNINGS     OWNERSHIP PLAN
                                                              -----------  -----------  --------------  ---------------
BALANCE, December 31, 1990..................................  $   790,916  $   927,946  $   16,122,942   $    (103,000)
  Redemption of 600 shares of common stock..................         (600)     (25,650)
  Net income................................................                                 1,330,614
  Cash dividends ($1.00 per share)..........................                                  (790,316)
  Reserve for unrealized loss on mutual funds...............                                    60,000
  Decrease in guarantee of employee stock ownership plan
loan........................................................                                                    14,000
                                                              -----------  -----------  --------------  ---------------
BALANCE, December 31, 1991..................................  $   790,316  $   902,296  $   16,723,240   $     (89,000)
  Redemption of 2,204 shares of common stock................       (2,204)     (91,466)
  Net income................................................                                 2,248,139
  Cash dividends ($1.00 per share)..........................                                  (788,112)
  Decrease in guarantee of employee stock ownership plan
loan........................................................                                                    25,000
                                                              -----------  -----------  --------------  ---------------
BALANCE, December 31, 1992..................................  $   788,112  $   810,830  $   18,183,267   $     (64,000)
  Net income................................................                                 1,052,296
  Cash dividends ($1.00 per share)..........................                                  (788,112)
  Decrease in guarantee of employee stock ownership plan
loan........................................................                                                    25,000
                                                              -----------  -----------  --------------  ---------------
BALANCE, December 31, 1993..................................  $   788,112  $   810,830  $   18,447,451   $     (39,000)
                                                              -----------  -----------  --------------  ---------------
                                                              -----------  -----------  --------------  ---------------

                See Notes to Consolidated Financial Statements.

                     FREDERICKSBURG NATIONAL BANCORP, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                              1993           1992           1991
                                                                          -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Interest received.....................................................  $  15,356,164  $  17,064,033  $  19,370,961
  Fees and commissions received.........................................      1,973,654      1,811,230      1,718,306
  Interest paid.........................................................     (6,322,074)    (7,770,634)    (9,869,553)
  Cash paid to suppliers and employees..................................     (7,835,335)    (7,437,933)    (7,432,659)
  Income taxes paid.....................................................       (784,229)      (930,914)      (932,865)
                                                                          -------------  -------------  -------------
      Net cash provided by operating activities.........................  $   2,388,180  $   2,735,782  $   2,854,190
                                                                          -------------  -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturing investment securities..........................  $  31,410,317  $  19,566,657  $  12,859,140
  Purchase of investment securities.....................................    (38,784,311)   (29,280,711)   (23,989,648)
  (Increase) decrease in loans to customers.............................    (11,723,545)      (210,908)     4,090,096
  Purchase of loans.....................................................       (338,420)      (212,599)    (1,402,683)
  Proceeds from loans sold..............................................       --             --            1,150,000
  Proceeds from sale of other real estate...............................      1,305,759      1,278,431        153,000
  Investment in other real estate.......................................       (326,013)       (64,761)       (87,807)
  Purchase of premises and equipment....................................       (167,657)      (577,317)      (876,050)
  Proceeds from sale of premises and equipment..........................       --                  200       --
  Other miscellaneous investments--net..................................       (524,743)        84,083       (143,772)
                                                                          -------------  -------------  -------------
      Net cash (used in) investing activities...........................  $ (19,148,613) $  (9,416,925) $  (8,247,724)
                                                                          -------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in demand deposits, NOW accounts, and savings accounts...  $  14,340,109  $  21,212,713  $   4,788,196
  Net increase (decrease) in time deposits..............................     (2,063,390)    (5,815,064)     2,120,559
  Dividends paid........................................................       (788,112)      (788,663)      (810,546)
  Redemption of common stock............................................       --              (93,670)       (26,250)
                                                                          -------------  -------------  -------------
      Net cash provided by financing activities.........................  $  11,488,607  $  14,515,316  $   6,071,959
                                                                          -------------  -------------  -------------
Increase (decrease) in cash, due from banks and federal funds sold......  $  (5,271,826) $   7,834,173  $     678,425
Cash, due from banks and federal funds sold
  Beginning.............................................................     19,302,150     11,467,977     10,789,552
                                                                          -------------  -------------  -------------
  Ending................................................................  $  14,030,324  $  19,302,150  $  11,467,977
                                                                          -------------  -------------  -------------
                                                                          -------------  -------------  -------------
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING
  ACTIVITIES
  Net income............................................................  $   1,052,296  $   2,248,139  $   1,330,614
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.......................................        354,954        352,459        345,200
    Net premium amortization on securities..............................        191,934         73,116         (8,466)
    Cumulative effect on prior years of accounting change...............        936,315       --             --
    Provision for possible loan losses..................................        325,000        515,000      1,632,665
    Provision for possible losses on other real estate acquired.........        340,077        105,000        132,875
    Provision for deferred income taxes.................................         (3,313)        88,308       (432,534)
    (Gains) on securities...............................................       --                 (375)        (1,557)
    (Gains) losses on fixed assets and other real estate................       (413,702)       (19,403)        19,989
    (Increase) decrease in accrued income receivable....................       (149,911)        19,684        182,617
    (Increase) in other assets..........................................       (244,935)      (299,499)      (139,768)
    (Decrease) in accrued interest and other liabilities................           (535)      (346,647)      (207,445)
                                                                          -------------  -------------  -------------
      Net cash provided by operating activities.........................  $   2,388,180  $   2,735,782  $   2,854,190
                                                                          -------------  -------------  -------------
                                                                          -------------  -------------  -------------
Supplemental schedule of non-cash investing and financing activities:
  Other real estate acquired in settlement of loans.....................  $   1,230,951  $     677,056  $   2,464,822
                                                                          -------------  -------------  -------------
                                                                          -------------  -------------  -------------

                See Notes to Consolidated Financial Statements.

                     FREDERICKSBURG NATIONAL BANCORP, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies and practices of the Corporation and subsidiary conform to generally accepted accounting principles and prevailing practices in the banking industry.

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include Fredericksburg National Bancorp, Inc. (the "Corporation") and The National Bank of Fredericksburg (the "Bank"), which became a wholly-owned subsidiary as of January 1, 1983. Material intercompany balances and transactions have been eliminated.

     PRESENTATION OF CASH FLOWS. For purposes of reporting cash flows, cash and due from banks include cash on hand, amounts due from banks (including cash items in process of clearing) and federal funds sold. Cash flows from deposits, loans originated by the Bank and federal funds purchased and sold are reported net.

     TRUST DEPARTMENT ASSETS. Assets of the trust department, other than trust cash on deposit at the Bank, are not included in these financial statements because they are not assets of the Bank.

     SECURITIES. Investment securities (other than marketable equity securities) are stated at cost, adjusted for amortization of premiums and discounts, both computed by the effective yield method.

     Marketable equity securities are stated at the lower of cost or market. A valuation allowance representing the excess of cost over market is established by charges to stockholders' equity. The Corporation has the ability and the intent to hold investment securities to maturity.

     Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investment in Debt and Equity Securities," will be effective January 1, 1994.

     This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are to be classified in three categories and accounted for as follows:

        a. Debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost.

        b. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

        c. Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity.

     It is anticipated that this new accounting standard will not have a material impact on the Corporation's financial statements in future years.

     LOANS. Loans are stated at the amount of unpaid principal, reduced by unearned discount and fees and an allowance for possible loan losses.

     The allowance for possible loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Bank makes continuous credit reviews of the loan portfolio

                     FREDERICKSBURG NATIONAL BANCORP, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) and considers current economic conditions, historical loan loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance balance.

     Unearned interest on discounted loans is amortized to income over the life of the loans, using the interest method. Interest on installment loans is deferred and taken into income daily on the sum-of-the-digits method. For all other loans, interest is accrued daily on the outstanding balances. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful.

     LOAN FEES AND COSTS. In 1988 the Bank adopted the provisions of Statement of Financial Accounting Standards No. 91, "Accounting for Non-refundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases," for lending transactions entered into and commitments granted on or after January 1, 1988. Statement 91 requires that loan origination and commitment fees and certain direct loan origination costs be deferred and the net amount amortized as an adjustment of the related loan's yield. The Bank is generally amortizing these amounts over the contractual life of the related loans. However, for mortgage loans generally made for a 15 year term, the Bank has anticipated prepayments and used an estimated economic life of nine years. Commitment fees based on a percentage of a customers's unused line of credit and fees related to standby letters of credit are recognized over the commitment period. Credit card fees are recognized ratably over 12 months.

     BANK PREMISES AND EQUIPMENT. Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line basis on Bank premises and leasehold improvements and both the straight-line and accelerated methods on furniture and equipment. It is the Bank's policy to capitalize additions and improvements and amortize the cost thereof over the estimated useful life which ranges from five to forty years. Maintenance, repairs and renewals are expensed as they are incurred.

     PENSION PLAN. The Bank has a noncontributory pension plan covering substantially all full-time employees. The Corporation computes the net periodic pension cost of the plan in accordance with Statement of Financial Accounting Standards No. 87, "Employer's Accounting for Pensions."

     OTHER REAL ESTATE OWNED. Other real estate owned is carried at the lower of estimated fair value less estimated selling cost or the carrying amount of the loan. A reserve for other real estate owned is maintained to recognize estimated declines in value that might occur and estimated selling cost. Provisions for estimated decrease in fair value and estimated selling cost, net losses on the sale of other real estate owned and net direct operating expense attributable to these assets are included in net expenses of other real estate owned. Assets, other than real estate, acquired in settlement of loans are recorded as other assets. When loans are made in connection with the disposition of other real estate owned, the loans continue to be carried in other real estate, unless the terms including down payment are substantially similar to loans to outside borrowers.

     PROVISION FOR INCOME TAXES. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets

                     FREDERICKSBURG NATIONAL BANCORP, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) and liabilities are adjusted for the effects of the changes in tax laws and rates on the date of enactment. See Note 6 for further discussion of income taxes.

     POSTRETIREMENT BENEFITS. The Corporation provides certain health care and life insurance benefits for all retired employees that meet eligibility requirements. Effective January 1, 1993 the Corporation adopted Financial Accounting Standards Board Statement No. 106 to account for its share of the costs of those benefits. Under that Statement, the Corporation's share of the estimated costs that will be paid after retirement is generally being accrued by charges to expense over the employees' active service periods to the dates they are fully eligible for benefits. Prior to 1993, the Corporation expensed its share of costs as they were paid.

NOTE 2. RESTRICTIONS ON CASH AND DUE FROM BANKS

     As a member of the Federal Reserve System, the Bank is required to maintain certain average reserve balances. These reserve balances include usable vault cash and amounts on deposit with the Federal Reserve. For the final weekly reporting period in the years ended December 31, 1993 and 1992, the amount of daily average required balances were approximately $4,604,000 and $2,105,000 respectively.

     The increase in the required average daily balances between 1992 and 1993 resulted from management's decision to increase balances maintained at the Richmond Federal Reserve Bank to partially offset check clearing fees. These were excess funds from reduced loan demand and low yielding alternative investment opportunities.

NOTE 3. INVESTMENT SECURITIES

     The book value and approximate market value of investment securities as of December 31, 1993 and 1992 are summarized as follows:

                                                                            GROSS        GROSS
                                                                         UNREALIZED   UNREALIZED    APPROXIMATE
                                                           BOOK VALUE       GAINS       LOSSES      MARKET VALUE
                                                         --------------  -----------  -----------  --------------
December 31, 1993
  U. S. Treasury securities............................  $   23,673,041  $   180,895  $    12,764  $   23,841,172
  U. S. Government agencies and
     corporations......................................      29,770,273      244,404       90,879      29,923,798
  States and political subdivisions....................      13,022,871      429,848          756      13,451,963
  Other securities.....................................       3,089,603  101,407....            0       3,191,010
                                                         --------------  -----------  -----------  --------------
                                                         $   69,555,788  $   956,554  $   104,399  $   70,407,943
                                                         --------------  -----------  -----------  --------------
                                                         --------------  -----------  -----------  --------------
December 31, 1992
  U. S. Treasury securities............................  $   14,132,031  $   111,406  $    88,765  $   14,154,672
  U. S. Government agencies and
     corporations......................................      31,127,119      491,275       46,906      31,571,488
  States and political subdivisions....................      11,384,549      127,865       34,878      11,477,536
  Other securities.....................................       5,480,029      134,582        6,706       5,607,905
                                                         --------------  -----------  -----------  --------------
                                                         $   62,123,728  $   865,128  $   177,255  $   62,811,601
                                                         --------------  -----------  -----------  --------------
                                                         --------------  -----------  -----------  --------------

                     FREDERICKSBURG NATIONAL BANCORP, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 3. INVESTMENT SECURITIES--(CONTINUED)
     The book value and approximate market value of investment securities as of December 31, 1993 by contractual maturity are shown below. Maturities may differ from contractual maturity in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore these securities are not included in the maturity categories in the following summary.

                                                                                         DECEMBER 31, 1993
                                                                                   ------------------------------
                                                                                                    APPROXIMATE
                                                                                     BOOK VALUE     MARKET VALUE
                                                                                   --------------  --------------
Due in one year or less..........................................................  $    7,298,540  $    7,345,009
Due after one year through five years............................................      46,322,574      46,868,367
Due after five years through ten years...........................................       9,704,735       9,962,848
Mortgage-backed securities.......................................................       5,437,189       5,438,969
No stated maturity...............................................................         792,750         792,750
                                                                                   --------------  --------------
                                                                                   $   69,555,788  $   70,407,943
                                                                                   --------------  --------------
                                                                                   --------------  --------------

There were no sales of securities during 1993, 1992 and 1991.

     Investment securities with a book value of $1,723,685 and $1,662,553 at December 31, 1993 and 1992, respectively, were pledged as collateral for public deposits as required by law.

NOTE 4. LOANS

     Loans are stated at their face amount net of unearned income and can be classified as follows:

                                                                                             DECEMBER 31,
                                                                                       ------------------------
                                                                                          1993         1992
                                                                                       -----------  -----------
                                                                                            (IN THOUSANDS)
Loans secured by real estate:
  Construction and land development..................................................  $    11,601  $    12,603
  Secured by 1-4 family residential properties:
     Revolving, open-end loans extended under lines of credit........................       21,939       18,147
     All other.......................................................................       46,601       42,703
  Secured by nonfarm, nonresidential properties......................................       38,059       34,911
  Secured by farmland................................................................          661          440
Commercial and industrial loans (except loans secured
  primarily by real estate)..........................................................       10,478       12,149
Loans to individuals for household, family and other
  personal expenditures..............................................................       13,515       11,841
All other loans......................................................................        1,116          880
                                                                                       -----------  -----------
       Total loans...................................................................      143,970      133,674
       Less unearned income on loans.................................................          243          899
                                                                                       -----------  -----------
       Loans.........................................................................  $   143,727  $   132,775
                                                                                       -----------  -----------
                                                                                       -----------  -----------

                     FREDERICKSBURG NATIONAL BANCORP, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 4. LOANS--(CONTINUED)
     Activity in the provision for possible loan losses is summarized as follows:

                                                                                YEARS ENDED DECEMBER 31,
                                                                       -------------------------------------------
                                                                           1993           1992           1991
                                                                       -------------  -------------  -------------
Balance, beginning of the year.......................................  $   2,802,945  $   2,900,445  $   1,601,849
  Provision, during the year.........................................        325,000        515,000      1,632,665
  Charge-offs during the year........................................       (519,576)      (720,995)      (641,109)
  Recoveries during the year.........................................        131,540        108,495        307,040
                                                                       -------------  -------------  -------------
Balance, end of the year.............................................  $   2,739,909  $   2,802,945  $   2,900,445
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

     Loans past due 90 days or more and non-accrual loans are summarized as follows:

                                                                                   DECEMBER 31,
                                                                --------------------------------------------------
                                                                          1993                      1992
                                                                ------------------------  ------------------------
                                                                LOANS 90                   LOANS 90
                                                                 DAYS OR                    DAYS OR
                                                                MORE PAST      NON-        MORE PAST   NON ACCRUAL
                                                                   DUE     ACCRUAL LOANS      DUE         LOANS
                                                                ---------  -------------  -----------  -----------
Real estate loans.............................................  $  22,454  $   1,100,163   $       0   $   531,200
Installment loans.............................................     13,318              0       3,675             0
Commercial and all other loans................................          0         74,962           0             0
                                                                ---------  -------------  -----------  -----------
       Total..................................................  $  35,772  $   1,175,125   $   3,675   $   531,200
                                                                ---------  -------------  -----------  -----------
                                                                ---------  -------------  -----------  -----------

     If interest on nonaccrual loans had been recognized, such income would have been approximately $65,991, $39,615 and $52,614 for the years ended December 31, 1993, 1992 and 1991 respectively.

     Troubled debt restructuring on loans which had been renegotiated because of the borrower's inability to comply with the original terms totaled $342,164 at December 31, 1992. There were none at December 31, 1993.

NOTE 5. BANK PREMISES AND EQUIPMENT

     Bank premises and equipment included in the financial statements at December 31 were as follows:

                                                                                        YEARS ENDED DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1993           1992
                                                                                      -------------  -------------
                                                                                             (IN THOUSANDS)
Land, land improvements and buildings...............................................  $   4,534,447  $   4,860,108
Furniture and equipment.............................................................      3,407,396      3,279,806
Leasehold improvements..............................................................        376,277        364,172
                                                                                      -------------  -------------
                                                                                      $   8,318,120  $   8,504,086
Less accumulated depreciation.......................................................      2,908,532      2,554,232
                                                                                      -------------  -------------
       Total........................................................................  $   5,409,588  $   5,949,854
                                                                                      -------------  -------------
                                                                                      -------------  -------------

     Total depreciation expense was $354,954, $352,459 and $345,200 for the years ended December 31, 1993, 1992 and 1991, respectively.

                     FREDERICKSBURG NATIONAL BANCORP, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 6. ACCOUNTING CHANGE AND INCOME TAX MATTERS

     The Corporation adopted FASB No. 96 ("Accounting for Income Taxes") in 1991, in advance of the required adoption date. FASB No. 96 requires the adoption of the liability method and results in recognizing current income changes in the valuation of deferred tax amounts which result from changes in statutory tax rates. The Standard also requires deferred tax liabilities to be computed at tax rates expected to be in effect when any temporary differences reverse. FASB No. 96 prohibits the recognition of net deferred tax assets unless they can be realized by tax refunds from statutory carry back of tax losses and credits. FASB No. 96 was adopted prospectively, rather than by a restatement of prior years' financial statements. The cumulative effect of adopting this Standard increased the 1991 provision for income taxes by $10,970 and reduced 1991 net income per common share by approximately $.02. The Corporation adopted FASB No. 109 ("Accounting for Income Taxes") as of January 1, 1992. This adoption has no effect on the 1992 provision for income taxes. Regulatory accounting limits the applications of FASB No. 109 for 1992, but this limitation has no effect on the Corporation.

     Net deferred tax assets consist of the following components:

                                                                                        DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1993          1992          1991
                                                                          -------------  -----------  ------------
Deferred tax assets:
  Reserve for loan losses...............................................  $     693,390  $   718,918  $    758,448
  Post retirement benefits..............................................        499,147            0             0
  Other real estate owned...............................................        115,627       56,100        45,178
  Credit life insurance.................................................          6,667       11,506        24,611
  Legal fees............................................................         14,632      --            --
                                                                          -------------  -----------  ------------
                                                                          $   1,329,463  $   786,524  $    828,237
                                                                          -------------  -----------  ------------
                                                                          -------------  -----------  ------------
Deferred tax liabilities:
  Accrued pension expense...............................................  $     156,810  $    89,669  $     40,055
  Accumulated discount accretion........................................            274           78             0
  Premises and equipment................................................        238,900      244,015       237,729
  Mortgage loan interest................................................         41,841       46,781        54,861
                                                                          -------------  -----------  ------------
                                                                          $     437,825  $   380,543  $    332,645
                                                                          -------------  -----------  ------------
       Total net deferred tax assets....................................  $     891,638  $   405,981  $    495,592
                                                                          -------------  -----------  ------------
                                                                          -------------  -----------  ------------

     The provision for income taxes charged to operations for the years ended December 31, 1993, 1992 and 1991 consists of the following:

                                                                                   YEARS ENDED DECEMBER 31,
                                                                            --------------------------------------
                                                                               1993         1992          1991
                                                                            -----------  -----------  ------------
Current tax expense.......................................................  $   758,307  $   861,792  $    905,560
Deferred tax (benefit)....................................................       (3,313)      89,611      (432,534)
                                                                            -----------  -----------  ------------
                                                                            $   754,994  $   951,403  $    473,026
                                                                            -----------  -----------  ------------
                                                                            -----------  -----------  ------------

                     FREDERICKSBURG NATIONAL BANCORP, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 6. ACCOUNTING CHANGE AND INCOME TAX MATTERS--(CONTINUED)
     The income tax provision differs from the amount of income tax determined by applying the U. S. federal income tax rate to pretax income for the years ended December 31, 1993, 1992 and 1991 due to the following:

                                                                                 YEARS ENDED DECEMBER 31,
                                                                         -----------------------------------------
                                                                             1993          1992           1991
                                                                         ------------  -------------  ------------
Computed "expected" tax expense........................................  $    932,824  $   1,087,844  $    613,230
Reduction in taxes resulting from:
  Tax-exempt municipal income..........................................      (188,233)      (146,271)     (157,656)
  Dividends to ESOP....................................................        (9,313)        (8,500)      (11,241)
  Other................................................................          (511)             0             0
Increase in taxes resulting from:
  Disallowed interest expense..........................................        20,227         15,127        16,645
  Effect of implementing FASB No. 96...................................             0              0        10,970
  Other................................................................             0          3,203         1,078
                                                                         ------------  -------------  ------------
                                                                         $    754,994  $     951,403  $    473,026
                                                                         ------------  -------------  ------------
                                                                         ------------  -------------  ------------

NOTE 7. LOAN GUARANTEE

     The Corporation has guaranteed loans of its employee stock ownership plan. This guarantee is in the amount of $39,000 and $64,000 at December 31, 1993 and 1992, respectively. It is reflected as a liability and an offsetting reduction in stockholders' equity. As payments are made on the loan by the plan, the recorded liability will be decreased and stockholders' equity will be increased.

NOTE 8. EMPLOYEE BENEFIT PLANS OTHER THAN POSTRETIREMENT BENEFITS

     The Bank has a non-contributory defined benefit pension plan covering all full-time employees. Pension costs included in the Statements of Income amounted to $3,157 in 1993, $6,681 in 1992 and $11,206 in 1991, which included amortization of prior service cost over ten years. The Bank's policy is to fund pension cost accrued to the extent a deduction is allowed for federal income tax purposes and the payment for 1993 was based upon the amount required for income tax purposes.

     Pension expense includes the following components:

                                                                                  YEARS ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1993          1992          1991
                                                                          ------------  ------------  ------------
Service cost--benefits earned during the period.........................  $    100,272  $    106,239  $    103,786
Interest cost on projected benefit obligation...........................       251,040       235,489       209,508
Expected return on plan assets..........................................      (292,533)     (274,614)     (242,608)
Gain or loss to the extent recognized...................................         4,811             0           953
Amortization of unrecognized net asset existing at date of initial
adoption, January 1, 1987...............................................       (40,500)      (40,500)      (40,500)
Amortization of unrecognized prior service cost.........................       (19,933)      (19,933)      (19,933)
                                                                          ------------  ------------  ------------
Net pension cost........................................................  $      3,157  $      6,681  $     11,206
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                     FREDERICKSBURG NATIONAL BANCORP, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 8. EMPLOYEE BENEFIT PLANS OTHER THAN POSTRETIREMENT BENEFITS--(CONTINUED) The following table sets forth the plan's estimated funded status and amounts recognized in the consolidated balance sheets at December 31, 1993, 1992 and 1991.

                                                                                YEARS ENDED DECEMBER 31,
                                                                       -------------------------------------------
                                                                           1993           1992           1991
                                                                       -------------  -------------  -------------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation including vested benefits of
$2,521,911, $2,196,733 and $2,133,936................................  $   2,535,149  $   2,208,481  $   2,146,867
                                                                       -------------  -------------  -------------
  Projected benefit obligation for service rendered to date..........  $   3,434,616  $   3,245,844  $   2,896,394
Plan assets at fair market value.....................................      3,994,820      3,744,094      3,327,053
                                                                       -------------  -------------  -------------
  Projected benefit obligation in excess of (or less than) plan
assets...............................................................  $    (560,204) $    (498,250) $    (430,659)
  Unrecognized prior service cost....................................        179,400        199,333        219,266
  Unrecognized net loss from past experience different from that
assumed..............................................................       (404,401)      (329,314)      (311,415)
  Unrecognized net asset at January 1, 1987 being recognized over 15 years (Net of amortization of $283,500, $243,000 and
$202,500)............................................................        324,000        364,500        405,000
                                                                       -------------  -------------  -------------
(Prepaid) pension costs..............................................  $    (461,205) $    (263,731) $    (117,808)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

     The discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 8% and 6% respectively. The expected long-term rate of return on plan assets was 8%.

     The Corporation has adopted an "Employee Stock Ownership Plan" which covers all full-time employees. The plan provides an additional retirement benefit for the employee and employee ownership of Fredericksburg National Bancorp, Inc., through investments in the Corporation's stock. In addition, the plan may purchase additional stock through outside borrowing. The Corporation is obligated to make further contributions to the plan if the dividends received and other income is not sufficient to pay its obligations. Additionally, the Corporation may be required to make additional contributions or acquisitions of its stock to provide funds for withdrawing participants. The Corporation contributed $34,700, $24,000 and $35,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

NOTE 9. POSTRETIREMENT BENEFIT PLAN AND ACCOUNTING CHANGE

     The Corporation sponsors postretirement health care and life insurance plans for all employees that meet eligibility requirements. The plans are contributory, with retiree contributions that are adjustable annually based on various factors, some of which are discretionary. The plans are unfunded.

     As stated in Note 1, the Corporation changed its accounting policy with respect to the plans as of January 1, 1993. In conjunction therewith, the Corporation charged net income for the year ended December 31, 1993 with the $936,315 ($1.18 per common share) cumulative effect of the change in accounting, which amount represented the after-tax effect of fully accruing the $1,418,659 unfunded accumulated postretirement benefit obligation existing at that date. The change in accounting policy had the additional effect of reducing 1993 income before the cumulative effect of the change in accounting by $32,617.

                     FREDERICKSBURG NATIONAL BANCORP, INC.
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 9. POSTRETIREMENT BENEFIT PLAN AND ACCOUNTING CHANGE--(CONTINUED)
     Net periodic postretirement benefit costs included the following components for the year ended December 31, 1993:

Service cost-benefits attributable to service
  during the year................................................  $    16,527
Interest on accumulated postretirement
  benefit obligation.............................................      103,955
                                                                   -----------
                                                                   $   120,482
                                                                   -----------
                                                                   -----------

     Postretirement benefit cost recognized in 1992 and 1991 under the Corporation's prior accounting policy was $50,030 and $36,920, respectively.

     The following table sets forth the plans' funded status reconciled with the liability recognized in the accompanying balance sheet at December 31, 1993.

Accumulated postretirement benefit obligation:
  Retirees................................................................  $     (537,214)
  Other fully eligible participants.......................................        (717,597)
  Other active participants...............................................        (143,036)
                                                                            --------------
                                                                            $   (1,397,847)
Plan assets...............................................................        --
                                                                            --------------
Accumulated postretirement benefit obligation in excess of plan assets....  $   (1,397,847)
Unrecognized transition obligation........................................        --
Unrecognized net experience losses (gains)................................         (76,114)
                                                                            --------------
       Obligation included on balance sheet...............................  $   (1,473,961)
                                                                            --------------
                                                                            --------------

     The Corporation's health care costs have been frozen based on the 1993 rate levels. Retiree contributions will be adjusted annually to cover any rate increases. Therefore, future rate increases will have no impact on the Corporation's accumulated postretirement benefit obligation and service and interest cost components of net periodic postretirement benefit costs.

     The weighted average discount rate used in estimating the accumulated postretirement benefit obligation at December 31, 1993 and 1992 was 7.5%.

                     FREDERICKSBURG NATIONAL BANCORP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 10. LEASES

     The Bank occupies its principal office under a net operating lease which expires March 15, 2000, with a renewal option of twenty-five years. Rent is 1% above the interest rate the landlord pays for its temporary or permanent financing of the property multiplied by the total cost of the project. Rent for the years 1993, 1992 and 1991 amounted to $347,865 per year. The Bank has an option to purchase this property between March 15, 1980 and March 14, 1999, at its then fair market value.

     In addition to the property described above, the Bank is leasing some of its facilities under long-term operating leases ranging from five to twenty years including renewal options at an annual rent of approximately $172,436.

     The Bank incurred rental expense of $614,359, $606,359 and $693,741 in 1993, 1992 and 1991. Minimum rental commitments under noncancelable leases effective December 31, 1993, in the aggregate are as follows:

                            YEAR ENDING                                  MINIMUM
                            DECEMBER 31,                               COMMITMENT
- --------------------------------------------------------------------  -------------
1994................................................................  $     510,365
1995................................................................        482,599
1996................................................................        454,402
1997................................................................        399,921
1998................................................................        352,489
Later Years.........................................................        420,336
                                                                      -------------
       Total........................................................  $   2,620,122
                                                                      -------------
                                                                      -------------

NOTE 11. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

     The Bank is a party to financial instruments with off-balance sheet risks in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit, interest rate, or liquidity risk in excess of the amounts recognized in the balance sheets. The contract amounts of those instruments express the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and financial guarantees written is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. Collateral or other security is required to the extent it would be for on-balance sheet instruments.

     Financial instruments whose contract amount represents credit risk:

Credit cards.................................................................  $    4,604,317
Standby letters of credit and financial guarantees...........................       1,707,114
Lines of credit..............................................................       4,357,792
Unfunded portion of home equity lines of credit..............................      21,091,425
Other loan commitments.......................................................      10,330,491
                                                                               --------------
       Total.................................................................  $   42,091,139
                                                                               --------------
                                                                               --------------

                     FREDERICKSBURG NATIONAL BANCORP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 11. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK-- (CONTINUED)
  Commitments to Extend Credit

     These are legally binding agreements to lend to a customer. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit assessment of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, income-producing commercial properties and residential properties.

  Standby Letters of Credit

     These instruments are conditional commitments issued by the Bank guaranteeing the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

  Concentrations of Credit Risk

     The Bank is a local community Bank serving the credit needs of businesses and individuals primarily in the City of Fredericksburg, Virginia and the Counties of Spotsylvania and Stafford, Virginia.

NOTE 12. TRANSACTIONS WITH RELATED PARTIES

     The Bank has had, and expects to have in the future, banking transactions with its directors and principal officers and associates of such persons on similar terms, including interest rates and collateral, as those prevailing at the time for comparable transactions of others.

     An analysis of such loans (exclusive of loans to any such person which in aggregate did not exceed $60,000) is shown below:

                                                  BALANCE
                                                BEGINNING OF                       LOAN          BALANCE
                                                    YEAR          NEW LOANS     REPAYMENTS     END OF YEAR
                                              ----------------  -------------  -------------  -------------
1993........................................   $    3,702,949(1) $   2,275,001 $   3,304,640  $   2,673,310
1992........................................        4,657,508       1,395,590      2,488,634      3,564,464(1)

- ---------------

(1) Balance at end of year 1992 and at beginning of year 1993 do not agree due to differences in composition of related parties with loans exceeding $60,000 as of the end of the corresponding year.

     The Bank leases its Main Office and Courtland Branch from Fredericksburg National Corporation, which is a related party. The rent expense on these leases was $412,907, $420,727 and $423,566, respectively.

NOTE 13. RETAINED EARNINGS

     Dividends which may be paid by the Bank to the Corporation are restricted. The approval of the Comptroller of the Currency is required if the total of all dividends declared by a national bank in any

                     FREDERICKSBURG NATIONAL BANCORP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 13. RETAINED EARNINGS--(CONTINUED)
calendar year exceeds the Bank's net profits, as defined for that year combined with its retained net profits for the two preceding calendar years. As of December 31, 1993, aggregate amount of unrestricted funds which could be transferred from the banking subsidiary to the parent Corporation, without prior regulatory approval, totalled approximately $2,100,000 or 10.5% of consolidated net assets.

     Banking regulations also require the Bank to maintain certain minimum capital levels in relation to Bank assets. New regulations require a ratio of risk-based capital to assets of at least 8% by December 31, 1992. The Bank's risk-based capital, as defined by regulation, was 15.43% at December 31, 1993 compared to 15.42% at December 31, 1992. In addition, banks are required to maintain a leverage ratio of at least 3%. At December 31, 1993 and 1992, the Bank's leverage ratio was 8.50%, compared to 8.96% at December 31, 1992.

NOTE 14. COMMON STOCK SPLIT

     On April 28, 1992 the Board of Directors took action to increase the number of authorized shares from 250,000 shares to 1,000,000 shares. A four-for-one split of the Company's common stock was effected through the distribution of three additional shares for each share of stock issued. In addition, the par value of the common stock was reduced from $4 to $1 per share. As a result, there was no change in the capital accounts. Amounts per share and number of shares have been restated to give retroactive effect to the stock split.

NOTE 15. INTEREST EXPENSE

     Certificates of deposits of $100,000 or more outstanding at December 31, 1993, 1992 and 1991 were $7,788,688, $9,323,185 and $10,699,100, respectively.
The related interest expense for the years then ended was $384,855, $530,928, and $820,428, respectively.

NOTE 16. FAIR VALUE OF FINANCIAL INSTRUMENTS

     FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized by the balance sheet, for which it is practical to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. This Standard excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

                     FREDERICKSBURG NATIONAL BANCORP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 16. FAIR VALUE OF FINANCIAL INSTRUMENTS--(CONTINUED)
     The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments:

     Cash and Short Term Investments. For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

     Investment Securities and Interest Bearing Deposits with Banks. For securities and deposits held for investment, fair value equals the quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market price for similar securities.

     Loans Receivable. The fair value is estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     Deposit Liabilities. The fair value of demand deposits, savings deposits and certain money market deposits is the amount payable at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using rates currently offered for deposits of similar remaining maturities.

     Commitments to Extend Credit and Standby Letters of Credit. Commitments to extend credit and standby letters of credit are made at market interest rates and have either variable interest rates or are short-term. Taking into account the terms remaining, the credit risk and future expected cash flows, these instruments have no material market value.

     The estimated fair value of the bank's financial instruments are as follows:

                                                                                        DECEMBER 31, 1993
                                                                               -----------------------------------
                                                                               CARRYING AMOUNTS      FAIR VALUE
                                                                               -----------------  ----------------
FINANCIAL ASSETS:
  Cash and short-term investment.............................................   $    14,030,324   $     14,030,324
  Investment securities......................................................        69,555,788         70,407,943
  Loans......................................................................       143,727,101        154,934,000
  Less allowance for losses..................................................        (2,739,909)        (2,739,909)
                                                                               -----------------  ----------------
                                                                                $   224,573,304   $    236,632,358
FINANCIAL LIABILITIES:
  Deposits...................................................................   $   213,214,744   $    213,838,708

                     FREDERICKSBURG NATIONAL BANCORP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 17. PARENT COMPANY ONLY FINANCIAL STATEMENTS

     Financial statements for Fredericksburg National Bancorp, Inc. (not consolidated) are presented below:

                     FREDERICKSBURG NATIONAL BANCORP, INC.
                                 (PARENT ONLY)
                                 BALANCE SHEETS
                           DECEMBER 31, 1993 AND 1992

                                                                                        1993            1992
                                                                                   --------------  --------------
ASSETS
  Cash...........................................................................  $          338  $        1,862
  Other receivable...............................................................           1,207           2,026
  Investment in subsidiary.......................................................      20,044,848      19,778,321
  Dividends receivable...........................................................         197,028         197,028
                                                                                   --------------  --------------
       Total assets..............................................................  $   20,243,421  $   19,979,237
                                                                                   --------------  --------------
                                                                                   --------------  --------------
LIABILITIES
  Dividends payable..............................................................  $      197,028  $      197,028
  ESOP loan guarantee............................................................          39,000          64,000
                                                                                   --------------  --------------
       Total liabilities.........................................................  $      236,028  $      261,028
                                                                                   --------------  --------------
COMMITMENTS & CONTINGENCIES
STOCKHOLDERS' EQUITY
  Common stock--par value $1, authorized, 1,000,000 shares,
     issued, 788,112 shares......................................................  $      788,112  $      788,112
  Capital in excess of par value.................................................         810,830         810,830
  Retained earnings..............................................................      18,447,451      18,183,267
                                                                                   --------------  --------------
                                                                                       20,046,393      19,782,209
Less: Guaranteed bank loan of employee stock ownership plan......................          39,000          64,000
                                                                                   --------------  --------------
       Total stockholders' equity................................................  $   20,007,393  $   19,718,209
                                                                                   --------------  --------------
       Total liabilities and stockholders' equity................................  $   20,243,421  $   19,979,237
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                     FREDERICKSBURG NATIONAL BANCORP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 17. PARENT COMPANY ONLY FINANCIAL STATEMENTS--(CONTINUED)

                     FREDERICKSBURG NATIONAL BANCORP, INC.
                                 (PARENT ONLY)
                              STATEMENTS OF INCOME
                  YEAR ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                           1993           1992           1991
                                                                       -------------  -------------  -------------
INCOME
  Dividends received from subsidiary.................................  $     788,112  $     888,282  $     816,566
EXPENSES
  Operating expenses.................................................          3,550          5,960          3,335
                                                                       -------------  -------------  -------------
     Income before income taxes and equity in undistributed net
income of subsidiary.................................................        784,562        882,322        813,231
     Income taxes (benefit)..........................................         (1,207)        (2,026)        (1,134)
                                                                       -------------  -------------  -------------
     Income before equity in undistributed net income
       of subsidiary.................................................        785,769        884,348        814,365
     Equity in undistributed net income of subsidiary................        266,527      1,363,791        516,249
                                                                       -------------  -------------  -------------
       Net Income....................................................  $   1,052,296  $   2,248,139  $   1,330,614
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                     FREDERICKSBURG NATIONAL BANCORP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

NOTE 17. PARENT COMPANY ONLY FINANCIAL STATEMENTS--(CONTINUED)

                     FREDERICKSBURG NATIONAL BANCORP, INC.
                                 (PARENT ONLY)
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                           1993           1992           1991
                                                                       -------------  -------------  -------------
Cash Flows From Operating Activities
  Dividends received.................................................  $     788,112  $     888,833  $     836,796
  Cash paid to suppliers.............................................         (3,550)        (5,960)        (3,335)
  Income taxes refund received.......................................          2,026          1,134          1,721
                                                                       -------------  -------------  -------------
       Net cash provided by operating activities.....................        786,588        884,007        835,182
                                                                       -------------  -------------  -------------
Cash Flows from Financing Activities
  Dividends paid.....................................................       (788,112)      (788,663)      (810,546)
  Redemption of common stock.........................................              0        (93,670)       (26,250)
                                                                       -------------  -------------  -------------
       Net Cash (Used in) Financing Activities.......................       (788,112)      (882,333)      (836,796)
                                                                       -------------  -------------  -------------
  Increase (decrease) in cash........................................         (1,524)         1,674         (1,614)
Cash:
  Beginning..........................................................          1,862            188          1,802
                                                                       -------------  -------------  -------------
  Ending.............................................................  $         338  $       1,862  $         188
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Reconciliation of Net Income to Net Cash Provided by Operating
  Activities:
  Net income.........................................................  $   1,052,296  $   2,248,139  $   1,330,614
  Adjustments to reconcile net income to net cash provided by operating activities:
     (Increase) decrease in accrued income receivable................            819           (341)        20,817
     (Increase) in equity in undistributed income of subsidiary......       (266,527)    (1,363,791)      (576,249)
     Decrease in unrealized loss on mutual funds of subsidiary.......              0              0         60,000
                                                                       -------------  -------------  -------------
       Net Cash Provided by Operating Activities.....................  $     786,588  $     884,007  $     835,182
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                     FREDERICKSBURG NATIONAL BANCORP, INC.
                          CONSOLIDATED BALANCE SHEETS
                MARCH 31, 1994 (UNAUDITED) AND DECEMBER 31, 1993

                                                                                         MARCH 31,   DECEMBER 31,
                                                                                           1994          1993
                                                                                        -----------  -------------
                                                                                        (UNAUDITED)
                                                                                              (IN THOUSANDS)
ASSETS
  Cash and due from banks.............................................................  $     9,690   $    10,935
  Securities held to maturity (aggregate market value $48,047 at
     March 31, 1994 and $70,407 at December 31, 1993).................................       48,356        69,556
  Securities available for sale.......................................................       19,703       --
  Federal funds sold and securities purchased under agreements to resell..............        3,220         3,095
  Loans (net of $113 and $243 unearned income and $2,512 and $2,740 allowance for loan
losses)...............................................................................      141,433       140,987
  Bank premises and equipment, net....................................................        5,367         5,410
  Other real estate owned.............................................................        1,672         1,778
  Other assets........................................................................        3,993         3,787
                                                                                        -----------  -------------
          Total assets................................................................  $   233,434   $   235,548
                                                                                        -----------  -------------
                                                                                        -----------  -------------
LIABILITIES
  Deposits:
     Noninterest-bearing deposits.....................................................  $    42,645   $    45,674
     Interest-bearing deposits........................................................      167,554       167,541
                                                                                        -----------  -------------
          Total deposits..............................................................      210,199       213,215
  Accounts payable and accrued liabilities............................................        2,863         2,326
                                                                                        -----------  -------------
          Total liabilities...........................................................  $   213,062   $   215,541
                                                                                        -----------  -------------
STOCKHOLDERS' EQUITY
  Common stock, $1.00 par value, authorized 1,000,000 shares; issued 788,112 shares at
March 31, 1994 and December 31, 1993..................................................          788           788
  Surplus.............................................................................          811           811
  Retained earnings...................................................................       18,847        18,447
                                                                                        -----------  -------------
                                                                                             20,446        20,046
     Less: guaranteed bank loan of employee stock ownership plan......................          (28)          (39)
     Less: Unrealized loss on securities available for sale...........................          (46)      --
                                                                                        -----------  -------------
          Total stockholders' equity..................................................  $    20,372   $    20,007
                                                                                        -----------  -------------
          Total liabilities and stockholders' equity..................................  $   233,434   $   235,548
                                                                                        -----------  -------------
                                                                                        -----------  -------------

           See Notes to Unaudited Consolidated Financial Statements.

                     FREDERICKSBURG NATIONAL BANCORP, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 1994 AND 1993
                                  (UNAUDITED)

                                                                                                 1994       1993
                                                                                               ---------  ---------
                                                                                                  (IN THOUSANDS)
INTEREST INCOME
  Interest and fees on loans.................................................................  $   2,868  $   2,745
  Interest and dividends on investment securities:
     Taxable interest income.................................................................        718        923
     Interest income exempt from federal income taxes........................................        136        114
     Dividends...............................................................................          1          1
  Federal funds sold and securities under agreements to resell...............................         19         80
                                                                                               ---------  ---------
       Total interest income.................................................................  $   3,742  $   3,863
                                                                                               ---------  ---------
INTEREST EXPENSE
  Interest on deposits.......................................................................  $   1,409  $   1,578
  Interest on short-term borrowings..........................................................          2     --
                                                                                               ---------  ---------
       Total interest expense................................................................  $   1,411  $   1,578
                                                                                               ---------  ---------
NET INTEREST INCOME..........................................................................  $   2,331  $   2,285
  Provision for loan losses..................................................................     --            150
                                                                                               ---------  ---------
  Net interest income after provision for possible loan losses...............................  $   2,331  $   2,135
                                                                                               ---------  ---------
OTHER INCOME
  Commission and fees from fiduciary activities..............................................  $      99  $      99
  Service charges on deposit accounts........................................................        234        230
  Other operating income.....................................................................        135         87
                                                                                               ---------  ---------
       Total other income....................................................................  $     468  $     416
                                                                                               ---------  ---------
OTHER EXPENSES
  Salaries and employee benefits.............................................................  $   1,088  $   1,010
  Occupancy expenses, net....................................................................        238        218
  Furniture and equipment expenses...........................................................        153        158
  Other operating expenses...................................................................        488        565
                                                                                               ---------  ---------
       Total other expenses..................................................................  $   1,967  $   1,951
                                                                                               ---------  ---------
  Income before income taxes and cumulative effect adjustment................................  $     832  $     600
  Income taxes...............................................................................        235        163
                                                                                               ---------  ---------
  Net income before cumulative effect of a change in accounting principle....................  $     597  $     437
  Cumulative effect on prior years of accounting change......................................     --           (936)
                                                                                               ---------  ---------
       NET INCOME (LOSS).....................................................................  $     597  $    (499)
                                                                                               ---------  ---------
                                                                                               ---------  ---------
EARNINGS PER COMMON SHARE
  Earnings before cumulative effect adjustment...............................................  $     .76  $     .55
  Cumulative effect on prior years of accounting change......................................     --          (1.18)
                                                                                               ---------  ---------
       Net income per share..................................................................  $     .76  $    (.63)
                                                                                               ---------  ---------
                                                                                               ---------  ---------

           See Notes to Unaudited Consolidated Financial Statements.

                     FREDERICKSBURG NATIONAL BANCORP, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
               FOR THE THREE MONTHS ENDED MARCH 31, 1994 AND 1993
                                  (UNAUDITED)

                                                                                     RESERVE FOR      UNREALIZED LOSS ON
                                              COMMON       CAPITAL    RETAINED     GUARANTEED BANK        SECURITIES
                                               STOCK        STOCK     EARNINGS      LOANS OF ESOP     AVAILABLE FOR SALE     TOTAL
                                            -----------  -----------  ---------  -------------------  -------------------  ---------
BALANCE, December 31, 1992................   $     788    $     811   $  18,183       $     (64)                          $  19,718
  Net income (loss).......................                                 (499)                                               (499
  Cash dividend ($0.25 per share).........                                 (197)                                               (197
  Change in guaranteed bank loans--ESOP...                                                   11                                  11
                                            -----------  -----------  ---------          ------               ------      ---------
BALANCE, March 31, 1993...................   $     788    $     811   $  17,487       $     (53)           $       0      $  19,033
                                            -----------  -----------  ---------          ------               ------      ---------
                                            -----------  -----------  ---------          ------               ------      ---------
BALANCE, December 31, 1993................   $     788    $     811   $  18,447       $     (39)                          $  20,007
  Net income..............................                                  597                                                 597
  Cash dividend ($0.25 per share).........                                 (197)                                               (197)
  Change in guaranteed bank loans--ESOP...                                                   11                                  11
  Change in unrealized loss on securities
available for sale........................                                                                      (46)            (46)
                                            -----------  -----------  ---------          ------              ------       ---------
BALANCE, March 31, 1994...................   $     788    $     811   $  18,847       $     (28)          $     (46)      $  20,372
                                            -----------  -----------  ---------          ------              ------       ---------
                                            -----------  -----------  ---------          ------              ------       ---------

           See Notes to Unaudited Consolidated Financial Statements.

                     FREDERICKSBURG NATIONAL BANCORP, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1994 AND 1993
                                  (UNAUDITED)

                                                                                       1994            1993
                                                                                  --------------  --------------
                                                                                          (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Interest received.............................................................  $    3,866,982  $    3,899,870
  Fees and commissions received.................................................         435,835         393,899
  Interest paid.................................................................      (1,184,955)     (1,361,354)
  Cash paid to suppliers and employees..........................................      (2,043,273)     (2,096,570)
  Income taxes paid.............................................................         (23,843)        (12,675)
                                                                                  --------------  --------------
       Net cash provided by operating activities................................  $    1,050,746  $      823,170
                                                                                  --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturing investment securities..................................  $    2,920,363  $    8,865,771
  Purchase of investment securities.............................................      (1,499,530)    (10,442,154)
  (Increase) decrease in loans to customers.....................................        (488,543)        769,890
  Proceeds from sale of other real estate.......................................         167,806        --
  Investment in other real estate...............................................        --              (141,013)
  Purchase of premises and equipment............................................         (45,222)        (34,701)
  Other miscellaneous investments--net..........................................         (12,659)       (124,828)
                                                                                  --------------  --------------
       Net cash (used in) investing activities..................................  $    1,042,215  $   (1,107,035)
                                                                                  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in demand deposits, NOW accounts, and savings
accounts........................................................................  $   (2,447,464) $    1,432,290
  Net increase (decrease) in time deposits......................................        (568,132)       (212,911)
  Dividends paid................................................................        (197,028)       (197,028)
                                                                                  --------------  --------------
       Net cash provided by financing activities................................  $   (3,212,624) $    1,022,351
                                                                                  --------------  --------------
Increase (decrease) in cash, due from banks and federal funds sold..............  $   (1,119,663) $      738,486
Cash, due from banks and federal funds sold
  Beginning.....................................................................      14,030,325      19,302,150
                                                                                  --------------  --------------
  Ending........................................................................  $   12,910,662  $   20,040,636
                                                                                  --------------  --------------
                                                                                  --------------  --------------
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
  Net income....................................................................  $      597,497  $     (499,657)
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization..............................................          88,113          88,772
     Decline in OREO............................................................        --                10,000
     Cumulative effect on prior years of accounting change......................        --               936,315
     Provision for possible loan losses.........................................        --               150,000
     (Gains) losses on fixed assets and other real estate.......................             959             392
     (Increase) decrease in accrued income receivable...........................          92,509           5,312
     (Increase) in other assets.................................................        (302,674)       (284,616)
     (Decrease) in accrued interest and other liabilities.......................         574,342         416,652
                                                                                  --------------  --------------
       Net cash provided by operating activities................................  $    1,050,746  $      823,170
                                                                                  --------------  --------------
                                                                                  --------------  --------------
Supplemental schedule of non-cash investing and financing activities:
  Other real estate acquired in settlement of loans.............................  $       64,190  $      961,665
                                                                                  --------------  --------------
                                                                                  --------------  --------------

           See Notes to Unaudited Consolidated Financial Statements.

                     FREDERICKSBURG NATIONAL BANCORP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                   THREE MONTHS ENDED MARCH 31, 1994 AND 1993

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles and with the instruction to Form 100 and Article 10 of Regulations S-X for interim financial information. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. All adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 1994, are not necessarily indicative of the results to be expected for the entire year.

NOTE 2. INVESTMENT SECURITIES AND SECURITIES AVAILABLE FOR SALE

     Investments as of March 31, 1994 and December 31, 1993 are summarized below:

                                                           MARCH 31, 1994                  DECEMBER 31, 1993
                                                   -------------------------------  -------------------------------
                                                                           GAIN
                                                     BOOK      MARKET     (LOSS)      BOOK      MARKET      GAIN
                                                   ---------  ---------  ---------  ---------  ---------  ---------
                                                                            (IN THOUSANDS)
Securities Held to Maturity:
  U.S. Treasury Securities.......................  $  10,373  $  10,166  $    (207) $  23,673  $  23,841  $     168
  U.S. Government Agencies.......................     22,674     22,386       (288)    29,770      29,92        153
  Obligation of State and Political
Subdivisions.....................................     13,012     13,135        123     13,023     13,452        429
  Stock of Federal Reserve Banks.................     --         --         --            793        793     --
  Corporate Bonds................................      2,297      2,360         63      2,297      2,398        101
                                                   ---------  ---------  ---------  ---------  ---------  ---------
       Total Securities Held to Maturity.........  $  48,356  $  48,047  $    (309) $  69,556  $  70,407  $     851
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
Securities Available For Sale:
  U.S. Treasury Securities.......................  $  13,263  $  13,212  $     (51)
  U.S. Government Agencies.......................      5,717      5,698        (19)
  Obligation of State and Political
Subdivisions.....................................     --         --         --
  Stock of Federal Reserve Banks.................        793        793     --
  Corporate Bonds................................     --         --         --
       Total Securities Available For Sale.......  $  19,773  $  19,703  $     (70)
                                                   ---------  ---------  ---------
       Total Securities..........................  $  68,129  $  67,750  $    (379)
                                                   ---------  ---------  ---------
                                                   ---------  ---------  ---------

                     FREDERICKSBURG NATIONAL BANCORP, INC.
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   THREE MONTHS ENDED MARCH 31, 1994 AND 1993

NOTE 3. LOANS

     The consolidated loan portfolio, stated at face amount, is composed of the following:

                                                                              MARCH 31, 1994   DECEMBER 31, 1993
                                                                              ---------------  ------------------
                                                                                        (IN THOUSANDS)
Loans secured by real estate:
  Construction and land development.........................................    $     9,687       $     11,601
  Secured by 1-4 family residential properties:
     Revolving, open-end loans extended under lines of credit...............         22,753             21,939
     All other..............................................................         46,335             46,601
  Secured by nonfarm nonresidential properties..............................         37,951             38,059
  Secured by farmland.......................................................            657                661
Commercial and industrial loans (except loans secured primarily by real
estate).....................................................................         11,577             10,478
Loans to individuals for household, family and other personal
expenditures................................................................         14,001             13,515
All other loans.............................................................          1,097              1,116
                                                                              ---------------  ------------------
       Total loans..........................................................  14$4,058......      $    143,970
Less unearned income on loans...............................................            113                243
                                                                              ---------------  ------------------
       Total loans..........................................................    $   143,945       $    143,727
                                                                              ---------------  ------------------
                                                                              ---------------  ------------------

     The Bank had loans of $1,175,000 as of December 31, 1993 in a non-accrual category and $73,000 as of March 31, 1994.

NOTE 4. ALLOWANCE FOR LOAN LOSSES

                   ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

                                                                         FOR THE THREE MONTHS ENDED MARCH 31,
                                                                     --------------------------------------------
                                                                          1994                   1993
                                                                     ---------------  ---------------------------
                                                                     (IN THOUSANDS)
Balance at beginning of period.....................................     $   2,740              $   2,803
Charge-offs:
  Commercial, financial and agricultural...........................        --                        136
  Real estate--construction........................................        --
  Real estate--mortgage............................................           225                    203
  Installment loans to individuals.................................            15                     24
                                                                     ---------------            --------
                                                                        $     240              $     363
Recoveries:
  Commercial, financial and agricultural...........................             4                      4
  Real estate--construction........................................        --                     --
  Real estate--mortgage............................................        --                          2
  Installment loans to individuals.................................             8                      7
                                                                     ---------------            --------
                                                                        $      12              $      13
Net charge-offs....................................................           228                    350
Provision for loan losses..........................................        --                        150
                                                                     ---------------            --------
       Balance at end of period....................................     $   2,512              $   2,603
                                                                     ---------------            --------
                                                                     ---------------            --------
Ratio of net charge-offs during the period to average loans
outstanding during the period......................................          .16%                   .26%
                                                                     ---------------            --------
                                                                     ---------------            --------

                     FREDERICKSBURG NATIONAL BANCORP, INC.
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   THREE MONTHS ENDED MARCH 31, 1994 AND 1993

5. STOCKHOLDERS' EQUITY AND EARNINGS PER SHARE

     Earnings per share are computed by dividing net income for the applicable period by the daily average shares outstanding during the period as follows:

                                                                                 MARCH 31, 1994   MARCH 31, 1993
                                                                                 ---------------  ---------------
Net income (loss)..............................................................    $   597,497     $    (499,657)
Average shares outstanding.....................................................        788,112           788,112
Net income (loss) per share....................................................    $       .76     $       (0.63)

                                                                         ANNEX A

                               AGREEMENT AND PLAN
                           OF AFFILIATION AND MERGER
                              DATED MARCH 29, 1994
                                 BY AND BETWEEN
                       MERCANTILE BANKSHARES CORPORATION
                                      AND
                     FREDERICKSBURG NATIONAL BANCORP, INC.
                                      AND
                                 PLAN OF MERGER

                  AGREEMENT AND PLAN OF AFFILIATION AND MERGER
                   BETWEEN MERCANTILE BANKSHARES CORPORATION
                   AND FREDERICKSBURG NATIONAL BANCORP, INC.
           (SOLE SHAREHOLDER OF THE NATIONAL BANK OF FREDERICKSBURG)

                               TABLE OF CONTENTS

  PARAGRAPH                                               SUBJECT                                               PAGE
- -------------  ---------------------------------------------------------------------------------------------  ---------
       1.1     The Affiliation..............................................................................        A-6
       1.2     Conversion of Fredericksburg Stock...........................................................        A-6
       1.3     Shareholder List.............................................................................        A-6
       1.4     "Best Efforts" Requirement...................................................................        A-6
       1.5     Definitions..................................................................................        A-6
       1.6     Representations and Warranties of the Corporation............................................        A-6

               (a)        Bank Holding Company Status.............................................................        A-6
               (b)        Federal Reserve Application.............................................................        A-6
               (c)        Good Standing...........................................................................        A-6
               (d)        Capitalization..........................................................................        A-6
               (e)        SEC Registration of Common Stock........................................................        A-7
               (f)        Financial Statements....................................................................        A-7
               (g)        Material Changes........................................................................        A-7
               (h)        Conflicting Agreements..................................................................        A-7
               (i)        Validly Issued Stock....................................................................        A-7
               (j)        Due Authorization.......................................................................        A-7
               (k)        Anti-dilution Clause....................................................................        A-8
               (l)        ESOP....................................................................................        A-8

       1.7     Representations and Warranties of Fredericksburg.............................................        A-8

               (a)        Corporate Status........................................................................        A-8
               (b)        Capitalization..........................................................................        A-8
               (c)        Stockholder List Accuracy...............................................................        A-9
               (d)        Number of Stockholders..................................................................        A-9
               (e)        Director's Shares--Title................................................................        A-9
               (f)        Unpaid Dividends........................................................................        A-9
               (g)        Compliance with Laws and Regulatory Orders..............................................        A-9
               (h)        Employment Agreements, Leases, Material Contracts, List of Securities, Community                A-9
                            Reinvestment Act Statement, Financial Reports, Material Changes, Losses and
                          Liabilities.............................................................................
               (i)        Accuracy of Financial Statements........................................................       A-10
               (j)        Stock Issuance, Distributions since September 30, 1993..................................       A-10
               (k)        Litigation..............................................................................       A-10
               (l)        Tax Returns and Liability...............................................................       A-10
               (m)        Brokers.................................................................................       A-11
               (n)        Employee Plans..........................................................................       A-11
               (o)        Title to Personalty.....................................................................       A-12
               (p)        No Conflicting Agreements...............................................................       A-13
               (q)        Condition of Personal Property..........................................................       A-13

  PARAGRAPH     SUBJECT                                                                                           PAGE
- -------------  ---------  ----------------------------------------------------------------------------------------
               (r)         Laws Relating to Real Estate.....................................................      A-13
               (s)         Title to Real Estate.............................................................      A-13
               (t)         Condition of Real Estate.........................................................      A-13
               (u)         Environmental Matters............................................................      A-13
               (v)         Credit Card Matters..............................................................      A-13
               (w)         Special Virginia Matters.........................................................      A-14

       1.8     Access to Records and Information; Operation of Business.....................................       A-14
       1.9     Audits, Income and Capital Account Requirements, Certified Financial Statements, Accuracy of        A-15
                 Representations, Loan Portfolio, Deposit and Other Liabilities and Expenses, Loan
                 Portfolio, Nature of Expenses, Securities List Accuracy....................................
       1.10    Regulatory Approvals.........................................................................       A-16
       1.11    Best Efforts Regarding Pooling and Tax Free Reorganization...................................       A-16
       1.12    Exclusive Dealing............................................................................       A-16
       1.13    Conditions to the Corporation's Obligation...................................................       A-17

               (a)        Federal Reserve Approval................................................................       A-17
               (b)        Other Regulatory Approvals..............................................................       A-17
               (c)        SEC Registration........................................................................       A-17
               (d)        Stockholders Agreements.................................................................       A-17
               (e)        Pooling Letter..........................................................................       A-18
               (f)        Lessor Consents.........................................................................       A-18
               (g)        Other Consents..........................................................................       A-18
               (h)        Dividends...............................................................................       A-18
               (i)        Stock Issuance, Evidences of Indebtedness, Distributions................................       A-18
               (j)        Employment Benefit Plans................................................................       A-18
               (k)        Sale of Securities......................................................................       A-18
               (l)        Other Approvals.........................................................................       A-19
               (m)        Limit on Dissenters.....................................................................       A-19
               (n)        Other Offices...........................................................................       A-19
               (o)        Material Adverse Conditions.............................................................       A-19
               (p)        Legal Proceedings and Impediments.......................................................       A-19
               (q)        Qualified Plans--Material Adverse Conditions............................................       A-19
               (r)        Executive Certificate...................................................................       A-19

       1.14    Conditions to Fredericksburg's Obligations...................................................       A-19
       1.15    Lease Renewal................................................................................       A-20
       1.16    Fairness Opinion.............................................................................       A-20
       1.17    Confidentiality..............................................................................       A-20
       2.1     Effective Date...............................................................................       A-21
       2.2     Corporation's Obligations in Accomplishing the Affiliation...................................       A-21
       2.3     Fredericksburg's Obligations in Accomplishing the Affiliation................................       A-21
       2.4     Stockholder Approval.........................................................................       A-21
       2.5     Effect of the Affiliation....................................................................       A-22
       2.6     Terms of the Affiliation.....................................................................       A-22
       2.7     Confirmatory Deeds...........................................................................       A-22

  PARAGRAPH                                               SUBJECT                                               PAGE
- -------------  ---------------------------------------------------------------------------------------------  ---------
       2.8     Procedural Matters...........................................................................       A-22
       2.9     Benefit Plans................................................................................       A-22
       2.10    Indemnification..............................................................................       A-23
       2.11    Public Announcements.........................................................................       A-23
       2.12    Non-survival of Representations, Warranties and Covenants....................................       A-23
       3.1     Termination..................................................................................       A-23
       3.2     Effect of Termination........................................................................       A-24
       3.3     Amendment....................................................................................       A-24
       3.4     Expenses.....................................................................................       A-24
       3.5     Notices......................................................................................       A-24
       3.6     Counterparts.................................................................................       A-25
       3.7     Binding Effect; No Third-Party Rights........................................................       A-25
       3.8     Applicable Law...............................................................................       A-25

EXHIBIT A           Form of Stock Option Agreement...........................................................Omitted
EXHIBIT B           Plan of Merger.......................................................................       A-27
SCHEDULE 1          Schedule of Offices......................................................................Omitted
SCHEDULE 2          Director Stock Holdings..................................................................Omitted
SCHEDULE 3          Employee Plans...........................................................................Omitted

                  AGREEMENT AND PLAN OF AFFILIATION AND MERGER

     THIS AGREEMENT AND PLAN OF AFFILIATION AND MERGER (the "Agreement"), made this 29th day of March, 1994, by and between Mercantile Bankshares Corporation, a body corporate of the State of Maryland (the "Corporation"), and Fredericksburg National Bancorp, Inc., a Virginia business corporation ("Fredericksburg"), and sole shareholder of The National Bank of Fredericksburg (the "Bank").

     WITNESSETH, that for and in consideration of the mutual promises of the parties hereto hereinafter contained and other good and valuable consideration, the parties hereto agree as follows:

                                    RECITALS

     A. The Corporation is an ordinary business corporation duly organized and existing under the laws of the State of Maryland with its principal office at Mercantile Bank & Trust Building, Two Hopkins Plaza, Baltimore, Maryland. It is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     B. Fredericksburg is a business corporation duly organized and existing under the laws of the State of Virginia with its principal office at 2403 Fall Hill Avenue, Fredericksburg, Virginia. It is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     C. The Bank is a national bank with its main office in Fredericksburg, Virginia and other offices at the locations listed on Schedule 1 hereto (the "Schedule of Offices"). It is a wholly-owned subsidiary of Fredericksburg.

     D. The affiliation provided for herein will be submitted to the Board of Governors of the Federal Reserve Board (the "Federal Reserve"), the Virginia State Corporation Commission (the "Commission"), and to other regulatory agencies for approval.

     E. The Boards of Directors of the Corporation and Fredericksburg have respectively approved this Agreement and authorized its execution on their behalf.

     F. As an inducement to the willingness of the Corporation to enter into this Agreement, the Corporation expects to enter into a Stock Option Agreement with Fredericksburg in the form attached as Exhibit A (the "Stock Option Agreement") pursuant to which Fredericksburg will grant to the Corporation an option on the terms and conditions therein contained to purchase up to that number of shares of Fredericksburg common stock as would equal 19.9% of the aggregate shares of Fredericksburg's common stock that would be outstanding immediately upon full exercise of the option.

                                   ARTICLE I

                               GENERAL PROVISIONS

     1.1 The Affiliation. Subject to the terms, provisions, and conditions of this Agreement, the Bank shall become affiliated with the Corporation by the merger of Fredericksburg with and into the Corporation pursuant to the procedures described in Article II of this Agreement (the "Affiliation") and the Plan of Merger attached as Exhibit B and incorporated herein by this reference (the "Plan of Merger").

     1.2 Conversion of Fredericksburg Stock. The Affiliation shall be accomplished on the basis of 2.84 shares of the Corporation's $2.00 par value Common Stock (the "Common Stock") for each share of issued and outstanding common stock of Fredericksburg in accordance with Paragraph 3(b) of the Plan of Merger. Fractional shares shall be treated as provided in Paragraph 3(d) of the Plan of Merger.

     1.3 Shareholder List. Within five days after the date of this Agreement, Fredericksburg shall furnish to the Corporation a list containing the names and addresses of all current holders of common stock of Fredericksburg as the same appear on the stock registration books of Fredericksburg and the number of shares held by each.

     1.4 "Best Efforts" Requirement. The Corporation and Fredericksburg shall each use its best efforts, and Fredericksburg shall cause the Bank to use its best efforts, to consummate the transactions contemplated in this Agreement.

     1.5 Definitions. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

          (a) the term "best knowledge" when used with respect to a party shall mean the knowledge, after due and diligent inquiry, of any "Executive Officer" of such party, as such term is defined in Regulation 0 of the Federal Reserve Board;

          (b) the term "Previously Disclosed" by a party shall mean information set forth in a written disclosure letter that is delivered by that party to the other party prior to the execution of this Agreement and specifically designated as information "Previously Disclosed" pursuant to this Agreement.

     1.6 Representations and Warranties of the Corporation. The Corporation represents and warrants to, and agrees with, Fredericksburg as follows:

          (a) The Corporation is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

          (b) The Corporation will, as promptly as practicable, cause the filing of an application with the Federal Reserve, and with any state regulatory agencies as may be required, for approval of the Affiliation, and prosecute such applications in good faith and with diligence.

          (c) The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has the corporate power and authority to carry on its business as it is now conducted.

          (d) As of February 28, 1994, the authorized capital stock of the Corporation consists of 2,000,000 shares of Preferred Stock, no par value ("Mercantile Preferred"), and 67,000,000 shares of Common Stock, $2.00 par value, (being the "Common Stock" identified above as the Common Stock into which shares of common stock of Fredericksburg will be converted pursuant to the provisions of this Agreement). As of February 28, 1994, no shares of Mercantile Preferred were outstanding and 45,896,836 shares of Common Stock were outstanding; all of the aforesaid outstanding shares of Common Stock were validly issued, and are fully paid and nonassessable. Under the Corporation's Shareholders Protection Rights Agreement adopted September 12, 1989, as amended, each share of issued and outstanding Common Stock carries a right to purchase additional securities of the Corporation under certain circumstances.

          (e) The Corporation will, with the cooperation of Fredericksburg, prepare and file with the Securities and Exchange Commission ("SEC") as soon as practicable a Registration Statement (including both a prospectus and a Fredericksburg proxy statement) (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the shares of Common Stock issuable upon consummation of the Affiliation and under the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the Fredericksburg proxy statement that will be distributed to the shareholders of Fredericksburg for purposes of their vote on the Affiliation and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC. The Corporation shall also take any action required under state blue sky or securities laws in connection with the issuance of the shares of Common Stock in the Affiliation.

          (f) The Corporation has delivered to Fredericksburg copies of its consolidated financial statements for the year ended December 31, 1993 containing the following consolidated financial statements of the Corporation (the "Corporation's Financial Statements"): consolidated balance sheets as of December 31, 1993 and 1992 and statements of consolidated income, consolidated cash flows, and consolidated changes in stockholders' equity for each of the three years in the period ended December 31, 1993, together with the notes thereto, certified by Coopers & Lybrand, independent public accountants, all of which are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such consolidated financial statements, and present fairly the consolidated financial position, consolidated cash flows, results of their operations, and changes in stockholders equity of the Corporation and its subsidiaries at the close of business at the dates of, and for the periods covered by, the Corporation's Financial Statements.

          (g) Since December 31, 1993, there has not been any material adverse change in the Corporation's consolidated balance sheet, consolidated income statement, financial position, results of operations, or business. No material loss is presently realizable or anticipated with respect to any asset included in the Corporation's Financial Statements (except to the extent provided for therein), and there is no material liability, actual or contingent, known or anticipated, of a character that should be disclosed in such financial statements and that is not disclosed therein, other than liabilities arising in the ordinary course of business since December 31, 1993, which are not materially adverse.

          (h) Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereunder will result in any material violation, termination, modification of, or be in conflict with, any terms of any material contract or other instrument to which the Corporation is a party, or of any judgment, decree, or order applicable to the Corporation, or result in the creation of any material lien, charge, or encumbrance upon any of the properties or assets of the Corporation.

          (i) The Common Stock deliverable pursuant to this Agreement will be, prior to its issuance, duly authorized for issue and will, when issued and delivered in accordance with this Agreement, be duly and validly issued, fully paid and nonassessable.

          (j) The execution, delivery, and performance of this Agreement by the Corporation has been duly and effectively authorized by its Board of Directors and requires no action on the part of the stockholders of the Corporation.

          (k) Nothing in this Agreement shall limit the right of the Corporation to issue or repurchase any of its stock or other securities in any manner and for any consideration permitted by law either in connection with acquisitions of new affiliates or otherwise, prior to or after the Effective Date, as hereinafter defined; provided, however, that if the Corporation takes any action which establishes, prior to the Effective Date, as hereinafter defined, a record date or effective date for a stock dividend on the Common Stock, a split or reverse split of the Common Stock or any distribution on all shares of the Common Stock other than cash dividends, the Corporation will take such action as shall be necessary in order that each share of common stock of Fredericksburg will be converted in the Affiliation into the same number of shares of Common Stock (whether such number is greater or lesser than the number otherwise provided for herein) together with any such other property so distributed that the owner of such shares would have owned immediately after the record date or effective date of such event had the Effective Date occurred immediately before such record date or effective date and the conversion ratio set forth in Section 1.2 hereof shall be adjusted accordingly.

          (l) Subject to applicable law, it is the Corporation's intent to treat the Employee Stock Ownership Plan (the "ESOP") currently sponsored by Fredericksburg as any other shareholder of Fredericksburg stock and it would receive Corporation stock in exchange for Fredericksburg stock in the Affiliation. It is not the Corporation's intent to strip the ESOP of its assets or to permit employees of other Corporation units to participate in the ESOP. It is the Corporation's current intent to continue the ESOP or to liquidate it for the benefit of its participants and beneficiaries, but in either case, it is not the Corporation's intent to make any contributions to the ESOP or to cause Fredericksburg or the Bank to make future contributions to the ESOP beyond those to which Fredericksburg or the Bank is currently contractually obligated. For purposes hereof, future contributions for which Fredericksburg or the Bank is currently contractually obligated shall include only contributions sufficient to pay the remaining principal and interest on any indebtedness of the ESOP as of the Effective Date.

     1.7 Representations and Warranties of Fredericksburg. Fredericksburg represents and warrants to, and agrees with, the Corporation as follows:

          (a)(i) Fredericksburg is a Virginia stock corporation, legally formed, validly existing and in good standing under the laws of Virginia. It is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Fredericksburg has one office, which is located at 2403 Fall Hill Avenue, Fredericksburg, Virginia. It has no subsidiaries other than the Bank and FNB Properties, Inc., and the latter has not been capitalized or activated.

             (ii) The Bank is a national bank, having and exercising trust powers, legally formed, validly existing and in good standing under the laws of the United States, is insured by the Federal Deposit Insurance Corporation (the "FDIC") and is a member of the Federal Reserve System. The Bank has seven banking offices, the locations of which are set forth on the Schedule of Offices (Schedule 1). In addition, the Bank received regulatory approval for the establishment of a branch at the intersection of Route 17 and Plantation Drive but has no present intention of erecting and opening such branch. No application for any additional banking office is pending. The Bank has no subsidiaries but intends to invest in a corporation that will engage in title agency activities pursuant to a program established by the Virginia Bankers Association; before the investment is made and activities commenced, the Bank will have provided and obtained all required regulatory notices or approvals for such investment and activities.

          (b) The authorized capital stock of Fredericksburg consists of 1,000,000 shares of common stock, $1.00 par value, of which 788,112 shares are issued and outstanding. All of the outstanding shares of Fredericksburg's common stock are in certificate form, were validly issued and are fully paid and nonassessable. The authorized capital stock of the Bank consists of 220,000 shares of capital stock, $4.00 par value, of which 220,000 shares are issued and outstanding. All of such issued and outstanding shares of the Bank's capital stock are in certificate form, were validly issued, are fully paid and nonassessable, and are owned beneficially and of record by Fredericksburg. Except for the Stock Option Agreement when it is executed and delivered, neither Fredericksburg nor the Bank has any options, calls, warrants, commitments or agreements of any character to which it is a party or by which it is bound, calling for the issuance, sale or transfer of shares of Fredericksburg's or the Bank's stock of any class or of any security representing the right to purchase or receive any such stock. The shareholders of Fredericksburg do not have pre-emptive rights.

          (c) The list of stockholders to be furnished by Fredericksburg pursuant to Section 1.3 hereof shall be true, correct and complete.

          (d) Fredericksburg has more than 500 stockholders of record and its common stock is registered under Section 12 of the Exchange Act. Fredericksburg has filed with the SEC in a timely manner all registration statements and reports required by the Exchange Act and applicable rules and regulations of the SEC thereunder and none of such filings contained as of its date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (e) At the date of this Agreement, (1) each of the directors of Fredericksburg, respectively, owns with sole or joint power to vote, or directly or indirectly controls the power to vote, the number of shares of common stock of Fredericksburg set forth on Schedule 2 to this Agreement,
     (2) such number of shares constitutes all of the shares of stock of Fredericksburg owned with sole or joint power to vote, or direct or indirect control of the power to vote, as the case may be, by each director, and (3) each of the directors, respectively, has good and merchantable title to all of the shares of stock indicated on said list as being owned by him, free of all restrictions and encumbrances of every kind and character, except as indicated on Schedule 2 to this Agreement.

          (f) Except as provided in Section 1.13(h), at the date of this Agreement, there are no declared and unpaid dividends or distributions on, or with respect to, the shares of stock of Fredericksburg.

          (g) To the best knowledge of Fredericksburg and the Bank, and except as otherwise Previously Disclosed to the Corporation, each has complied with all laws and regulations applicable to it and its respective properties and operations, including, without limitation, those with respect to all employee benefit plans maintained by Fredericksburg and the Bank and with respect to the Bank's credit card and mutual fund businesses, and all valid orders of regulatory authorities having jurisdiction over Fredericksburg or the Bank, and neither of them has received any notice of any asserted violations of the same.

          (h) Fredericksburg has previously furnished to the Corporation copies of its and the Bank's charter and bylaws, including all amendments thereto, copies of all written agreements or understandings (except such as may be deemed created or implied as a matter of law) and written memoranda of all oral agreements or understandings (including copies of the minutes of the Board of Directors relating to the retirement of Charles T. Lewis), between Fredericksburg or the Bank and each of their respective directors, officers and employees relating to his compensation or employment, copies of all leases, agreements, options, mortgages, title reports and title policies with respect to Fredericksburg and the Bank's offices, copies or descriptions of all other material contracts (including, without limitation, those relating to the Bank's credit card and mutual fund businesses) and leases, a list of all securities held by Fredericksburg and the Bank, respectively, on February 28, 1994, a copy of the Bank's Community Reinvestment Act Statement, copies of the Bank's year-end reports of condition and income filed with the Comptroller of the Currency for all years subsequent to the year 1988, including copies of the reports of condition and income filed by the Bank with the Comptroller of the Currency for December 31, 1993 and for the year then ended (the "Bank's December 31, 1993 Financial Statements"), copies of all forms FRY-9, FRY-6 and FRY-6A and other reports filed with the Federal Reserve after December 31, 1988 (other than forms FRY-9LP for March, June, and September, 1989), copies of all Annual Reports to Shareholders, all forms 10-K, 10-Q and 8-K and all other documents filed by, or with respect to, Fredericksburg with the SEC after December 31, 1988, a copy of Fredericksburg's consolidated financial statements for the year ended December 31, 1993 containing the following consolidated financial statements of Fredericksburg: consolidated balance sheets as of December 31, 1993 and 1992, and statements of consolidated income, consolidated cash flows, and consolidated changes in stockholders' equity for each of the three years in the period ended December 31, 1993, together with the notes thereto, certified by either Yount, Hyde & Barbour or Bowling, Franklin & Co., independent public accountants ("Fredericksburg's December 31, 1993 Financial Statements"); and a copy of the most recent management letter rendered by Fredericksburg's independent public accountants. Since December 31, 1993, there has been no material adverse change in Fredericksburg's consolidated balance sheet, consolidated income statement, financial position, results of operations, or business, or in the Bank's balance sheet, income statement, financial position, results of operations, or business; no material loss is presently realizable or anticipated with respect to any asset included in the Fredericksburg's December 31, 1993 Financial Statements or the Bank's December 31, 1993 Financial Statements (except to the extent provided for therein), and there is no material liability, actual or contingent, known or anticipated of a character that should be disclosed in such financial statements and that is not disclosed therein, other than liabilities arising in the ordinary course of business since December 31, 1993, which are not materially adverse.

          (i) All of the financial statements previously provided to the Corporation pursuant to subparagraph (h) of this Section 1.7 are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such financial statements, and present fairly the financial position, cash flows (with respect to those financial statements containing statements of cash flows), results of operations, and changes in stockholders equity (with respect to those financial statements containing statements of changes in stockholder equity) of Fredericksburg and the Bank, as the case may be, at the close of business at the dates thereof and for the periods covered thereby.

          (j) Since December 31, 1993, except for the Stock Option Agreement when it is executed and delivered, neither Fredericksburg nor the Bank has authorized or issued any additional shares of stock or securities convertible thereto or options, warrants or rights to subscribe thereto or any notes, debentures or other evidences of indebtedness (other than certificates of deposit issued by the Bank in the normal course of business) or authorized or made payment or distribution of any of their assets to their respective stockholders by way of dividends or otherwise, except for the regular quarterly dividend described in Section 1.13(h).

          (k) Except as Previously Disclosed, there is no litigation or other proceeding pending against or threatened against Fredericksburg or the Bank that might reasonably be expected to have a material adverse effect on Fredericksburg's consolidated balance sheet, consolidated income statement, financial position, results of operations or business or on the Bank's balance sheet, income statement, financial position, results of operation or business.

          (l) Fredericksburg and the Bank have filed with the appropriate governmental agencies all tax returns required to be filed and have paid all taxes shown to be due on such returns. Neither Fredericksburg nor the Bank has any material liability for taxes except as set forth and provided for in Fredericksburg's December 31, 1993 Financial Statements, and there is no reason to believe that any such liability will be asserted in connection with such returns except as noted in Fredericksburg's December 31, 1993 Financial Statements. Frederickburg's federal tax returns have been audited by the Internal Revenue Service through 1991. Fredericksburg is not aware of any currently pending or threatened investigations or proceedings concerning its or the Bank's tax returns by any governmental agency other than the current routine audit by the Internal Revenue Service of Fredericksburg's tax return for the year 1992.

          (m) There is no finder or broker acting, or who has acted, for Fredericksburg or the Bank, nor, to the best knowledge of the directors of Fredericksburg, for any stockholder of Fredericksburg, in connection with the transactions contemplated by this Agreement, except that Fredericksburg has retained Scott & Stringfellow, Inc. as its financial advisor pursuant to a retainer agreement, a copy of which has been provided to the Corporation.

          (n) Except as set forth in Schedule 3, neither Fredericksburg nor the Bank sponsors, maintains or is required to contribute to and has not during the preceding five (5) years sponsored, maintained or contributed to an "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) or any other employee benefit program or arrangement, whether formal or informal, including, without limitation, any pension, profit sharing, deferred compensation, retirement, bonus, stock option, stock purchase or restricted stock plan, severance or "golden parachute" arrangement, or any other compensation, welfare or fringe benefit plan, program or arrangement providing for benefits for, or for the welfare of, any or all of the current or former employees, directors, consultants or independent contractors of Fredericksburg or the Bank or the beneficiaries of such persons (such plans, programs and arrangements set forth in Schedule 3, collectively, the "Employee Plans").

             (1) Each Employee Plan and any related funding arrangement is in compliance with all applicable requirements of ERISA, the Internal Revenue Code of 1986 (the "Code") and other applicable law and each Employee Plan has been properly administered in accordance with its written terms to the extent consistent with such requirements of law except as Previously Disclosed; all benefits due and payable under any Employee Plan have been paid in accordance with the terms of such Employee Plan except as Previously Disclosed; Fredericksburg and the Bank have timely made (and at the Effective Date will have timely made) all contributions required to be made to any Employee Plan; there is no litigation or other proceeding pending or threatened against or with respect to any Employee Plan or its fiduciaries except as Previously Disclosed; all reports, returns, forms, notifications or other disclosure materials required to be filed with any governmental entity or distributed to employees with respect to any Employee Plan have been timely filed or distributed and are accurate and complete except as Previously Disclosed; no nonexempt "prohibited transaction" (as defined in Section 4975 of the Code and Section 406 of ERISA) has occurred or will occur prior to the Effective Date with respect to any Employee Plan subject to such rules except as Previously Disclosed; except to the extent limited by applicable law and except in the case of special contractual arrangements (all of which are noted on Schedule 3 as "not unilaterally amendable"), neither Fredericksburg nor the Bank is subject to any legal obligation to continue any Employee Plan either before or after the Effective Date and any such Employee Plan, in any manner and without the consent of any employee or beneficiary, may be amended or terminated.

             (2) Fredericksburg or the Bank has previously delivered or made available (or will deliver or make available within a reasonable time following the execution of this Agreement) to the Corporation complete copies of: each Employee Plan; all related trust agreements or other funding arrangements, including, but not limited to, insurance policies; for the five (5) most recent plan years, all annual reports (5500 series) for each Employee Plan that have been filed with any governmental agency; all other material documents relating to any Employee Plan as may reasonably be requested by the Corporation.

             (3) The only Employee Plans currently maintained by Fredericksburg or the Bank which are intended to be qualified under Section 401(a) of the Code are a defined benefit plan (the "Pension Plan") and the ESOP (collectively, the "Qualified Plans"); each Qualified Plan meets the requirements for tax qualification under Section 401(a) of the Code and its related trust is tax-exempt under Section 501(a) of the Code; each Qualified Plan has received a favorable determination letter from the Internal Revenue Service with respect to its tax-qualified status and Fredericksburg or the Bank has delivered or made available (or will deliver or make available within a reasonable time following the execution of this Agreement) to the Corporation complete copies of all such determination letters and all material correspondence relating to the applications therefor; nothing has occurred since the date of the most recent applicable determination letter nor will occur prior to the Effective Date that would adversely affect the tax-qualified status of any Qualified Plan except as Previously Disclosed.

             (4) With respect to the Pension Plan, no "accumulated funding deficiency" (as defined in Section 412 of the Code and Section 302 of ERISA), whether or not waived, and no "unfunded current liability" (as defined in Section 412 of the Code and Section 302 of ERISA) exists; no "reportable event" (as defined in Section 4043 of ERISA) has occurred or will occur prior to the Effective Date; Fredericksburg or the Bank has made all required premium payments to the Pension Benefit Guaranty Corporation when due; no amendment has occurred or will occur prior to the Effective Date which could require Fredericksburg or the Bank to provide security to the Pension Plan under Section 401(a)(29) of the Code; all benefit statements provided to Pension Plan participants correctly state in all material respects the participants' accrued benefits under the Pension Plan and the amount of such accrued benefits has been calculated in the same manner as the accrued benefits of such participants as reflected on the Pension Plan's actuarial reports; as of January 1, 1993, the assets of the Pension Plan were at least equal to the present value of the accrued benefits of the participants, former participants and beneficiaries in such plan, based first on those actuarial methods, tables and assumptions (as then in effect) used for minimum funding purposes, and second on those actuarial methods, tables and assumptions (as then in effect) used for calculating termination liability; Fredericksburg or the Bank has delivered to the Corporation complete copies of the actuarial valuation and trustee reports for the Pension Plan for the last five (5) plan years.

             (5) With respect to the ESOP, the ESOP constitutes an employee stock ownership plan under Section 4975(e)(7) of the Code and Section 406(d)(6) of ERISA; each loan to the ESOP is and has been an "exempt loan" (as defined in Section 4975(d)(3) of the Code and Section 408(b)(3) of ERISA; the employer stock held and to be held by the ESOP, both before and after the Effective Date, constitutes "employer securities" (as defined in Section 409(1) of the Code); the purchase of the employer stock by the ESOP did not constitute a nonexempt "prohibited transaction" (as defined in Section 4975 of the Code and Section 406 of ERISA); the performance of the transactions contemplated by this Agreement will not cause any nonexempt "prohibited transaction" (as defined in Section 4975 of the Code and Section 406 of ERISA) to occur with respect to the ESOP.

             (6) Fredericksburg's December 31, 1993 Financial Statements and the Bank's December 31, 1993 Financial Statements reflect the present value of any arrangement providing or promising post-retirement medical, life or other post-retirement benefits to any employee, former employee (or any beneficiary of any employee or former employee) of Fredericksburg or the Bank in a manner satisfying the requirements of FAS 106.

          (o) Except as disclosed or reserved against in its financial statements, Fredericksburg and the Bank each has good and marketable title to all of its material property and assets, including those reflected on the December 31, 1993 Financial Statements, except as sold or otherwise disposed of only in the ordinary course of business, free and clear of all material liens and encumbrances (except as permitted in Section 1.7(s) below with respect to certain real estate). Without limiting the foregoing, Fredericksburg has good and marketable title to all of the issued and outstanding shares of common stock of the Bank, free and clear of all liens, encumbrances, restrictions, options, warrants and agreements of any kind or nature other than the Stock Option Agreement.

          (p) The execution and delivery of this Agreement and the Stock Option Agreement by Fredericksburg have been duly and validly authorized by its Board of Directors by a vote of at least two-thirds of the entire Board of Directors. Neither the execution and delivery of this Agreement or the Stock Option Agreement nor the carrying out of the transactions contemplated hereunder or thereunder will result in any material violation, termination, modification of, or conflict with, the Articles of Incorporation or Bylaws of Fredericksburg, or any terms of any material contract or other instrument to which Fredericksburg or the Bank is a party, or of any judgment, decree, or order applicable to Fredericksburg or the Bank, or result in the creation of any material lien, charge, or encumbrance upon any of the properties or assets of Fredericksburg or the Bank. No consent to the Affiliation or Stock Option Agreement by any private party (excluding, with respect to the Affiliation, Fredericksburg's stockholders) is required, including without limitation, in connection with any contract, lease, mortgage or other instrument to which Fredericksburg or the Bank is a party.

          (q) The tangible personal property of Fredericksburg and the Bank is in good operating condition and repair, subject to ordinary wear and tear.

          (r) There is no material violation of any zoning, building, fire or other regulatory laws, statutes, ordinances or regulations relating to Fredericksburg's or the Bank's offices or other real property reflected on the Schedule of Offices; no condemnation proceeding exists or, to the knowledge of Fredericksburg or the Bank, is threatened that would preclude or impair the use of the Bank's or Fredericksburg's offices as presently being used in the conduct of their business.

          (s) The Bank has good and marketable fee simple title to the real estate for all of its offices and other real property listed in the Schedule of Offices (Schedule 1) as being owned by the Bank, free and clear of material liens and encumbrances of every kind and nature except use, occupancy and similar restrictions of public record, easements, encumbrances and encroachments that may be observed by an inspection of the property, and such utility and other easements and encumbrances as do not materially adversely affect the fair market value of the real property. All leases for Bank facilities listed on the Schedule of Offices (Schedule 1) as being leased are valid and in full force and effect; the Bank has not breached any material provision of, and is not in default in any material respect under the terms of any such lease.

          (t) All electrical, plumbing, heating, air conditioning and other mechanical systems and related equipment in the facilities listed on the Schedule of Offices (Schedule 1) are in good working order, subject to ordinary wear and tear. To Frederickburg's and Bank's best knowledge, the roofs of the buildings are waterproof and their basements, if any, are not subject to water seepage.

          (u)(1) to Fredericksburg's and Bank's best knowledge (i) all real estate (including, without limitation, offices and foreclosed properties) owned by the Bank or Fredericksburg (the "Real Estate") is in compliance with all environmental laws and regulations, and (ii) there are no underground tanks on the Real Estate.

           (2) Except as Previously Disclosed, to Fredericksburg's and the Bank's best knowledge, without special investigation or inquiry, all property in which the Bank holds a security interest or which it holds in a fiduciary or agency capacity is in compliance with applicable environmental laws and regulations.

          (v) With respect to the Bank's credit card business:

             (1) The Bank is the sole and absolute owner of, and has good and marketable title to its credit card accounts, related books and records, cardholder agreements, and related intellectual property (the "Credit Card Assets"), and such Credit Card Assets are not subject to any material charge, claim or encumbrance of any kind, including without limitation tax liens.

             (2) The agreements between the Bank and the cardholders of its credit card accounts ("Cardholder Agreements") are legally binding agreements, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium or other similar laws or regulations that affect the enforcement of creditors' rights generally.

             (3) The Bank is in compliance with all Cardholder Agreements where the failure to comply would have a material adverse effect on the Credit Card Assets.

             (4) The procedures employed by the Bank to create and maintain the Credit Card Assets are adequate for the purposes for which they are intended.

             (5) Neither the Bank nor any of its affiliates has provided a list of cardholders of the credit card accounts to any unaffiliated party other than to a party that is under an obligation to maintain the confidentiality of such list and who is restricted from using such list for any purpose other than as directed by the Bank.

          (w) The Board of Directors of Fredericksburg, by resolution adopted by a majority of the "disinterested directors" as defined in Article 14 ("Affiliated Transactions") of the Virginia Corporation Law, hereinafter defined, has approved this Agreement and the Stock Option Agreement and has given prior approval of the Corporation's becoming an "interested shareholder" (pursuant to Section 13.1-727.B.1(iv) of said Article 14), with the effect that, notwithstanding the Stock Option Agreement or any exercise of the option provided for therein, the provisions of said Article 14 shall have no application to this Agreement or to the Affiliation provided for herein or in the Stock Option Agreement. Article 14.1 ("Control Share Acquisitions") of the Virginia Corporation Law, hereinafter defined, has no application to the Stock Option Agreement or any exercise of the option provided for therein, or to this Agreement or the Affiliation provided for therein.

     1.8 (a) Access to Records and Information; Operation of Business. From the date of this Agreement until the Effective Date, Fredericksburg will itself and will cause the Bank to afford the Corporation, its officers and other authorized representatives, reasonable access to all books, accounts, records, bank examination reports (subject to such permission from regulatory agencies as may be required), tax returns, leases, contracts and documents of Fredericksburg and the Bank and furnish to the Corporation such information with respect to Fredericksburg's and the Bank's assets, liabilities and business as the Corporation may from time to time request in order to perform the audits and examinations described in Section 1.9 hereof, to obtain all required approvals of the Affiliation by the Federal Reserve, the Bureau of Financial Institutions of the Commission, the Maryland Bank Commissioner (with respect to the affiliation of the Maryland banking affiliates of the Corporation with the Bank and its affiliates), the Delaware Bank Commissioner (if required)), and any other regulatory authorities, to prepare any registration statement, proxy statement or other documents required to be filed with the SEC, or other authorities, and to meet any of the other conditions set forth in Sections 1.7, 1.8, 1.9, 1.10, 1.13 and 1.14 hereof or elsewhere in this Agreement.

          (b) Except as otherwise contemplated by this Agreement and unless the Corporation shall otherwise consent in writing, from the date of this Agreement until the Effective Date, Fredericksburg will do and cause the Bank to do, and otherwise cause to be done all things necessary to:

             (1) preserve and keep in full force and effect the corporate existence of Fredericksburg and the Bank;

             (2) operate their respective businesses only in the usual, regular and ordinary manner and consistent with past operations; follow the Bank's current lending practices with regard to the setting of rates, credit standards and collection procedures; preserve the present business organizations intact; make no material increase in levels of staffing; make no material changes in duties or responsibilities of senior management (which shall include those officers at the executive vice president level and above); make no changes in or appointments of senior management; and preserve their present relationships with persons having business dealings with them;

             (3) maintain their books, accounts and records in the usual regular and ordinary manner, on a basis consistent with prior years; comply in all material respects with all material laws and contractual obligations, and perform all of the material obligations relating to their business without material default;

             (4) not enter into any material agreement or incur any material obligation;

             (5) not pledge, sell, lease, transfer, dispose or otherwise encumber any of their property or assets other than in the ordinary course of business (it being agreed that the pending sale of the excess parcel consisting of approximately 0.75 acres that adjoins the Bank's Courtland Office is in the ordinary course of business) and, in any event, not pledge, sell, lease, transfer, dispose of or otherwise encumber the capital stock of the Bank;

             (6) not issue any shares of Fredericksburg or Bank capital stock, any securities convertible into or exchangeable for Fredericksburg or Bank capital stock, or any other class of securities, whether debt (other than certificates of deposit issued by the Bank in the ordinary course of business and consistent with past practice) or equity; and not issue any option or rights to acquire any of the foregoing;

             (7) not amend their Charters or Bylaws;

             (8) not provide for the consolidation with or merger of Fredericksburg or the Bank or a share exchange or any other reorganization involving Fredericksburg or Bank capital stock with or into another corporation or the liquidation or dissolution of Fredericksburg or the Bank;

             (9) not create any subsidiary, except for the formation of the Bank subsidiary to engage in certain title insurance agency activities; and

             (10) not take any other action or enter into any agreement which would have the effect of defeating the purposes of this Agreement or the Affiliation, or cause the Affiliation not to qualify for pooling-of-interests accounting treatment or as a tax-free reorganization under Section 368(a)(1)(A) of the Code.

     1.9 Audits, Income and Capital Account Requirements, etc. Immediately upon the execution of this Agreement, Fredericksburg shall take such action as may be necessary to authorize the Corporation, and such accountants as may be designated by the Corporation, at the Corporation's expense (a) to conduct an examination and audit of the books, accounts and records of Fredericksburg and the Bank for the calendar years ended December 31, 1991, 1992, 1993, and for any subsequent period and (b) to update any such examination and audit from time to time, at any time at, or prior to, the Effective Date. If any such examination or audit, or update thereof, shall disclose, in the reasonable opinion of the Corporation, (1) that consolidated net income of Fredericksburg and the Bank, determined in accordance with generally accepted accounting principles, consistently applied, for the calendar year ended December 31, 1993 was less than $1,000,000, or for the six months ended June 30, 1994 is less than $1,050,000, or if the Effective Date is after September 30, 1994, for the nine month period ending September 30, 1994 is less than $1,700,000, or if the Effective Date is after December 31, 1994, for the year ending December 31, 1994 is less than $2,400,000, or (2) that the consolidated shareholders' equity of Fredericksburg and the Bank, determined in accordance with generally accepted accounting principles, consistently applied, at December 31, 1993 aggregated less than $20,000,000, or at June 30, 1994 aggregates less than $20,650,000, or if the Effective Date is after September 30, 1994, at September 30, 1994 aggregates less than $21,100,000, or if the Effective Date is after December 31, 1994, at December 31, 1994 aggregates less than $21,600,000; provided, however, that the foregoing consolidated shareholders' equity figures shall not take into account, as either additions or subtractions, the impact of FAS 115, or (3) that any inability of independent public accountants to certify financial statements of Fredericksburg or the Bank for any period (or any qualification to such a certification) would materially interfere with or prevent the Corporation, before or after the Effective Date, from complying with requirements of the SEC (or other requirements) for the preparation and publication of certified or other required financial statements, whether for Fredericksburg or the Bank or for the Corporation and its consolidated subsidiaries, or (4) that the representations contained in Section
1.7 hereof or elsewhere in this Agreement are inaccurate in any material respect, or (5) that the nature or composition of the Bank's loan portfolio are materially different from the nature or composition of the Bank's loan portfolio as reflected in the Bank's December 31, 1993 Financial Statements, or (6) that any material item or group of items in the Bank's loan portfolio is unacceptable to the Corporation for stated defects, including, without limitation, matters relating to credit, collateral or documentation, that are not cured within thirty days after Fredericksburg receives notice of such defects from the Corporation, or (7) that the nature or composition of the Bank's deposit liabilities are materially different from the nature or composition of the Bank's deposit liabilities as reflected in the Bank's December 31, 1993 Financial Statements or (8) that the Bank's accrued expenses or other liabilities are materially different in nature from those associated with the normal operation of a national bank with trust powers, or (9) that the list of Fredericksburg and Bank securities supplied by Fredericksburg to the Corporation pursuant to Section 1.7(h) hereof is inaccurate, as of its date, in any material respect, then the Corporation shall have the right upon written notice to Fredericksburg at any time prior to the Effective Date, to terminate this Agreement, in which event neither party shall have any obligations under, or liabilities arising out of, this Agreement, except as set forth in Section 3.4 with respect to expenses.

     1.10 Regulatory Approvals. When requested by the Corporation, and through counsel for the Corporation, Fredericksburg will cooperate and will cause the Bank to cooperate with the Corporation and will use, and will cause the Bank to use, its best efforts to obtain the approval of the Affiliation and of the steps necessary to accomplish the Affiliation by all appropriate state and federal regulatory agencies.

     1.11 Best Efforts Regarding Pooling and Tax Free
Reorganization. Fredericksburg agrees to use its and to cause the Bank to use its best efforts to (i) cause the Affiliation to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Code, (ii) cause the Affiliation to qualify for pooling-of-interests accounting treatment and (iii) cooperate with the Corporation in preparing and furnishing the proxy statement to be delivered to Fredericksburg's stockholders in connection with the Affiliation.

     1.12 Exclusive Dealing. The Board of Directors of Fredericksburg has carefully considered and deliberated upon the terms and conditions of the Affiliation and has concluded that the Affiliation is fair to, and in the best interests of the stockholders of Fredericksburg, with the intent that this Agreement be conclusive and binding, subject to the terms and conditions hereof. In the process of so concluding, the Board of Directors of Fredericksburg has, at Fredericksburg's expense, been advised by Scott & Stringfellow, Inc., its financial advisor, that the consideration to be received in the Affiliation is fair to the stockholders of Fredericksburg from a financial point of view. Accordingly, in view of the commitments of the parties and the time and expense required to consummate the Agreement and while this Agreement is in effect, neither Fredericksburg nor any of its or the Bank's officers, directors, employees, agents or representatives (including, without limitation, investment bankers) shall, directly or indirectly: (i) encourage, solicit or initiate the submission of any Acquisition Proposal or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal; or (ii) recommend any Acquisition Proposal to Fredericksburg stockholders or enter into any agreement with respect to any Acquisition Proposal or participate in discussions or negotiations with, or furnish any information to, any person in connection with any potential Acquisition Proposal, unless an unsolicited Acquisition Proposal is made and the Board of Directors of Fredericksburg shall conclude, based on written advice of counsel, that its fiduciary obligations require consideration or acceptance or the recommendation of such Acquisition Proposal because it is more favorable to the Fredericksburg stockholders from a financial point of view than the Affiliation provided for herein. "Acquisition Proposal" shall mean any proposed
(A) merger, consolidation, share exchange or similar transaction involving Fredericksburg or the Bank, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of Fredericksburg (including the stock of the Bank), or the Bank representing 10% or more of the consolidated assets of Fredericksburg and the Bank, (C) issue, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of Fredericksburg or the Bank, (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange
Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 20% or more of the outstanding Fredericksburg or Bank common stock. Fredericksburg shall immediately advise the Corporation of, and communicate to the Corporation the terms of, any such inquiry or proposal addressed to Fredericksburg or the Bank or of which Fredericksburg or the Bank, or their respective officers, directors, employees, agents, or representatives (including, without limitation, any investment banker) has knowledge. Fredericksburg's Board of Directors shall use its best efforts to cause its officers, directors, employees, agents and representatives and the Bank and its officers, directors, employees, agents and representatives to comply with the requirements of this Section 1.12.

     1.13 Conditions to the Corporation's Obligations. The obligations of the Corporation under this Agreement are subject to the satisfaction prior to, and at, the Effective Date, of the conditions set forth in Article II of this Agreement and of the following conditions:

          (a) That pursuant to applicable statutes, the Federal Reserve shall have given all required approvals to permit the Affiliation and the steps necessary to accomplish the Affiliation and such approvals shall have become effective and all required waiting periods with respect thereto shall have expired.

          (b) That all appropriate State regulatory agencies (including, without limitation, the Commission, the Maryland Bank Commissioner, and, if required, the Delaware Bank Commissioner) and any appropriate Federal regulatory agencies in addition to the Federal Reserve shall have approved the Affiliation and the steps necessary to accomplish the Affiliation to the extent, if any, required by applicable state or federal laws and all required waiting periods with respect thereto shall have expired.

          (c) That the Registration Statement shall have been declared effective by the SEC and any applicable state securities regulatory authorities and there shall not be in effect a stop order with respect thereto.

          (d) That stockholders of the Corporation and Fredericksburg who are affiliates of the Corporation for the purposes of Accounting Series Release No. 135 shall have entered into agreements with the Corporation in form and substance satisfactory to the Corporation, necessary or desirable to assure the ability to use pooling-of-interests accounting for the Affiliation and to conform with SEC Rule 145.

          (e) That the Corporation shall have received a letter from its independent certified public accountants to the effect that the Affiliation qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

          (f) That any consent to the transaction by any lessor of any office of the Bank shall have been obtained, if in the opinion of the Corporation, such consent is necessary or desirable.

          (g) That all other consents or approvals, governmental or otherwise, that in the opinion of counsel for the Corporation are necessary to permit, enable or facilitate the Affiliation, shall have been granted or issued and shall have become effective.

          (h) That since December 31, 1993, Fredericksburg and the Bank shall not have authorized or distributed any of their assets to their respective stockholders by way of dividends or otherwise, except that (i) Fredericksburg declared in December 1993 and paid in January 1994, a cash dividend of $.25 per share; (ii) Fredericksburg may declare in March 1994 and pay in April 1994, a cash dividend of $.25 per share; (iii) Fredericksburg may declare in June 1994 and pay in July 1994, a cash dividend of $.25 per share; (iv) Fredericksburg may declare in September 1994 and pay in October 1994, a cash dividend of $.25 per share; (v) Fredericksburg may declare in December 1994 and pay in January 1995, a cash dividend of $.25 per share; (vi) Fredericksburg may declare in March 1995 and pay in April 1995, a cash dividend of $.25 per share; and (vii) the Bank may declare and pay cash dividends to Fredericksburg in accordance with past practice.

          (i) That since December 31, 1993, Fredericksburg and the Bank shall not have issued or authorized the issuance of additional shares of their respective capital stock of any class or options to buy shares of said stock or warrants or rights to subscribe thereto or any notes, debentures or other evidences of indebtedness (other than certificates of deposit issued by the Bank in the normal course of business) or issued or authorized the issuance of other securities in respect of, in lieu of, or in substitution for the now outstanding shares of capital stock, or repurchased or redeemed any of their capital stock or changed their respective capitalization or made any distribution of their earnings or assets other than as provided in Section 1.13(h) above or as otherwise agreed in writing by the Corporation, and Fredericksburg shall not have sold, transferred or granted any option or other rights with respect to the capital stock of the Bank held by Fredericksburg.

          (j) That, except with the prior written approval of the Corporation, there shall have been no increase in the compensation, or rate of compensation, payable or to become payable by Fredericksburg or the Bank to any director, officer or employee thereof, other than in the normal and ordinary course of business, or the establishment of, or an agreement to establish by Fredericksburg or the Bank, any early retirement program or arrangement for certain employees, or, except in the ordinary course of business, any payment of any bonus, profit sharing, severance or other extraordinary compensation or change in any presently existing stock option, employee stock ownership, profit sharing, pension, retirement, bonus, severance, group life or health insurance or other plan, agreement or arrangement, and that Fredericksburg and the Bank shall not have adopted or entered into any new employment, stock option, employee stock ownership, profit sharing, pension, retirement, bonus, group life or health insurance or other benefit plan, agreement or arrangement.

          (k) That, subject to the obligations of their respective Boards' of Directors, Fredericksburg or the Bank, as the case may be, if requested by the Corporation, shall have sold any securities that were added to their respective securities portfolios between the date of the list of their securities referred to in Section 1.7(h) and the date of this Agreement and shall have replaced them with securities acceptable to the Corporation, and that between the date of this Agreement and the Effective Date, no other change by way of acquisition or sale shall have been made in Fredericksburg or the Bank's securities portfolios without the approval of the Corporation.

          (l) That there are granted or issued any such consents or approvals, governmental or otherwise, which are necessary to permit or enable the Bank after the Effective Date to conduct all and every part of the business and activities conducted by the Bank prior to the Effective Date in the manner in which such activities and business were then conducted and at the offices at which they are conducted as of the date of this Agreement.

          (m) That the holders of no more than 10% of Fredericksburg's outstanding capital stock (or of such smaller percentage which, if exceeded, together with other factors, in the judgment of the Corporation, would preclude accounting for the Affiliation as a pooling-of-interests) shall have filed written notice with Fredericksburg, before the vote is taken at the shareholders meeting at which the Affiliation is to be voted upon, that they intend to demand payment of the fair value of their shares if the Affiliation is effectuated, and not voted in favor of the Affiliation.

          (n) That Fredericksburg shall not have opened any new, or closed any existing, offices without the consent of the Corporation, unless required to do so in connection with any governmental or regulatory enforcement action.

          (o) That, except to the extent accrued for in Fredericksburg's December 31, 1993 Financial Statements and the Bank's December 31, 1993 Financial Statements, no condition shall exist and no event shall have occurred, or shall be threatened, and no claim or litigation shall be pending or threatened and no settlement of any claim or litigation shall have occurred, that in the reasonable opinion of the Corporation does or may materially and adversely affect the income, operations, financial position, business, or assets of Fredericksburg or the Bank.

          (p) That there shall be no actual or threatened legal proceeding or impediment that in the reasonable opinion of the Corporation might prevent the consummation of the Affiliation.

          (q) That no condition shall exist and no event shall have occurred, or shall be threatened, and no claim, assessment or litigation shall be pending or threatened and no settlement of any claim, assessment or litigation shall have occurred, which does or may adversely affect the tax-qualified status of any Qualified Plan or which may result in costs for unanticipated benefit liabilities with respect to any Qualified Plan and, as a consequence, does or may, in the reasonable opinion of the Corporation, materially and adversely affect the income, operations, financial position, business, or assets of Fredericksburg, the Bank or such Qualified Plan.

          (r) That the representations of Fredericksburg contained in Section
     1.7 of this Agreement (other than paragraph (c)) shall be true in all material respects on and as of the Effective Date as if made again as of such date, and that, on request of the Corporation, and as of the Effective Date, the President of Fredericksburg shall deliver a written certificate to the Corporation that, to his best knowledge, the representations of Fredericksburg set forth in this Agreement (other than paragraph (c) of Section 1.7) are true and correct in all material respects as if made on and as of the date of such certificate and that the conditions set forth herein required to have been met by Fredericksburg by such date have, without exception, been met.

     Conditions (d), (e), (f), (g), (h), (i), (j), (k), (1), (m), (n), (o), (p),
(q), and (r), may be waived by the Corporation.

     1.14 Conditions to Fredericksburg's Obligations. (a) The obligation of Fredericksburg to consummate the Affiliation under this Agreement is subject to the condition that Fredericksburg shall have received an opinion of counsel substantially to the effect that, upon completion of the Affiliation (except as to the disposition of fractional shares):

          (1) no gain or loss will be recognized to the stockholders of Fredericksburg upon receipt by them of Common Stock in exchange for common stock of Fredericksburg;

          (2) provided that Fredericksburg common stock is held as a capital asset, the basis of the Common Stock received by such stockholders of Fredericksburg will be the same as the basis of the common stock of Fredericksburg surrendered by such stockholders in exchange for the Common Stock;

          (3) provided that Fredericksburg common stock is held as a capital asset, such stockholders' holding period of the Common Stock received by them will include the stockholders' holding period of the common stock of Fredericksburg which is surrendered in exchange for such Common Stock.

     (b) The obligation of Fredericksburg to consummate the Affiliation under this Agreement is subject to the satisfaction prior to, and at the Effective Date, of the following further conditions that the representations of the Corporation contained in Section 1.6 of this Agreement (other than paragraph
(d)) shall be true in all material respects on and as of the Effective Date as if made again as of such date, and that, on request of Fredericksburg, and as of the Effective Date, the President of the Corporation shall deliver a written certificate to Fredericksburg that, to his best knowledge, the representations of the Corporation set forth in this Agreement (other than paragraph (d) of Section 1.6) are true and correct in all material respects as if made on and as of the date of such certificate and that the conditions set forth herein required to have been met by the Corporation by such date have, without exception, been met.

     1.15 Lease Renewal. The Bank occupies its Courtland Office pursuant to a Deed of Lease with Fredericksburg National Corp. dated as of October 31, 1986 ("Courtland Office Lease"). The Bank also occupies its Main Office pursuant to a Deed of Lease with Fredericksburg National Corp. dated January 7, 1976, and restated as of March 29, 1977 (the "Main Office Lease"). The Corporation will not object to the Bank's affirmative exercise of the renewal option contained in
Section 19.1 of the Courtland Office Lease, whether before or after consummation of the Affiliation, if in its judgment, the Board of Directors of the Bank decides that course of action to be desirable for the Bank, provided that changes, mutually acceptable to the parties hereto, are made with respect to assignability of the Courtland Office and Main Office Leases, uses permitted in both leases and the period for exercising the purchase option in the Courtland Office Lease as a condition to such lease renewal of the Courtland Office Lease.

     1.16 Fairness Opinion. The obligation of Fredericksburg to consummate the Affiliation under this Agreement is subject to the further condition that the Fredericksburg proxy statement referred to in Section 1.6(e) hereof shall contain the written opinion of Scott & Stringfellow, Inc. (or such other recognized investment firm as Fredericksburg may select), dated contemporaneously with the date of the proxy statement, to the effect that the consideration to be received in the Affiliation is fair to the stockholders of Fredericksburg from a financial point of view.

     1.17 Confidentiality. Between the date of this Agreement and the Effective Date, the Corporation and Fredericksburg each will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Affiliation is not consummated, each party will return or destroy as much of such written information as may reasonably be requested except to the extent that it is necessary or appropriate for the party to retain the information in connection with any legal proceedings relating to the Agreement.

                                   ARTICLE II

                                THE AFFILIATION

     2.1 Effective Date. Subject to the terms and conditions contained in this Agreement, as soon as practicable after the performance of all agreements and obligations of the parties hereunder and upon fulfillment or waiver of all conditions precedent contained herein, the Corporation and Fredericksburg will execute and deliver Articles of Merger in such form(s) as in the opinion of counsel to the Corporation may be required by Virginia and Maryland law (the "Articles") and any other documents required by law to effectuate the Affiliation, and will file the Articles with the Commission and with the State Department of Assessments and Taxation of the State of Maryland. The effective date and time of the Affiliation (the "Effective Date") shall be the effective date and time set forth in Articles as filed with the Maryland State Department of Assessments and Taxation and the Commission, but, in no event, shall such effective date and time be prior to the acceptance for filing of Articles with the Commission or more than fifteen days after the issuance of a Certificate of Merger by the Commission. After all of the conditions set forth in this Agreement have been met or waived, the Effective Date will be the earliest practical date that is the last business day of a month, or such other date as may be acceptable to the Corporation and Fredericksburg.

     2.2 Corporation's Obligations in Accomplishing the Affiliation. In order to effect the Affiliation as aforesaid, the Corporation will (i) prepare and file with the Federal Reserve and the Commission, applications requesting approval of the Affiliation, (ii) cause its Maryland banking affiliates to file with the Bank Commissioner of Maryland, an application for approval, as required by the Financial Institutions Article of the Annotated Code of Maryland, of the affiliation of such Maryland banking affiliates with the Bank and its affiliates that will result from the Affiliation, and; (iii) prepare and file any other necessary regulatory applications and use its best efforts to obtain approval of all such applications.

     2.3 Fredericksburg's Obligations in Accomplishing the Affiliation. At such times as shall be requested by the Corporation, Fredericksburg and its management and directors shall, and will also cause the Bank and its management and directors to, (i) cooperate with and assist the Corporation in the preparation and filing with the Commission of an application requesting approval of the Corporation's acquisition of Fredericksburg and the Bank pursuant to
Section 6.1-399 of the Code of Virginia, or any successor statute thereto, (ii) cause the publication of any newspaper notices required by law or by the Commission with respect to the Affiliation or such acquisition, (iii) duly call and convene a meeting of Fredericksburg's stockholders to vote on the Affiliation and, in connection therewith and subject to the fiduciary duties of the Board of Directors of Fredericksburg (as advised in writing by its counsel), but only as such fiduciary duty is encompassed in, contemplated by, and within the scope of Section 1.12, approve and recommend this Agreement, the Plan of Merger and the Affiliation to Fredericksburg's stockholders and use their best efforts to obtain a favorable vote thereon; and (iv) take such action as shall be required by law, including, if so required, the appointment of a co-fiduciary for such purpose, to permit shares of common stock of Fredericksburg held by the Bank as fiduciary to be voted on the Affiliation. In connection with the submission of the Plan of Merger to the stockholders of Fredericksburg under
Section 13.1-718 of the Virginia Corporation Law, Fredericksburg agrees that its Board of Directors will not take any action that would have the effect of requiring that the Plan of Merger be approved by more than a majority of the votes entitled to be cast on the matter nor, pursuant to provisions of Section 13.1-718C of the Virginia Corporation Law hereinafter defined, impose any condition to approval of the Plan of Merger by the stockholders of Fredericksburg.

     2.4 Stockholder Approval. The Affiliation is subject to the additional nonwaivable condition that this Agreement, the Plan of Merger, and the Affiliation, having been heretofore approved by more than two-thirds of the entire Board of Directors of Fredericksburg, shall have been approved by stockholders of Fredericksburg holding not less than a majority of the votes entitled to be cast on the matter at a meeting of Fredericksburg's stockholders duly called for that purpose and duly constituted, at which a quorum is present and acting throughout, subject, however, to the rights of the Corporation under Section 1.13(m) hereof.

     2.5 Effect of the Affiliation. Upon the Effective Date, Fredericksburg shall be merged with and into the Corporation in accordance with this Agreement and the Plan of Merger and pursuant to the applicable provisions of Title 13.1 of the Code of Virginia, 1950, as amended (the "Virginia Corporation Law") and the Maryland General Corporation Law and with the effect provided in said provisions. The Corporation shall be the successor in the Affiliation (or, under Virginia law, the "surviving" corporation); no amendments to its charter will be effected by the Affiliation.

     2.6 Terms of the Affiliation. On the Effective Date and immediately upon the Affiliation provided for in this Agreement becoming effective with the effects set forth in Section 3-114 of the Maryland General Corporation Law, or any successor statutory provisions thereto, and in consideration thereof, the terms of the Affiliation shall be as set forth in the Plan of Merger.

     2.7 Confirmatory Deeds. When and as reasonably requested by the Corporation, Fredericksburg shall execute and deliver or cause to be executed and delivered, all such deeds and other instruments, and take or cause to be taken all such further or other actions, as the Corporation may deem necessary or desirable in order to vest or perfect in or confirm of record or otherwise to the Corporation as Successor in the merger, title to and possession of all real estate and other property of Fredericksburg, and otherwise to carry out the intent and purposes of this Agreement and the Affiliation.

     2.8 Procedural Matters. The Corporation, at its option, may revise the sequence of events or similar matters relating to the Affiliation in such manner as the President of the Corporation, acting on the advice of its legal counsel, may reasonably determine will best facilitate accomplishment of the Affiliation.

     2.9 Benefit Plans. (a) At the option of the Corporation (which may be applied on a plan or program by plan or program basis), after the Effective Date and through December 31, 1995, employees of Fredericksburg and the Bank shall be entitled to participate either (x) in the Corporation's employee benefit plans and programs on substantially the same basis as similarly situated employees of the Corporation (taking into account all applicable factors, including but not limited to position, employment classification, age, length of service, pay, part time or full time status, and the like, as well as changes made in such plans and programs in the future) or (y) in plans and programs which, subject to changes required by applicable laws or by limitations imposed by insurance companies providing plan benefits and to the cessation of contributions to the ESOP as provided herein, are comparable to and provide for participation on substantially the same basis as Fredericksburg's and the Bank's plans and programs currently in effect. If and to the extent option (x) is effectuated:

          (1) The Corporation agrees that (i) the coverage under its plans and programs shall be available to each employee of Fredericksburg and the Bank and his or her dependents without regard to any waiting period, evidence or requirement of insurability, actively at work requirement or preexisting condition exclusion or limitation (except to the extent and in the manner any such waiting period, evidence or requirement of insurability, actively at work requirement or exclusion or limitation applies immediately prior to the effectuation of option (x)) and (ii) amounts paid or payable by employees for health care expenses for the portion of the annual benefit period prior to the date as of which option (x) becomes effective shall be credited in satisfaction of any deductible requirement and any out-of-pocket limit for the balance of the annual benefit period which includes such date.

          (2) The Corporation agrees to treat service with Fredericksburg and the Bank before the Effective Date as service with the Corporation for purposes of eligibility to begin participation and vesting (but not benefit accruals unless otherwise determined by the Corporation) for purposes of all employee benefit and seniority based plans and programs, including but not limited to annual, sick and personal leave accruing following the Effective Date.

     (b) The Corporation understands that Fredericksburg and the Bank are currently designing an early retirement incentive program (the "Proposed Early Retirement Program") anticipated to become effective in 1994. Fredericksburg agrees and has caused the Bank to agree that the Proposed Early Retirement Program shall not be established or implemented in any manner without the prior written approval of the Corporation.

     2.10 Indemnification. The Corporation agrees that following the Effective Date, it shall indemnify and hold harmless any person who has rights to indemnification from Fredericksburg, to the same extent and on the same conditions as such person is entitled to indemnification pursuant to Virginia Corporation Law, hereinafter defined, and Fredericksburg's Articles of Incorporation, as in effect on the date of this Agreement, to the extent legally permitted to do so with respect to matters occurring on or prior to the Effective Date, including, without limitation, the transactions contemplated in this Agreement and the Stock Option Agreement, but, in no event, shall the Corporation's obligations hereunder be greater than those of Fredericksburg as of the date of this Agreement. Without limiting the foregoing, in any case in which corporate approval may be required to effectuate any indemnification with respect to a director of Fredericksburg, the Corporation shall, to the extent required by Fredericksburg's Articles of Incorporation as of the date of this Agreement, direct, at the election of the party to be indemnified, that the determination of permissibility of indemnification shall be made by independent counsel mutually agreed upon between the Corporation and the indemnified party. The Corporation shall use its reasonable best efforts to maintain Fredericksburg's existing directors' and officers' liability policy, or some other policy, including the Corporation's existing policy, providing at least comparable coverage, covering persons who are currently covered by such insurance of Fredericksburg for a period of three years after the Effective Date on terms no less favorable than those in effect on the date hereof.

     2.11 Public Announcements. Each party will consult with the other before issuing any press release or otherwise making any public statements with respect to the Affiliation and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     2.12 Non-Survival of Representations, Warranties and Covenants. Except for Sections 1.2, 1.14 (with respect to the tax opinion), 1.15, 1.17, 2.6, 2.7 and
2.10 of this Agreement, none of the respective representations and warranties, obligations, covenants and agreements of the parties shall survive the Effective Date.

                                  ARTICLE III

                                 MISCELLANEOUS

     3.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement and the Plan of Merger by the stockholders of Fredericksburg, this Agreement may be terminated and the Affiliation abandoned at any time prior to the Effective Date:

          (a) By the mutual consent of Fredericksburg and the Corporation. Action by the Executive Committee of the Board of Directors of the Corporation or by any officer of the Corporation to whom such authority has been delegated shall satisfy the requirements of this Section 3.1(a).

          (b) By the Corporation if the conditions set forth in Sections 1.8, 1.9, 1.10, 1.11, 1.13, 2.3 or 2.4 have not been met or waived by the Corporation.

          (c) By the Corporation if at any time the Corporation receives information from any regulatory authority, which by law is required to approve the Affiliation or any other aspect of the transactions contemplated herein, or which has authority to challenge the validity of the Affiliation or such transactions in judicial proceedings or otherwise, that provides a substantial basis for reasonably concluding that the required regulatory approval will not be granted or the Affiliation or such transactions will be so challenged.

          (d) By the Corporation if Fredericksburg recommends to its stockholders or accepts an Acquisition Proposal or if a Purchase Event (as defined in the Stock Option Agreement) occurs.

          (e) By Fredericksburg if the conditions set forth in Sections 1.14, 1.16, and 2.4 have not been met or waived by Fredericksburg.

          (f) By Fredericksburg if, in compliance with Section 1.12 hereof, it recommends to its stockholders or accepts an Acquisition Proposal.

          (g) By the Corporation or Fredericksburg if the Affiliation is not consummated by March 31, 1995.

          (h) By the Corporation by written notice to Fredericksburg before the close of business on the day immediately following the date hereof, if the Stock Option Agreement shall not yet have been entered into by the close of business on such date.

     3.2 Effect of Termination. In the event of the termination and abandonment of this Agreement and the Affiliation pursuant to Section 3.1, this Agreement shall become void and have no effect, except that (a) the last sentence of
Section 1.17 and all of Sections 2.11 and 3.4 shall survive any such termination and abandonment and (b) no party shall be relieved of or released from any liability arising out of an intentional breach of any provision of this Agreement.

     3.3 Amendment. This Agreement may be amended, but only in writing executed by Fredericksburg and the Corporation, at any time prior to the Effective Date and with respect to any of the terms and provisions hereof; provided, however, that after the stockholders of Fredericksburg have approved the Affiliation, no amendment to this Agreement shall be made that alters the conversion rate or kind of shares to be received as set forth in Section 1.2 (except pursuant to Section 1.6(k)) or otherwise adversely affects the rights of Fredericksburg's stockholders or changes the articles of incorporation of either corporation. Action by the Executive Committee of the Board of Directors of the Corporation or by any officer of the Corporation to whom such authority has been delegated by the Corporation's Board of Directors shall satisfy the requirements of this
Section 3.3.

     3.4 Expenses. If this Agreement is terminated pursuant to Section 3.1 and the transactions hereunder are not consummated, each party to this Agreement shall pay its own expenses relating hereto, including fees and disbursements of its respective counsel and of any investment or financial advisor retained by it; provided, however, that in such event, the Corporation will pay for the preparation of the regulatory filings referred to herein, and for the filing fees relating thereto, the printing and mailing of the Registration and Proxy Statement, and all fees and disbursements of accountants (not including routine auditing fees) for either of the parties hereto.

     3.5 Notices. All notices or other communications required or permitted under the terms of this Agreement shall be sufficient if sent by registered or certified mail, postage prepaid, or with respect to any notice of termination under Section 3.1(h), if sent by telecopy, addressed as follows:

          If to the Corporation:

           Mercantile Bankshares Corporation
           Two Hopkins Plaza
           Baltimore, Maryland 21201
           Fax No. 1-410-237-5309
           Attention: John A. O'Connor, Jr.,
                     Senior Vice President and Secretary

          If to Fredericksburg:

           Fredericksburg National Bancorp, Inc.
           2403 Fall Hill Avenue
           P.O. Box 7207
           Fredericksburg, Virginia 22404-7207
           Fax No. 1-703-371-7480
           Attention: Gregory R. Bosiack, President

or to such other address as shall hereafter be provided in writing by the Corporation or Fredericksburg, respectively. Any notice or communication given pursuant to this Agreement shall be deemed to have been given on the day it is mailed.

     3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together be deemed one and the same Agreement.

     3.7 Binding Effect; No Third-Party Rights. This Agreement shall bind the Corporation and Fredericksburg and their respective successors and assigns. Other than Section 2.10, nothing in this Agreement is intended to confer upon any individual, corporation or other entity, other than the parties hereto or their respective successors, any rights or remedies under or by reason of this Agreement.

     3.8 Applicable Law. This Agreement shall be governed by the laws of Maryland.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                          MERCANTILE BANKSHARES CORPORATION


                                          By: /s/_EDWARD K. DUNN, JR.
                                              ___________________________ (SEAL)
                                              Edward K. Dunn, Jr.
                                              President


                                          FREDERICKSBURG NATIONAL BANCORP, INC.


                                          By: /s/_DUVAL Q. HICKS
                                              ___________________________ (SEAL)
                                              DuVal Q. Hicks
                                              Chairman

                 EXHIBITS A AND C AND SCHEDULES 1 THROUGH 3 TO
                             THE AGREEMENT AND PLAN
                           OF AFFILIATION AND MERGER
                                  ARE OMITTED

                                                                       EXHIBIT B

                                 PLAN OF MERGER
                                       OF
                     FREDERICKSBURG NATIONAL BANCORP, INC.
                                 WITH AND INTO
                       MERCANTILE BANKSHARES CORPORATION

     1. The Parties. Fredericksburg National Bancorp, Inc., a Virginia corporation and federally registered bank holding company ("Fredericksburg"), shall merge (the "Merger") with and into Mercantile Bankshares Corporation, a Maryland corporation and federally registered bank holding company ("Mercantile") (collectively, the "Constituent Corporations"). Mercantile shall be (and is hereinafter called when reference is made to it after the consummation of the Merger) the surviving corporation (the "Surviving Corporation").

     2. Effective Date. The Merger shall be effective on such date as may be determined in accordance with the Agreement and Plan of Affiliation and Merger described in Section 7 (the "Effective Date").

     3. Conversion and Exchange of Shares.

          (a) Each share of the common stock of Mercantile issued and outstanding immediately prior to the Effective Date shall remain issued and outstanding after the Merger as one share of common stock of the Surviving Corporation, without any action on the part of the holder thereof.

          (b) Subject to Subparagraph 3(d) below, each share of the issued and outstanding common stock of Fredericksburg (other than the shares of dissenting shareholders of Fredericksburg redeemed pursuant to Subparagraph 3(c) hereof and shares owned by Mercantile, or any direct or indirect subsidiary of Mercantile, other than in a fiduciary capacity), for all corporate purposes and without any further action on the part of the holders thereof, shall automatically become and be converted into 2.84 shares of the common stock of the Surviving Corporation. All shares of the common stock of Fredericksburg owned by Mercantile or any direct or indirect subsidiary of Mercantile, other than in a fiduciary capacity, shall, by virtue of the Merger be cancelled, and shall not be converted into common stock of the Surviving Corporation. Certificates representing shares of common stock of Fredericksburg which have been converted to shares of common stock of the Surviving Corporation shall thereafter represent shares of the common stock (and the right to cash for fractional shares) in the aforementioned proportions. Such certificates may at any time after the Effective Date be surrendered to Mercantile-Safe Deposit and Trust Company, a Maryland banking institution acting as exchange agent (the "Exchange Agent"), and exchanged by the holders thereof for new certificates representing the appropriate number of whole shares of common stock of the Surviving Corporation determined by the above conversion formula and for cash in lieu of any fractional shares as set forth in Subparagraph 3(d) below. No dividends or other distributions shall be paid on any person's converted shares until such person has been issued a new certificate in the name of the Surviving Corporation. When the new certificates have been issued, the holders thereof shall be entitled to and shall be paid, without interest, the amount of all dividends or other distributions that have theretofore, but after the Effective Date, become payable to holders of record after the Effective Date with respect to the number of whole shares of common stock represented by the certificate issued upon such surrender or exchange.

          (c) Any shares of common stock of Fredericksburg with respect to which the holder, consistently with the requirements of Article 15 of Title 13.1 of the Code of Virginia, 1950, as amended (the "Virginia Corporation Law"),
     (i) prior to the vote of stockholders on this Plan of Merger, files written notice of his intention to demand payment for his shares if the Merger is effected, (ii) effects no change in the beneficial ownership of his shares from the date of such filing through the Effective Date, (iii) refrains from voting his or her shares in favor of the Merger contemplated by this Plan of Merger, and (iv) within thirty (30) days after the delivery by the Corporation of a notice to demand payment pursuant to
     Section 13.1-734 of the Virginia Corporation Law ("Dissenter's Notice") demands payment and deposits his certificates for such shares in accordance with said Dissenter's Notice, shall be entitled to receive from Fredericksburg or the Surviving Corporation, as the case may be, in cash the fair value of his shares of the common stock of Fredericksburg, determined in accordance with the provisions of Article 15 of the Virginia Corporation Law, or any successor statute thereto, plus interest from the date his shares are deposited in accordance with the Dissenter's Notice until payment therefor.

          (d) No certificates will be issued for fractional shares of the Surviving Corporation's common stock, but, in lieu thereof, and solely as a mechanism for rounding shareholdings to whole shares, the Surviving Corporation will pay cash for such fractional shares on the basis of the closing price for Mercantile's common stock (as reported by NASDAQ/NMS) on the Effective Date (or if no closing price is reported on that date, then the closing price on the next preceding day on which there is a closing price), without interest, upon surrender of certificates of common stock of Fredericksburg representing such fractional shares No such holder shall be entitled to dividends, voting rights or any other rights of shareholders in respect of any fractional share.

     4. Articles of Incorporation and Bylaws. On the Effective Date, the Articles of Incorporation and Bylaws of Mercantile in effect immediately prior to the Effective Date shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended or restated in accordance with applicable law.

     5. Board of Directors; Officers. The directors and officers of Mercantile who hold office immediately prior to the Effective Date shall thereafter be the directors and officers of the Surviving Corporation until their successors be elected and qualify.

     6. Further Assurances. If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm the Surviving Corporation with title to any property or rights of the Constituent Corporations, or otherwise carry out the provisions hereof, the proper officers and Directors of Fredericksburg or Mercantile, as the case may be, before the Effective Date and thereafter the officers of the Surviving Corporation acting on behalf of Fredericksburg or Mercantile, as the case may be, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm the Surviving Corporation with title to such property or rights and otherwise carry out the provisions hereof.

     7. Modification and Amendment. Any of the terms and provisions of this Plan of Merger may be amended at any time prior to the Effective Date, by a writing executed by the Constituent Corporations; provided, however, that after the stockholders of Fredericksburg have approved the Plan of Merger, no amendment in this Plan of Merger shall be made that alters the conversion rate or kind of shares to be received as set forth in Paragraph 3 (except pursuant to the anti-dilution provisions contained in Section 1.5(k) of that certain Agreement and Plan of Affiliation and Merger between the Constituent Corporations dated March 29, 1994, a copy of which has been provided to each shareholder together herewith, which provision is incorporated herein by reference) or otherwise adversely affects the rights of Fredericksburg's stockholders. Action by the Executive Committee of the Board of Directors of Mercantile or by any officer of either Constituent Corporation to whom such authority has been delegated by their respective Boards of Directors shall satisfy the requirements of this paragraph.

     8. Termination and Abandonment. This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective date by the mutual consent in writing of the Constituent Corporations or otherwise in accordance with the Agreement and Plan of Affiliation and Merger referred to above.

                                                                         ANNEX B















                     OPINION OF SCOTT & STRINGFELLOW, INC.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                  [LETTERHEAD OF SCOTT & STRINGFELLOW, INC.]

                                                         , 1994

Board of Directors
Fredericksburg National Bancorp, Inc.
Fredericksburg, Virginia

Gentlemen:

     You have asked us to render our opinion relating to the fairness, from a financial point of view, to the shareholders of Fredericksburg National Bancorp, Inc. ("FNB") of the terms of an Agreement and Plan of Affiliation and Merger between Mercantile Bankshares Corporation ("Mercantile") and FNB dated March 29, 1994 and a related Plan of Merger (collectively the "Agreements"). The Agreements provide for the merger of FNB with and into Mercantile (the "Affiliation") and further provide that each share of Common Stock of FNB which is issued and outstanding immediately prior to the Effective Date of the Affiliation may be converted into and exchanged for 2.84 shares of Mercantile Common Stock.

     In developing our opinion, we have, among other things, reviewed and analyzed: (1) the Agreements; (2) the Form S-4 Registration Statement filed with the Securities and Exchange Commission in connection with the Affiliation; (3) FNB's financial statements for the four years ended December 31, 1993; (4) FNB's unaudited financial statements for the three months ended March 31, 1993 and 1994, and other internal information relating to FNB prepared by FNB's management; (5) information regarding the trading market for the common stocks of FNB and Mercantile and the price ranges within which the respective stocks have traded; (6) the relationship of prices paid to relevant financial data such as net worth, loans, deposits and earnings in certain bank and bank holding company mergers and acquisitions in Virginia in recent years; (7) Mercantile's annual reports to shareholders and its financial statements for the four years ended December 31, 1993; and (8) Mercantile's unaudited financial statements for the three months ended March 31, 1993 and 1994, and other internal information relating to Mercantile prepared by Mercantile's management. We have discussed with members of management of FNB and Mercantile the background to the Affiliation, reasons and basis for the Affiliation and the business and future prospects of FNB and Mercantile individually and as a combined entity. Finally, we have conducted such other studies, analyses and investigations, particularly of the banking industry, and considered such other information as we deemed appropriate.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the information furnished to us by or on behalf of FNB and Mercantile. We have not attempted independently to verify such information, nor have we made any independent appraisal of the assets of FNB or Mercantile. We have taken into account our assessment of general economic, financial market and industry conditions as they exist and can be evaluated at the date hereof, as well as our experience in business valuation in general.

     On the basis of our analyses and review and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions noted above, it is our opinion that, as of the date hereof the terms of the Agreements are fair from a financial point of view to the holders of FNB Common Stock.

                                                    Very truly yours,

                                                SCOTT & STRINGFELLOW, INC.

                                          By:
                                              ..................................
                                                      Gary S. Penrose
                                                     Managing Director
                                                Financial Institutions Group

                                                                         ANNEX C















                                   ARTICLE 15

                                       OF

                                   TITLE 13.1

                                     OF THE

                                 VIRGINIA STOCK

                                CORPORATION ACT

                                                                         ANNEX C

                                  ARTICLE 15.

                               DISSENTERS' RIGHTS

     Sec.13.1-729. DEFINITIONS.--In this article:

     "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

     "Dissenter" means a shareholder who is entitled to dissent from corporate action under Sec.13.1-730 and who exercises that right when and in the manner required by Sec.13.1-732 through Sec.13.1-739.

     "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

     "Shareholder" means the record shareholder or the beneficial shareholder.

     Sec.13.1-730. RIGHT TO DISSENT.--A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          1. Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Sec.13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Sec.13.1-719;

          2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

          1. The articles of incorporation of the corporation issuing such shares provide otherwise;

          2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

           a. Cash;

             b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

             c. A combination of cash and shares or membership interests as set forth in subdivisions 2a and 2b of this subsection; or

          3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in Sec.13.1-725.

     D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

          1. The proposed corporate action is abandoned or rescinded;

          2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

          3. His demand for payment is withdrawn with the written consent of the corporation.

     Sec.13.1-731. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

     Sec.13.1-732. NOTICE OF DISSENTERS' RIGHTS.--A. If proposed corporate action creating dissenters' rights under Sec.13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     B. If corporate action creating dissenters' rights under Sec.13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Sec.13.1-734.

     Sec.13.1-733. NOTICE OF INTENT TO DEMAND PAYMENT.--A. If proposed corporate action creating dissenters' rights under Sec.13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights
(i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

     B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.

     Sec.13.1-734. DISSENTERS' NOTICE.--A. If proposed corporate action creating dissenters' rights under Sec.13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of Sec.13.1-733.

     B. The dissenters' notice shall:

          1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

          2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

          4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

          5. Be accompanied by a copy of this article.

     Sec.13.1-735. DUTY TO DEMAND PAYMENT.--A. A shareholder sent a dissenters' notice described in Sec.13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to paragraph 3 of subsection B of Sec.13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

     B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

     C. A shareholder who does not demand payment and deposits his share certificates where required each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

     Sec.13.1-736. SHARE RESTRICTIONS.--A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

     B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

     Sec.13.1-737. PAYMENT.--A. Except as provided in Sec.13.1-738, within thirty days after receipt of a payment demand made pursuant to Sec.13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

     B. The payment shall be accompanied by:

          1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

          3. A statement of the dissenters' right to demand payment under Sec.13.1-739; and

          4. A copy of this article.

     Sec.13.1-738. AFTER-ACQUIRED SHARES.--A. A corporation may elect to withhold payment required by Sec.13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

     B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount of each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under Sec.13.1-739.

     Sec.13.1-739. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate (less any payment under Sec.13.1-737), or reject the corporation's offer under Sec.13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under Sec.13.1-737 or offered under Sec.13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

     B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.

     Sec.13.1-740. COURT ACTION.--A. If a demand for payment under Sec.13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth were the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

     E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     F. Each dissenter made a party to the proceeding is entitled to judgment
(i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Sec.13.1-738.

     Sec.13.1-741. COURT COSTS AND COUNSEL FEES.--A. The court in an appraisal proceeding commenced under Sec.13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under Sec.13.1-739.

     B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

          1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sec.13.1-732 through Sec.13.1-739; or

          2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

     C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

     D. In a proceeding commenced under subsection A of Sec.13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceedings, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The MGCL provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the MGCL provides that he shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.

     The Registrant's Articles of Incorporation states, as to indemnification:

          (a) The liability of directors and officers to Mercshares or its stockholders for money damages shall be limited to the maximum extent that the liability of directors and officers of Maryland corporations is permitted to be limited by Maryland law. This limitation on liability shall apply to events occurring at the time a person serves as a director or officer of Mercshares whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

          (b) To the maximum extent permitted by Maryland law, Mercshares shall indemnify its currently acting and its former directors against any and all liabilities and expenses incurred in connection with their services in such capacities, shall indemnify its currently acting and its former officers to the full extent that indemnification shall be provided to directors, and shall indemnify, to the same extent, its employees and agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise. Mercshares shall advance expenses to its directors, officers and other person referred to above to the extent permitted by Maryland law. Mercshares' Board of Directors may by Bylaw, resolution or other agreement make further provision for indemnification of directors, officers, employees and agents to the extent permitted by Maryland law.

          (c) References to Maryland law shall include the MGCL as from time to time amended. Neither the repeal or amendment of this paragraph, nor any other amendment to the Articles of Incorporation, shall eliminate or reduce the protection afforded to any person by the foregoing provisions of this paragraph with respect to any act or omission which shall have occurred prior to such repeal or amendment.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

     (a) Exhibit Index


 EXHIBIT NO.                                                        DESCRIPTION
- -------------             ------------------------------------------------------------------------------------------------
        (2)    Plan of acquisition, reorganization, arrangement, liquidation or succession.
               A.         Agreement and Plan of Affiliation and Merger dated March 29, 1994 between the Registrant and
                          Fredericksburg National Bancorp, Inc. ("FNB"), and related Plan of Merger (included as Annex A to the Prospectus and Proxy Statement)
               B.         Stock Option Agreement, dated as of March 30, 1994 between the Registrant and FNB (Incorporated by reference to Schedule 13D of the Registrant dated April 8, 1994, Exhibit 1)
        (4)    Instruments defining the rights of security holders, including indentures, charter and by-laws:
               A.         Rights Agreement dated as of September 12, 1989 between Registrant and the Rights Agent, including Form of Rights Certificate and Articles Supplementary (Incorporated by reference to
                          Form 8-K of the Registrant filed September 27, 1989, Exhibit 4-A)
               B.         First Amendment, dated as of December 31, 1989, to Rights Agreement dated as of September 12,
                          1989 between Registrant and the Rights Agent, including amended Form of Rights Certificate and amended Form of Articles Supplementary (Incorporated by reference to Form 8-K of the Registrant filed January 9, 1990, Exhibit 4-A)
               C.         Second Amendment, dated as of September 30, 1993, to Rights Agreement dated as of September 12,
                          1989 between Registrant and the Rights Agent, including amended Form of Rights Certificate
                          (Incorporated by reference to Form 8-K of the Registrant filed September 30, 1993, Exhibit 4-A)
               D.         Amendment No. 1 to Registrant's Registration Statement on Form 8-B, amending description of securities previously filed (Incorporated by reference to Form 8 filed December 20, 1991)
        (5)    Opinion regarding legality.
               Opinion of Venable, Baetjer and Howard
        (8)    Opinion regarding tax matters.
               Form of Tax Opinion of Mays & Valentine
       (16)    Letter re Change in Certifying Accountants
               (included in the consent filed as Exhibit(23)C.)
       (23)    Consent of Experts and counsel.
               A.         Consent of Coopers & Lybrand as to Registrant
               B.         Consent of Yount, Hyde & Barbour, P.C. as to FNB
               C.         Consent of Bowling, Franklin & Co. as to FNB
               D.         Consent of Venable, Baetjer and Howard (included in the opinion filed as Exhibit 5)
               E.         Consent of Mays & Valentine
               F.         Consent of Scott & Stringfellow, Inc.
       (24)    Power of Attorney.
               Power of Attorney dated August 1, 1994 of the Mercshares Board of Directors
       (99)    Additional Exhibits.
               Form of Proxy Card for FNB Annual Meeting


     (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) of this Form.

     (c) Reference is made to the opinion of Scott & Stringfellow, Inc. included as Annex C to the Prospectus and Proxy Statement.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), with respect to FNB, to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement as to FNB, and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes the information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland on August 1, 1994.


                                          MERCANTILE BANKSHARES CORPORATION

                                          By: /s/ H. FURLONG BALDWIN
                                              ..................................
                                              Name: H. Furlong Baldwin
                                              Title: Chairman of the Board
                                                     and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                  SIGNATURE                                         TITLE                              DATE
- ----------------------------------------------  ----------------------------------------------  ------------------
            /s/ H. FURLONG BALDWIN              Chairman of the Board and                           August 1, 1994
..............................................    Chief Executive Officer
              H. Furlong Baldwin                  (Principal Executive Officer)


          /s/ KENNETH A. BOURNE, JR.            Executive Vice President and Treasurer              August 1, 1994
..............................................    (Principal Financial Officer)
            Kenneth A. Bourne, Jr.


             /s/ JERRY F. GRAHAM                Vice President and Controller (Principal            August 1, 1994
..............................................    Accounting Officer)
               Jerry F. Graham


A MAJORITY OF THE BOARD OF DIRECTORS:

     Thomas M. Bancroft, Jr., Richard O. Berndt, James A. Block, George L. Bunting, Jr., Douglas W. Dodge, B. Larry Jenkins, Robert D. Kunisch, William J. McCarthy, Morris W. Offit, Christian H. Poindexter, William C. Richardson, Bishop L. Robinson, Donald J. Shepard, Brian B. Topping, Jay M. Wilson, Calman
J. Zamoiski, Jr.




By:   /s/ H. FURLONG BALDWIN                                Date: August 1, 1994
    ............................                                  ..............
          H. Furlong Baldwin
          For Himself and as
           Attorney-in-Fact

                                 EXHIBIT INDEX


  EXHIBIT NO.                                                                                                         PAGE
- ---------------                                                                                                     ---------
          (5)    Opinion regarding legality.
                 Opinion of Venable, Baetjer and Howard
          (8)    Opinion regarding tax matters.
                 Form of Tax Opinion of Mays & Valentine
         (16)    Letter re Change in Certifying Accountants (included in the consent filed as Exhibit (23)C).
         (23)    Consents of experts and counsel.
                 A. Consent of Coopers & Lybrand as to the Registrant
                 B. Consent of Yount, Hyde & Barbour, P.C. as to FNB
                 C. Consent of Bowling, Franklin & Co. as to FNB
                 D. Consent of Venable, Baetjer and Howard (included in the opinion filed as Exhibit 5)
                 E. Consent of Mays & Valentine
                 F. Consent of Scott & Stringfellow, Inc.
         (24)    Power of Attorney.
                 Power of Attorney dated August 1, 1994 of the Mercshares Board of Directors
         (99)    Additional Exhibits.
                 Form of Proxy for FNB Annual Meeting
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